Exhibit 10.2

CERTAIN INFORMATION MARKED AS [***] HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO REGULATION S-K, BECAUSE IT IS NOT MATERIAL AND/OR THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION

LOAN AGREEMENT
Dated as of November 10, 2026
Among
GCDC PURCHASER PHASE 3 LLC,
as Borrower,
and
CITIBANK, N.A., as Administrative Agent,
and
THE LENDERS FROM TIME TO TIME PARTY HERETO,
collectively, as Lender,
and
CITIGROUP GLOBAL MARKETS INC.,
as Sole Bookrunner,
and
CITIGROUP GLOBAL MARKETS INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arranger

and

CITIBANK, N.A., as Syndication Agent

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TABLE OF CONTENTS
Section 1.1.    Definitions    1
Section 1.2.    Principles of Construction All references to Sections and schedules are to Sections and schedules in or to this Agreement unless otherwise specified    56
ARTICLE II GENERAL TERMS    57
Section 2.1.    Loan Commitment; Disbursement to Borrower    57
2.1.1.    Agreement to Lend and Borrow    57
2.1.2.    No Reborrowings    57
2.1.3.    Intentionally Omitted    57
2.1.4.    The Note, Mortgage and Loan Documents    57
2.1.5.    Use of Proceeds    57
2.1.6.    Components of the Loan    57
Section 2.2.    Interest Rate    58
2.2.1.    Interest Rate    58
2.2.2.    Interest Calculation    58
2.2.3.    Default Rate    58
2.2.4.    Usury Savings    58
2.2.5.    Determination of Interest Rate.    59
2.2.6.    Additional Costs    62
2.2.7.    Interest Rate Protection Agreement.    62
Section 2.3.    Loan Payment    66
2.3.1.    Monthly Debt Service Payments    66
2.3.2.    Payments Generally    67
2.3.3.    Payment on Maturity Date    67
2.3.4.    Late Payment Charge    67
2.3.5.    Method and Place of Payment    67
Section 2.4.    Prepayments    67
2.4.1.    Voluntary Prepayments    67
2.4.2.    Mandatory Prepayments    68
2.4.3.    Prepayments After Default    69
2.4.4.    Application of Interest and Prepayments to Notes    69
2.4.5.    Exit Fee    69
2.4.6.    Interest Rate Protection Agreement    69
Section 2.5.    Intentionally Omitted    69
Section 2.6.    Release of Property    69
2.6.1.    Condominium Conversion    70
2.6.2.    Intentionally Omitted    70
2.6.3.    Release on Payment in Full    70
2.6.4.    Intentionally Omitted    70
2.6.5.    Assignments of Mortgage    70
Section 2.7.    Lockbox Account/Cash Management    71
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2.7.1.    Lockbox Account    71
2.7.2.    Cash Management Account    73
2.7.3.    Payments Received under the Cash Management Agreement    74
Section 2.8.    Extension of the Initial Maturity Date    74
Section 2.9.    Withholding Taxes    75
Section 2.10.    Mezzanine Loan    79
ARTICLE III INTENTIONALLY OMITTED    81
ARTICLE IV REPRESENTATIONS AND WARRANTIES    81
Section 4.1.    Borrower Representations    81
4.1.1.    Organization    81
4.1.2.    Proceedings    81
4.1.3.    No Conflicts    81
4.1.4.    Litigation    82
4.1.5.    Agreements    82
4.1.6.    Title    82
4.1.7.    Solvency    83
4.1.8.    Power    83
4.1.9.    No Plan Assets    83
4.1.10.    Compliance    84
4.1.11.    Financial Information    84
4.1.12.    Condemnation    85
4.1.13.    Federal Reserve Regulations    85
4.1.14.    Utilities and Public Access    85
4.1.15.    Not a Foreign Person    85
4.1.16.    Separate Lots    85
4.1.17.    Assessments    85
4.1.18.    Enforceability    85
4.1.19.    No Prior Collateral Assignment    86
4.1.20.    Insurance    86
4.1.21.    Use of Property    86
4.1.22.    Certificate of Occupancy; Licenses    86
4.1.23.    Flood Zone    86
4.1.24.    Physical Condition    87
4.1.25.    Boundaries    87
4.1.26.    Leases    87
4.1.27.    Survey    88
4.1.28.    Principal Place of Business; State of Organization    88
4.1.29.    Filing and Recording Taxes    88
4.1.30.    Special Purpose Entity/Separateness    89
4.1.31.    Management Agreement    94
4.1.32.    Illegal Activity    94
4.1.33.    No Change in Facts or Circumstances; Disclosure    95
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4.1.34.    Investment Company Act    95
4.1.35.    Embargoed Person    95
4.1.36.    Cash Management Account    95
4.1.37.    Reciprocal Easement Agreement    96
4.1.38.    Equipment, Fixtures and Personal Property    96
4.1.39.    Full and Accurate Disclosure    97
4.1.40.    Underwriting Representations    97
Section 4.2.    Survival of Representations    97
Section 4.3.    ERISA Representations of Lender    97
ARTICLE V BORROWER COVENANTS    98
Section 5.1.    Affirmative Covenants    98
5.1.1.    Existence; Compliance with Legal Requirements    98
5.1.2.    Taxes and Other Charges    99
5.1.3.    Litigation    100
5.1.4.    Access to Properties    100
5.1.5.    Notice of Default    101
5.1.6.    Cooperate in Legal Proceedings    101
5.1.7.    Perform Loan Documents    101
5.1.8.    Award and Insurance Benefits    101
5.1.9.    Further Assurances    101
5.1.10.    Supplemental Mortgage Affidavits    102
5.1.11.    Financial Reporting    102
5.1.12.    Business and Operations    106
5.1.13.    Title to the Property    106
5.1.14.    Costs of Enforcement    106
5.1.15.    Estoppel Statement    107
5.1.16.    Loan Proceeds    107
5.1.17.    Intentionally Omitted    107
5.1.18.    Intentionally Omitted    107
5.1.19.    Intentionally Omitted    107
5.1.20.    Leasing Matters    107
5.1.21.    Alterations    109
5.1.22.    Operation of Property    111
5.1.23.    Power Agreement    112
5.1.24.    Intentionally Omitted    112
5.1.25.    Updated Appraisal    112
5.1.26.    Principal Place of Business, State of Organization    112
5.1.27.    Embargoed Person    113
5.1.28.    Special Purpose Entity/Separateness    113
5.1.29.    Access Laws    114
Section 5.2.    Negative Covenants    114
5.2.1.    Operation of Property    114
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5.2.2.    Liens; Utility and Other Easements    115
5.2.3.    Dissolution; Amendment of Organizational Documents    116
5.2.4.    Change in Business    116
5.2.5.    Debt Cancellation    117
5.2.6.    Zoning    117
5.2.7.    No Joint Assessment    117
5.2.8.    Principal Place of Business and Organization    117
5.2.9.    Intentionally Omitted    118
5.2.10.    Transfers    118
5.2.11.    Indebtedness    123
5.2.12.    REA    123
5.2.13.    ERISA Matters    123
5.2.14.    Leasing Matters    123
ARTICLE VI INSURANCE; CASUALTY; CONDEMNATION    124
Section 6.1.    Insurance    124
Section 6.2.    Casualty    129
Section 6.3.    Condemnation    130
Section 6.4.    Restoration    131
ARTICLE VII RESERVE FUNDS    137
Section 7.1.    Intentionally Omitted    137
Section 7.2.    Tax and Insurance Reserve Funds    137
7.2.1.    Tax and Insurance Reserve Funds    137
Section 7.3.    Intentionally Omitted    139
Section 7.4.    Intentionally Omitted.    139
Section 7.5.    Excess Cash Flow Reserve Fund    139
7.5.1.    Deposits to Excess Cash Flow Reserve Account    139
7.5.2.    Release of Excess Cash Flow Reserve Funds    139
Section 7.6.    Intentionally Omitted.    141
Section 7.7.    Intentionally Omitted.    141
Section 7.8.    Lease Termination Payment Reserve Fund.    141
Section 7.9.    Intentionally Omitted    142
Section 7.10.    Letter of Credit    142
Section 7.11.    Reserve Accounts Generally    143
ARTICLE VIII DEFAULTS    144
Section 8.1.    Event of Default    144
Section 8.2.    Remedies    149
Section 8.3.    Remedies Cumulative; Waivers    150
ARTICLE IX SPECIAL PROVISIONS    150
Section 9.1.    Securitization.    150
9.1.1.    Sale of Notes and Securitization    150
9.1.2.    Splitting the Loan    151
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9.1.3.    Intentionally Omitted.    152
9.1.4.    Syndication Costs    152
9.1.5.    Participations    152
9.1.6.    Assignments    153
9.1.7.    Intentionally Omitted.    153
9.1.8.    Central Bank Pledges    154
Section 9.2.    Exculpation    154
Section 9.3.    Matters Concerning Manager    158
Section 9.4.    Retention of Servicer; Custodian    158
Section 9.5.    Administrative Agent Fee    158
ARTICLE X MISCELLANEOUS    158
Section 10.1.    Survival    158
Section 10.3.    Governing Law    159
Section 10.4.    Modification, Waiver in Writing    160
Section 10.5.    Delay Not a Waiver    161
Section 10.6.    Notices    161
Section 10.7.    Trial by Jury    162
Section 10.8.    Headings    163
Section 10.9.    Severability    163
Section 10.10.    Preferences    163
Section 10.11.    Waiver of Notice    163
Section 10.12.    Remedies of Borrower    163
Section 10.13.    Expenses; Indemnity    164
Section 10.14.    Schedules Incorporated    165
Section 10.15.    Offsets, Counterclaims and Defenses    165
Section 10.16.    No Joint Venture or Partnership; No Third Party Beneficiaries    165
Section 10.17.    Publicity    166
Section 10.18.    Waiver of Marshalling of Assets    166
Section 10.19.    Waiver of Counterclaim    166
Section 10.20.    Conflict; Construction of Documents; Reliance    166
Section 10.21.    Brokers and Financial Advisors    167
Section 10.22.    Prior Agreements; Notice to Borrower    167
Section 10.23.    Joint and Several Liability    167
Section 10.24.    Register    167
Section 10.25.    Certain Additional Rights of Lender (VCOC)    168
Section 10.26.    Intentionally Omitted    169
Section 10.27.    Use of Borrower Provided Information    169
Section 10.28.    Borrower Affiliate Lender    169
Section 10.29.    TRS Transfer    170
Section 10.30.    Approvals and Consents.    171
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Section 10.31.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    174
Section 10.32.    Pre-Negotiation Agreement    175
Section 10.33.    Discounted Payoff    175
Section 10.34.    Counterparts; Electronic Signatures    176
Section 10.35.    Acknowledgment Regarding Any Supported QFCs.    176
ARTICLE XI ADMINISTRATIVE AGENT AND CO-LENDER PROVISIONS    177
Section 11.1.    Appointment and Authorization    178
Section 11.2.    Citi as Lender    179
Section 11.3.    Collateral Matters; Protective Advances.    179
Section 11.4.    Post Foreclosure Plans    181
Section 11.5.    Approvals of Lenders    182
Section 11.6.    Notice of Events of Default    182
Section 11.7.    Administrative Agent’s Reliance    182
Section 11.8.    Indemnification of Administrative Agent    183
Section 11.9.    Lender Credit Decision, Etc    184
Section 11.10.    Successor Administrative Agent    185
Section 11.11.    No Set Offs    186
Section 11.12.    Defaulting Lenders.    186
Section 11.13.    Titled Agents    188
Section 11.14.    Allocation of Proceeds    188
Section 11.15.    Electronic Delivery of Certain Information    188
Section 11.16.    Possession of Documents    189
Section 11.17.    Standard of Care    189
Section 11.18.    Distribution of Payments    189
Section 11.19.    Erroneous Payments.    190

SCHEDULES AND EXHIBITS
Schedule 1.1(a)    –    Intentionally Omitted
Schedule 1.1(b)    –    Existing Management Agreement
Schedule 1.1(c)    –    Intentionally Omitted
Schedule 1.1(d)    –    Preapproved Alterations
Schedule 1.1(e)    –    Intentionally Omitted
Schedule 1.1(f)    –    Aggregate Square Footage
Schedule 1.1(g)    –    Intentionally Omitted
Schedule 1.1(h)    –    Intentionally Omitted
Schedule 1.1(i)    –    Intentionally Omitted
Schedule 1.1(j)    –    Reciprocal Easement Agreements
Schedule 1.1(k)    –    Net Operating Income Calculation
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Schedule 1.1(l)    –    Intentionally Omitted
Schedule 1.1(m)    –    Intentionally Omitted
Schedule 1.1(n)    –    Permitted Encumbrances
Schedule 2.9    –    Section 2.9 Certificate
Schedule 4.1.1    –    Organizational Chart of Borrower
Schedule 4.1.4    –    Litigation
Schedule 4.1.5    –    Agreements
Schedule 4.1.6    –    Title
Schedule 4.1.12    –    Condemnations
Schedule 4.1.16    –    Combined Lots
Schedule 4.1.17    –    Assessments
Schedule 4.1.22    –    Zoning Issues
Schedule 4.1.26(a)    –    Leases
Schedule 4.1.26(b)    –    Rent Roll Discrepancies
Schedule 4.1.26(c)    –    Notice of Tenant Defaults Under Leases
Schedule 4.1.26(d)    –    Prepaid Rent
Schedule 4.1.26(e)    –    Outstanding Landlord Work
Schedule 4.1.26(f)    –    Rights of First Refusal or Similar Rights
Schedule 4.1.26(g)     –    Tenant Termination Rights
Schedule 4.1.28    –    Borrower Principal Place of Business
Schedule 4.1.30     –    Special Purpose Entity/Separateness
Schedule 4.1.31     –    Management Agreement
Schedule 4.1.33    –    No Change in Facts or Circumstances; Disclosure
Schedule 4.1.38    –     Equipment, Fixtures and Personal Property
Schedule 4.1.40    –    Underwriting Representations
Schedule 4.1.41    –    Intentionally Omitted
Schedule 5.1.30    –    Intentionally Omitted
Schedule 5.2.10    –    REIT Election
Schedule 5.2.14    –    Leasing Matters

Exhibit A    –    Intentionally Omitted
Exhibit B    –    Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit C    –    Form of Excess Cash Flow Guaranty
Exhibit D    –    Intentionally Omitted
Exhibit E    –    Form of Assignment and Assumption Agreement
Exhibit F    –    Form of Debt Yield Trigger Cure Guaranty
Exhibit G    –    Intentionally Omitted
Exhibit H    –    Intentionally Omitted
Exhibit I    –    Form of Pre-Negotiation Agreement

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LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of November 10, 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among CITIBANK, N.A., a national association, having an address at 388-390 Greenwich Street, 6th Floor, New York, New York 10013 (together with its successors and assigns, “Citi”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 401 S. Tryon Street, 8th Floor, Charlotte, North Carolina 28202 (together with its successors and assigns, “WFB”, and together with Citi, individually or collectively, as the context may require, together with their respective successors and assigns, “Lender”), CITIBANK, N.A., a national banking association, having an address at 388-390 Greenwich Street, 6th Floor, New York, New York 10013, in its capacity as administrative agent for Lender (together with its successors and assigns, “Administrative Agent”), CITIGROUP GLOBAL MARKETS INC., as Sole Bookrunner (in such capacity, the “Sole Bookrunner”), CITIGROUP GLOBAL MARKETS INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, collectively, as Joint Lead Arranger (in such capacity, the “Joint Lead Arranger”), CITIBANK, N.A., a national association, as Syndication Agent (in such capacity, the “Syndication Agent”), and GCDC PURCHASER PHASE 3 LLC, a Delaware limited liability company, having its principal place of business at 150 North Riverside Plaza, 37th Floor, Chicago, Illinois 60606 (“Borrower”).
W I T N E S S E T H:
WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and
WHEREAS, Administrative Agent is willing to administer, and Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).
NOW THEREFORE, in consideration of the administering and making of the Loan by Administrative Agent and Lender, as applicable, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Acceptable Counterparty” shall mean a counterparty to the Interest Rate Protection Agreement (or the guarantor of such counterparty’s obligations) that is, on the trade date of each transaction under such Interest Rate Protection Agreement, a Lender or Affiliate thereof, provided that if an Interest Rate Protection Agreement includes transactions contemplated in any Interest Rate Cap Agreement, “Acceptable Counterparty” shall also include any other financial institution that has and shall maintain (i) a long-term senior unsecured debt or

4916-7727-3048v.12

counterparty rating of at least A3 from Moody’s or (ii) a long-term senior unsecured debt or counterparty rating of at least A- by S&P.
“Access Laws” shall have the meaning set forth in the definition of “Legal Requirements”.
“Acquisition Date” shall mean the Closing Date.
“Additional Administrative Agent Decision” shall have the meaning set forth in Section 10.30(a) hereof.
“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.
“Additional Insolvency Opinion Condition” shall mean that the aggregate amounts guaranteed pursuant to all Ancillary Guaranties, TI Guarantees, the Unfunded Obligations Guaranty and Letters of Credit provided by any Insolvency Opinion Affiliate (or any Affiliate thereof that is also an Insolvency Opinion Affiliate), is in an aggregate amount equal to or greater than fifteen percent (15%) of the Outstanding Loan Amount.
“Additional Interest” shall have the meaning set forth in Section 2.4.1(a) hereof.
“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof, together with its successors and assigns.
“Administrative Agent Decisions” shall have the meaning set forth in Section 10.30(a) hereof.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Properties” shall have the meaning set forth in Section 9.1.2(b) hereof.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an affiliate of such Person.
“Affiliate Lender” shall have the meaning set forth in Section 10.28 hereof.
“Affiliate Manager” shall mean any Manager in which Borrower, SPE Constituent Entity, Pledgor or Guarantor Controls or has, directly or indirectly, fifty percent (50%) or more of the legal, beneficial or economic interest therein.
“Agent” shall mean the “Cash Management Bank” under the Cash Management Agreement.

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“Aggregate LTV Ratio” shall mean the ratio of (a) (i) the Outstanding Loan Amount as of the date of the closing of the Mezzanine Loan, plus (ii) the principal amount of the Mezzanine Loan (including any undisbursed funds) to (b) the value of the Property as determined pursuant to the appraisal ordered by Lender in connection with the closing of the Mezzanine Loan.
“Aggregate Square Footage” shall mean the aggregate Raised Square Footage in any of the improvements at the Property. As of the Closing Date, the Aggregate Square Footage of the Property is as set forth on Schedule 1.1(f) hereof.
“Agreement” shall have the meaning set forth in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alterations” shall have the meaning set forth in Section 5.1.21(a) hereof.
“Alterations Deposit” shall have the meaning set forth in Section 5.1.21(b) hereof.
“Alterations Guarantor” shall mean any of (i) Guarantor, (ii) one or more Replacement Sponsor Guarantors, (iii) one or more Replacement Affiliate Guarantors, or (iv) from and after a substitution in accordance with the terms hereof and of the Alterations Guaranty, any Replacement Guarantor.
“Alterations Guaranty” shall have the meaning set forth in Section 5.1.21(b) hereof.
“Alterations Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Alterations Threshold Amount” shall mean five percent (5%) of the sum of the original principal amount of the Loan and, if applicable, any Mezzanine Loan.
“Alternate Index Rate” shall mean with respect to any Benchmark Transition Event the sum of: (a) the alternate benchmark rate that has been selected by Lender (after consultation with Borrower) giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated stand-alone floating rate balance sheet loans with sponsors similar to Sponsor at such time and (b) the Alternate Rate Spread Adjustment, provided, that, in no event shall the Alternate Index Rate for any Interest Period be deemed to be less than zero.
“Alternate Rate” shall mean, with respect to each Interest Period, the per annum rate of interest of the Alternate Index Rate, determined as of the applicable Determination Date plus the Spread for each Component.

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“Alternate Rate Loan” shall mean the Loan at such time as interest thereon accrues at a per annum rate of interest equal to the Alternate Rate for the Note (or each Component, as applicable).
“Alternate Rate Spread Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Alternate Index Rate, an amount (which may be a positive or negative value or zero) equal to the difference (expressed as the number of basis points) between (1) the average value of the then-current Benchmark during the ninety (90) day period ending as of the most recent Determination Date for which such Benchmark was available and (2) the average value of the applicable Unadjusted Alternate Index Rate during such period.
“Ancillary Guarantor” shall mean, individually or collectively, as the context requires, Alterations Guarantor, Excess Cash Flow Guarantor and Debt Yield Trigger Cure Guarantor (in each case, only to the extent such entity has delivered the applicable Ancillary Guaranty in accordance with the terms of this Agreement and such Ancillary Guaranty has not terminated pursuant to its terms).
“Ancillary Guaranty” shall mean, individually or collectively, as the context requires, (a) the Alterations Guaranty, (b) the Excess Cash Flow Guaranty and (c) the Debt Yield Trigger Cure Guaranty (in each case, only to the extent delivered in accordance with the terms of this Agreement).
“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures by Borrower, for the Property prepared by or on behalf of Borrower in accordance with Section 5.1.11(e) hereof for the annual budgeting period.
“Annual Financial Statement” shall have the meaning set forth in Section 5.1.11(b) hereof.
“Applicable Index Rate” shall mean, (i) Term SOFR, (ii) the Unadjusted Alternate Index Rate if the Loan is an Alternate Rate Loan, or (iii) the Prime Index Rate if the Loan is a Prime Rate Loan.
“Applicable Similar Law” shall have the meaning set forth in Section 4.1.9 hereof.
“Approval Standards” shall have the meaning set forth in Section 10.30(e) hereof.
“Approved Accounting Principles” shall mean (a) GAAP or (b) such other consistently applied accounting basis that is acceptable to Lender.
“Approved Alterations” shall have the meaning set forth in Section 5.1.21(a) hereof.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(e) hereof.

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“Approved Borrower Sub” shall have the meaning set forth in Section 5.2.10(f) hereof.
“Approved Control Party” shall mean (x) one or more entities comprising Sponsor, or (y) following a Public Sale, the applicable Public Vehicle.
“Approved Drop Downs” shall have the meaning set forth in Section 5.2.10(f) hereof.
“Assignee” shall have the meaning set forth in Section 9.1.6 hereof.
“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement among Lender, an Assignee and Administrative Agent, substantially in the form of Exhibit E attached hereto.
“Assignment of Interest Rate Protection Agreement” shall have the meaning set forth in Section 2.2.7(a) hereof.
“Assignment of Management Agreement” shall mean (i) that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Closing Date, by and among Lender, Borrower and Existing Manager, as manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (ii) upon execution of the Stack Management Agreement, that certain Assignment of Management Agreement and Subordination of Management Fees, by and among Lender, Borrower and Stack substantially in the form attached hereto as Exhibit G-2.
“Assignment of Transition Services Agreement” shall mean that certain Assignment of Transitions Services Agreement and Subordination of Transition Services Fees, dated as of the Closing Date, by and among Lender, Borrower and Corscale, as manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority to Borrower or any of its Affiliates in connection with a Condemnation with respect to all or any part of the Property.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EEA Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

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Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person under the Bankruptcy Code; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors. A Bankruptcy Action shall automatically cease upon a Bankruptcy Action Cure to the extent such Bankruptcy Action is eligible to be cured in accordance with the definition of “Bankruptcy Action Cure”.
“Bankruptcy Action Cure” shall mean, in the event of an involuntary Bankruptcy Action that was not consented to by Borrower, any SPE Constituent Entity or Pledgor, such Bankruptcy Action being discharged, stayed or dismissed within ninety (90) days of the filing thereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state or foreign bankruptcy or insolvency law.
“Benchmark” shall mean (i) initially, the Term SOFR Reference Rate for a one-month tenor; and (ii) on and after the conversion to an Alternate Index Rate pursuant to Section 2.2.5 hereof, the Alternate Index Rate determined in accordance with the terms and conditions hereof.
“Benchmark Replacement Condition” shall mean either (i) an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Administrative Agent) obtained at Borrower’s costs and expense or (ii) formal guidance issued by the IRS that such conversion will comply with REMIC requirements.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information

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referenced therein and (b) the date on which the administrator of the Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.
Notwithstanding the foregoing, if the Loan is included in a REMIC Trust, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Condition or waiver thereof by Administrative Agent.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

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“Benchmark Unavailability Period” shall mean unless and until an Alternate Index Rate is implemented with respect to the then-current Benchmark pursuant to Section 2.2.5(d) (rather than pursuant to Section 2.2.5(b)), each Interest Period (if any) for which Administrative Agent determines that (a) adequate and reasonable means do not exist for ascertaining Term SOFR (or the then-current Benchmark if the Loan is then an Alternate Rate Loan) (including, if the Benchmark is the Term SOFR Reference Rate, that Term SOFR cannot be determined in accordance with the definition thereof) or (b) that it is unlawful to use the then-current Benchmark to determine the applicable Interest Rate for any Interest Period.
“Blue Owl” shall mean (i) Blue Owl Capital Inc., a Delaware corporation, (ii) Blue Owl Real Estate Capital LLC, an Illinois limited liability company, (iii) Blue Owl Digital Infrastructure Advisors LLC, a Delaware limited liability company, (iv) Blue Owl Digital Infrastructure Trust Advisors LLC, a Delaware limited liability company, (v) Blue Owl Real Estate Debt Advisors LLC, a Delaware limited liability company or (vi) any other registered investment advisor that is Controlled by any of the foregoing.
“Blue Owl Fund Entity” shall mean any entity comprising Blue Owl, or any successor thereto, together with any investment fund or vehicle, parallel partnership, alternative investment vehicle, investment trust, pension fund, insurance company or separately managed account sponsored, controlled, managed or advised by it or its Affiliate(s), and any co-investment or managed accounts or vehicles Controlled, managed or advised by any of the foregoing entities or their Affiliate(s).
“BNB Lease” shall mean a Lease (or an amendment to or expansion of any existing Lease) which has been executed but for which Rent payments have not yet commenced (i.e., a booked-but-not-billed Lease), including, without limitation, a Lease for a new space or power ramp on an existing Lease.
“BODI Fund III” shall mean, collectively, Blue Owl Digital Infrastructure Fund III-A LP, a Delaware limited partnership; Blue Owl Digital Infrastructure Fund III-B LP, a Delaware limited partnership; Blue Owl Digital Infrastructure Fund III-C LP, a Delaware limited partnership; Blue Owl Digital Infrastructure Fund III-A (AIV) LP, a limited partnership registered in the Isle of Jersey; Blue Owl Digital Infrastructure Fund III-B (AIV) LP, a limited partnership registered in the Isle of Jersey; Blue Owl Digital Infrastructure Fund III-C (AIV) LP, a limited partnership registered in the Isle of Jersey; Blue Owl Digital Infrastructure Fund III-A (Cayman AIV) LP, a Cayman exempted limited partnership; Blue Owl Digital Infrastructure Fund III-B (Cayman AIV) LP, a Cayman exempted limited partnership; and Blue Owl Digital Infrastructure Fund III-C (Cayman AIV) LP, a Cayman exempted limited partnership.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with each such Person’s successors and permitted assigns.
“Borrower Reporting Update” shall have the meaning set forth in Section 5.1.11(l) hereof.
“Breakage Costs” shall have the meaning set forth in Section 2.2.5(h) hereof.

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“Budget Submission Date” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Build-Out Costs” shall mean Capital Expenditures, tenant improvement costs or other development costs (including soft costs) required to be incurred pursuant to or in order to satisfy obligations under Leases (including BNB Leases).
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following are not open for business: (i) national banks in New York, New York, (ii) the New York Stock Exchange, (iii) the Federal Reserve Bank of New York or (iv) provided that Borrower shall have received written notice thereof (which written notice, in the case of any determination of any Payment Date or the date upon which any other payment hereunder is required to be made pursuant to Section 2.3.2 shall have been delivered to Borrower not less than thirty (30) days prior to such date), the principal place of business of (A) Administrative Agent, and (B) Agent, the Lockbox Bank or the financial institution that maintains any Reserve Account.
“Cap Account” shall mean the Lockbox Account.
“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under Approved Accounting Principles (including expenditures for building improvements, replacements or major repairs, leasing commissions, tenant improvements and other capitalized soft costs).
“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.
“Cash Management Agreement” shall mean the Closing Date Cash Management Agreement or any Replacement Cash Management Agreement, as applicable, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Cash Sweep Cure Date” shall mean the first date following the occurrence of a Cash Sweep Event on which (i) with respect to a Cash Sweep Event caused by a Debt Yield Trigger Event, a Debt Yield Trigger Event Cure has taken place, (ii) with respect to a Cash Sweep Event caused by an Event of Default, no Event of Default is continuing, (iii) with respect to a Cash Sweep Event caused by a Mezzanine Loan Event of Default, no Mezzanine Loan Event of Default is continuing or (iv) with respect to a Cash Sweep Event as a result of a Single Tenant Lease Trigger Event, a Single Tenant Lease Trigger Event Cure has taken place. Notwithstanding the foregoing, in no instance shall a Cash Sweep Event be deemed to expire in the event that any other Cash Sweep Event then exists.
“Cash Sweep Event” shall mean the occurrence of: (a) an Event of Default; (b) a Mezzanine Loan Event of Default; (c) a Debt Yield Trigger Event; or (d) a Single Tenant Lease Trigger Event.

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“Cash Sweep Period” shall mean the period commencing on the occurrence of a Cash Sweep Event and terminating on the Cash Sweep Cure Date.
“Cash Sweep Period Instructions” shall have the meaning set forth in Section 2.7.1(b) hereof.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.
“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.
“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 6.4(f) hereof.
“Casualty/Condemnation Threshold Amount” shall mean ten percent (10%) of the sum of the Outstanding Loan Amount and, if applicable, the Outstanding Mezzanine Loan Amount.
“Cause” shall mean, with respect to an Independent Director, (a) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (b) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any applicable law, (c) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (d) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director”, (e) the death or incapacity of such Independent Director or (f) any other reason for which the prior written consent of Administrative Agent shall have been obtained.
“Central Bank Pledge” shall have the meaning set forth in Section 9.1.8 hereof.
“Certificate of Rent Roll” shall mean a Certificate of Rent Roll, dated as of the Closing Date, certifying and attaching a rent roll for the Property, which rent roll shall not be dated any earlier than the month prior to the Closing Date.
“Citi” shall have the meaning set forth in the introductory paragraph hereto.
“Closing Date” shall mean the date of this Agreement.
“Closing Date Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the Closing Date, by and between Borrower and Administrative Agent and acknowledged and agreed to by Existing Manager, as the same may be subsequently joined to or assumed by Agent.

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“Closing Date Debt Yield” shall mean 9.14%.
“Closing Date Lockbox Agreement” shall mean that certain Blocked Account Control Agreement, dated on or about the Closing Date, among Borrower, Administrative Agent and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” shall mean, collectively, whether now or hereafter acquired, (a) the Property and the Collateral (as defined in the Mortgage), (b) Borrower’s rights in the Management Agreement and Transition Services Agreement, as applicable, each as more particularly described in the Management Agreement and the Transition Services Agreement, as applicable, (c) the Collateral (as defined in the Sole Member Pledge Agreement) and (d) any other asset subject to the Lien of the Mortgage.
“Collective Group” shall mean, collectively, Borrower, SPE Constituent Entity and Pledgor.
“Commitment” shall mean, as to each Lender, its Pro Rata Share of the Loan, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.
“Competitor” shall mean (i) any direct competitor of Blue Owl, Guarantor, Sponsor, or any of their respective Affiliates that is primarily engaged in the business of owning or operating commercial real estate in the ordinary course; provided that Affiliates of such competitors that are regularly engaged in the business of commercial real estate lending, including Affiliates of such competitors who regularly purchase commercial real estate debt securities, shall not be “Competitors” and (ii) any prohibited transfer parties under any Lease or competitors of such Tenant or Parent Guarantor, including the respective Affiliates of any such competitors or prohibited transfer parties.
“Component” shall have the meaning set forth in Section 2.1.6 hereof.
“Component Spread” shall have the meaning set forth in Section 2.1.6 hereof.
“Componentization Event” shall mean any syndication of the Loan involving an A/B or senior/subordinate structure. For the avoidance of doubt, (a) no Componentization Event shall occur without the consent of Borrower, which consent may be granted or withheld in Borrower’s reasonable discretion and (b) a Componentization Event shall be applicable only to the Loan.
“Componentization Notice” shall have the meaning set forth in Section 2.1.6 hereof.

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“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.
“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Condominium Conversion” shall have the meaning set forth in Section 2.6.1 hereof.
“Conforming Changes” shall mean, with respect to the use, administration, adoption or implementation of any Alternate Index Rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Determination Date”, “Interest Period,” and “U.S. Government Securities Business Day,” preceding and succeeding business day conventions and other administrative or operational matters, timing and frequency of determining rates and other administrative matters, but expressly excluding changes to the frequency of making payments of interest) that Administrative Agent determines (after consultation with Borrower) are necessary to reflect the adoption and implementation of such Alternate Index Rate in a manner consistent with market practice for U.S. dollar-denominated floating rate balance sheet loans at such time with sponsors similar to Sponsor (or, if Administrative Agent decides (after consultation with Borrower) that adoption of any portion of such market practice is not administratively feasible for Administrative Agent, in such other manner of administration as Administrative Agent (after consultation with Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided, in each case, in no event shall Conforming Changes (a) result in an increase to (x) the number of days between the Payment Date and the end of the applicable Interest Period or (y) the Interest Rate in effect immediately prior to the adoption of such Conforming Changes other than a change due to the Alternate Rate Spread Adjustment or (b) amend the Payment Date.
“Consent Request Date” shall have the meaning set forth in Section 10.30(f) hereof.
“Consumer Price Index” shall mean the All Items Consumer Price Index for all Urban Consumers (CPI-U) for the US City Average, 1982-84=100, as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise; provided that customary major decisions rights of holders of direct or indirect interests in Borrower shall not constitute “Control” by such holders nor shall such major decision rights negate “Control” by the party that

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is subject to such major decision rights. “Controlled” and “Controlling” shall have correlative meanings.
“Converted Interest Rate Protection Agreement” shall have the meaning set forth in Section 2.2.7(g)(i) hereof.
“Corscale” shall mean Corscale, LLC, a Delaware limited liability company.
“Covered Party” shall have the meaning set forth in Section 10.35 hereof.
“Debt” shall mean the Outstanding Loan Amount, together with all interest accrued and unpaid thereon, and all other sums due to Administrative Agent and Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.
“Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments due under this Agreement and the Note.
“Debt Service Coverage Ratio” shall mean a ratio in which (a) the numerator is the Net Operating Income and (b) the denominator is the aggregate amount of Debt Service and Mezzanine Debt Service that would be payable pursuant to this Agreement and, if there is a Mezzanine Loan outstanding at such time, the Mezzanine Loan Agreement during the twelve (12) month period following the date of calculation calculated (I) using (A) with respect to the Loan, (i) the Outstanding Loan Amount as of the applicable date of determination and (ii) an Interest Rate calculated based on the sum of (x) (I) the Weighted Average Spread, if the Loan is a SOFR Loan, (II) the Prime Rate Spread, if the Loan is a Prime Rate Loan and (III) the Weighted Average Spread plus the Alternate Rate Spread Adjustment, if the Loan is an Alternate Rate Loan, as applicable and (y) the applicable Strike Price and (B) with respect to the Mezzanine Loan, if any, (i) the Outstanding Mezzanine Loan Amount as of the applicable date of determination and (ii) an Interest Rate (as defined in the Mezzanine Loan Agreement) calculated based on the sum of (x)(I) the Spread (as defined in the Mezzanine Loan Agreement, if the Mezzanine Loan is a SOFR Loan (as defined in the Mezzanine Loan Agreement)), (II) the Prime Rate Spread (as defined in the Mezzanine Loan Agreement), if the Mezzanine Loan is a Prime Rate Loan (as defined in the Mezzanine Loan Agreement) and (III) the Spread (as defined in the Mezzanine Loan Agreement) plus the Alternate Rate Spread Adjustment (as defined in the Mezzanine Loan Agreement), if the Mezzanine Loan is an Alternate Rate Loan (as defined in the Mezzanine Loan Agreement), as applicable, and (y) the applicable Strike Price (as defined in the Mezzanine Loan Agreement).
“Debt Yield” shall mean, as of any date of determination, a fraction (a) the numerator of which is the Net Operating Income calculated as of such date and (b) the denominator of which is the aggregate of (x) the then Outstanding Loan Amount as of such date and (y) if there is a Mezzanine Loan outstanding at such time, the then Outstanding Mezzanine Loan Amount as of such date (provided, that if there is a Mezzanine Loan outstanding and such Mezzanine Loan has been the subject of a Discounted Payoff, then the Outstanding Mezzanine

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Loan Amount shall be deemed reduced by the amount of such Mezzanine Loan retired in connection with the related Discounted Payoff).
“Debt Yield Cure Collateral” shall have the meaning set forth in the definition of “Debt Yield Trigger Event Cure” hereof.
“Debt Yield Determination Date” shall mean the date of Borrower’s delivery to Lender of the quarterly financial reporting set forth in Section 5.1.11(d) hereof (or if Borrower shall fail to deliver to Lender such financial reporting set forth in Section 5.1.11(d) hereof by the deadlines set forth in Section 5.1.11(d) hereof, such date as selected by Lender to reflect such period as would have been covered in the quarterly financial reporting set forth in Section 5.1.11(d) if the same was delivered by the deadlines set forth in Section 5.1.11(d) hereof).
“Debt Yield Threshold” shall mean 7.10%.
“Debt Yield Trigger Cure Guarantor” shall mean any of (i) Guarantor, (ii) one or more Replacement Sponsor Guarantor(s) or (iii) one or more Replacement Affiliate Guarantors.
“Debt Yield Trigger Cure Guaranty” shall have the meaning ascribed to such term in the definition of “Debt Yield Trigger Event Cure” hereof.
“Debt Yield Trigger Cure Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Debt Yield Trigger Cure Prepayment Amount” shall mean the aggregate amount of the Loan and/or the Mezzanine Loan that if prepaid would result in a Debt Yield at least equal to the Debt Yield Threshold.
“Debt Yield Trigger Event” shall mean that, as of any Debt Yield Determination Date, the Debt Yield for any calendar quarter immediately preceding such Debt Yield Determination Date is less than the Debt Yield Threshold.
“Debt Yield Trigger Event Cure” shall mean the occurrence of any of the following: (i) the Debt Yield, as determined as of the first day of each of any two (2) consecutive calendar quarters following the occurrence of the applicable Debt Yield Trigger Event is no less than the Debt Yield Threshold, (ii) Borrower prepays the Loan in an amount equal to Lender’s Allocation of the Debt Yield Trigger Cure Prepayment Amount and, if a Mezzanine Loan is outstanding, the Mezzanine Borrower prepays the Mezzanine Loan in an amount equal to Lender’s Allocation (as defined in the Mezzanine Loan Agreement) of the Debt Yield Trigger Cure Prepayment Amount (provided that in the event of a prepayment pursuant to this clause (ii), the Debt Yield Trigger Period shall cease upon such prepayment without any obligation to wait two (2) consecutive calendar quarters), (iii) Debt Yield Trigger Cure Guarantor delivers to Lender a guarantee in form and substance of the Debt Yield Trigger Cure Guaranty attached as Exhibit F hereto or otherwise reasonably acceptable to Administrative Agent (the “Debt Yield Trigger Cure Guaranty”) which Debt Yield Trigger Cure Guaranty shall (1) be in an amount equal to Lender’s Allocation of the Debt Yield Trigger Cure Prepayment Amount and (2) if the

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Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Lender, which takes into account such Debt Yield Trigger Cure Guaranty, and, if a Mezzanine Loan is outstanding, Debt Yield Trigger Cure Guarantor shall deliver to Mezzanine Lender a guarantee in form and substance as the form attached to the Mezzanine Loan Agreement or as otherwise reasonably acceptable to Mezzanine Lender (the “Mezzanine Debt Yield Trigger Cure Guaranty”) which Mezzanine Debt Yield Trigger Cure Guaranty shall (1) be in an amount equal to Lender’s Allocation (as defined in the Mezzanine Loan Agreement) of the Debt Yield Trigger Cure Prepayment Amount and (2) if the Additional Insolvency Opinion Condition is satisfied, then Mezzanine Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Mezzanine Lender, which takes into account such Mezzanine Debt Yield Trigger Cure Guaranty, and such Debt Yield Trigger Cure Guaranty shall be terminated by Lender and, if a Mezzanine Loan is outstanding, such Mezzanine Debt Yield Trigger Cure Guaranty shall be terminated by Mezzanine Lender upon the earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (i) or (ii) above or (iv) or (v) below (provided that no other Cash Sweep Period is then in effect), and (y) with respect to the portion guaranteed by Guarantor to Lender or Mezzanine Lender, the repayment of the Debt or the Mezzanine Loan Debt, as applicable, in full, (iv) Borrower delivers to Lender cash and/or a Letter of Credit in an amount equal to Lender’s Allocation of the Debt Yield Trigger Cure Prepayment Amount (the “Debt Yield Cure Collateral”) and Mezzanine Borrower delivers to the Mezzanine Lender cash and/or a Letter of Credit in an amount equal to Lender’s Allocation (as defined in the Mezzanine Loan Agreement) of the Debt Yield Trigger Cure Prepayment Amount (the “Mezzanine Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral shall be held by Lender in escrow as additional collateral for the Loan (and shall be held by Mezzanine Lender in escrow as additional collateral for the Mezzanine Loan) and shall be returned to Borrower by Lender and be returned to Mezzanine Borrower by Mezzanine Lender upon the earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (i), (ii) or (iii) above or (v) below (provided that no other Cash Sweep Period is then in effect), and (y) with respect to the portion held by Lender or Mezzanine Lender, the repayment of the Debt or the Mezzanine Loan Debt, as applicable, in full or (v) the amount of any Lease Termination Payment deposited in the Lease Termination Payment Reserve Account is equal to, or exceeds, the sum of (A) then Outstanding Loan Amount and (B) the then Outstanding Mezzanine Loan Amount. For the avoidance of doubt, (1) the Debt Yield Cure Collateral shall not be applied by Lender and the Debt Yield Trigger Cure Guaranty shall not be drawn on by Lender to satisfy any portion of the Debt other than (x) during the continuance of an Event of Default, provided such Event of Default was caused by Borrower’s failure to make a payment of Monthly Debt Service Payment Amount hereunder or (y) during the continuance of a Priority Payment Cessation Event and (2) the Mezzanine Debt Yield Cure Collateral shall not be applied by Mezzanine Lender and the Mezzanine Debt Yield Trigger Cure Guaranty shall not be drawn on by Mezzanine Lender to satisfy any portion of the Mezzanine Loan Debt other than (x) during the continuance of a Mezzanine Loan Event of Default, provided such Mezzanine Loan Event of Default was caused by Mezzanine Borrower’s failure to make a payment of Mezzanine Debt Service under the Mezzanine Loan Agreement or (y) during the continuance of a Priority Payment Cessation Event (as defined in the Mezzanine Loan Agreement). In the event Debt Yield Trigger Event Cure is achieved by delivery of the Debt Yield Cure Collateral or the Debt Yield Trigger Cure Guaranty to Lender and delivery of the Mezzanine Debt Yield Cure

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Collateral or the Mezzanine Debt Yield Trigger Cure Guaranty to Mezzanine Lender in accordance with the terms hereof, the applicable Debt Yield Trigger Period shall cease upon delivery of (y) such Debt Yield Cure Collateral to Lender and such Mezzanine Debt Yield Cure Collateral to Mezzanine Lender or (z) such Debt Yield Trigger Cure Guaranty to Lender and such Mezzanine Debt Yield Trigger Cure Guaranty to Mezzanine Lender, without any obligation to wait two (2) consecutive calendar quarters. In addition, Borrower may elect, in its sole discretion, to cause the occurrence of any Debt Yield Trigger Event Cure to avoid a Cash Sweep Period from occurring.
“Debt Yield Trigger Period” shall mean the period from the date of the occurrence of a Debt Yield Trigger Event until the date that a Debt Yield Trigger Event Cure occurs in respect of such Debt Yield Trigger Event.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Approval Requirements” shall mean, with respect to a request by Borrower for Administrative Agent’s or Lender’s, as applicable, approval or consent, that:
(i) the first correspondence from Borrower to Administrative Agent or Lender, as applicable, requesting such approval or consent contains a bold-faced, conspicuous legend at the top of the first page thereof stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 2026 CROSSING III BRIDGE LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN 10 BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Administrative Agent or Lender, as applicable, to adequately evaluate such request and as reasonably requested by Administrative Agent or Lender, as applicable, in writing prior to the expiration of such ten (10) Business Day period; and
(ii) if Administrative Agent or Lender, as applicable, fails to grant or withhold its approval to such request within such ten (10) Business Day period, a second notice requesting approval is delivered to Administrative Agent or Lender, as applicable, from the Borrower containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 2026 CROSSING III BRIDGE LOAN. FAILURE TO RESPOND TO THIS REQUEST IN WRITING WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Administrative Agent or Lender, as applicable, to adequately evaluate such request and as reasonably requested by Administrative Agent or Lender, as applicable, in writing prior to the expiration of such five (5) Business Day period, and if Administrative Agent or Lender, as applicable, fails to grant or withhold its approval to such request (or denies such request without stating the grounds for such denial in reasonable detail) prior to the expiration of such five (5) Business Day period.

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“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to any Note (or Component, if applicable), a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the Interest Rate otherwise applicable to such Note (or Component, if applicable).
“Defaulting Lender” shall mean, subject to Section 11.12(d), any Lender that (a) has failed to pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due or (b) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender or (iv) become an Embargoed Person. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) or (b) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.12(d)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower and each Lender promptly following such determination.
“Determination Date” shall mean, with respect to any Interest Period, (x) if the Loan is a SOFR Loan, the Periodic Term SOFR Determination Day for such Interest Period, (y) if the Loan is a Prime Rate Loan, the date that is two (2) Business Days prior to the commencement date of such Interest Period and (z) if the Loan is an Alternate Rate Loan, the date and time determined by Administrative Agent (after consultation with Borrower) in accordance with the definition of “Conforming Changes”.
“Development Costs” shall mean any Capital Expenditures or development or leasing costs incurred by Borrower in connection with the development or leasing of the Property, in each case, which are not Build-Out Costs.
“Discounted Payoff” shall have the meaning set forth in Section 10.33 hereof.

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“Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division pursuant to, or as permitted by, §18-217 of the Delaware Limited Liability Company Act.
“EEA Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligibility Requirements” shall mean, with respect to any Person, that such Person together with its Affiliates (i) is regularly engaged in the business of making, originating or owning commercial mortgage or mezzanine real estate loans or interests in such commercial mortgage and/or mezzanine real estate loans and holds at least $500,000,000 of such commercial real estate loans (and/or interest therein), (ii) is not an Embargoed Person and has never been convicted of, or pled guilty or no contest to, any unlawful activity, including money laundering, terrorism or terrorism activities, (iii) has not been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors or the subject of any material governmental or regulatory investigation which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or a civil proceeding in which such Person has been found liable in a final non-appealable judgment for attempting to hinder, delay or defraud creditors, each within seven (7) years prior to the date of determination and (iv) if such Person is not a bank or an insurance company, has no material then outstanding and unpaid judgments against such Person.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with an Eligible Institution which is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

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“Eligible Assignee” shall mean (A) during the continuance of an Event of Default, any Person (provided, that so long as no Priority Payment Cessation Event has occurred, such Person shall not be a Competitor pursuant to clause (ii) of the definition thereof) and (B) so long as no Event of Default has occurred and is continuing, any Person (other than a natural person) that is any of the following, provided that any such Person shall at the time it acquires an interest in the Loan satisfy the Eligibility Requirements: (a) a commercial bank or investment bank organized under the laws of the United States, or any state thereof which regularly invests in or makes commercial real estate loans; (b) a commercial bank or investment bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country which regularly invests in or makes commercial real estate loans (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD); (c) a Person that is engaged in the business of commercial real estate banking and that is: (1) an Affiliate of a Lender, or (2) a Person of which a Lender is a subsidiary; (d) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which regularly invests in or makes commercial real estate loans; (e) a fund (other than a mutual fund) which regularly invests in or makes commercial real estate loans; (f) any Lender or (g) such other Person reasonably approved by Borrower. Notwithstanding the foregoing, “Eligible Assignee” shall not include (x) any Lender that is a defaulting lender under any Lender Document, (y) any Competitor (other than (x) during the continuance of an Event of Default any Competitor pursuant to clause (i) of the definition thereof and (y) prior to the occurrence of a Priority Payment Cessation Event, any Competitor pursuant to clause (ii) of the definition thereof) or Embargoed Person or (z) Borrower or its Affiliates, except to the extent permitted by, and subject to, Section 10.28. Notwithstanding anything to the contrary contained herein, if any proposed transferee of the Loan is not an Eligible Assignee, Borrower’s reasonable consent to such transferee will be required (provided, if the proposed transferee is a Competitor, Borrower’s consent may be given or withheld in its sole and absolute discretion).
“Eligible Institution” shall mean either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch and S&P and “Aa3” by Moody’s) or (b) in its capacity as Agent, Lockbox Bank and/or holder of any Reserve Account, Bank of America, N.A., KeyBank National Association, Wells Fargo Bank, National Association, Capital One, N.A., PNC Bank, National Association or U.S. Bank, N.A. or such other financial institution reasonably acceptable to Administrative Agent, provided, that, in each case the applicable ratings of such entity are not reduced below the lower of (i) the ratings set forth in subsection (a) hereof and (ii) such entity’s ratings in effect as of the Closing Date.
“Embargoed Person” shall mean any Person, entity or government targeted by trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act

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(including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, or targeted by any economic sanctions regime administered or enforced by the U.S. Government (including those administered by OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Kingdom, Canada or the European Union, with the result that the investment in Borrower, any SPE Constituent Entity, Guarantor or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the Closing Date, executed by Borrower and Guarantor in connection with the Loan for the benefit of Administrative Agent, for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Erroneous Payment” shall have the meaning set forth in Section 11.19 hereof.
“Erroneous Payment Deficiency Assignment” shall have the meaning set forth in Section 11.19 hereof.
“Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 11.19 hereof.
“Event of Default” shall have the meaning set forth in Section 8.1 hereof.
“Excess Cash Flow” shall mean all funds outstanding in the Cash Management Account (in excess of any required minimum balance) after payment or disbursement of all amounts which are required to be paid or disbursed pursuant to Sections 3(a) through (k) of the Cash Management Agreement.
“Excess Cash Flow Deposit Cap” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Cash Flow Guarantor” shall mean any of (i) Guarantor, (ii) one or more Replacement Sponsor Guarantors or (iii) one or more Replacement Affiliate Guarantors.
“Excess Cash Flow Guaranty” shall mean an Excess Cash Flow Guaranty entered into by an Excess Cash Flow Guarantor for the benefit of Lender in the form of the Excess Cash Flow Guaranty attached hereto as Exhibit C and entered into in accordance with Section 7.5.2(c) hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Excess Cash Flow Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Cash Flow Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Net Proceeds” shall have the meaning set forth in Section 6.4(b)(vii) hereof.
“Excluded Entity” shall mean any entity comprising Sponsor or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder partner, member and/or non-member manager) of any entity comprising Sponsor.
“Excluded Lease” shall mean any Lease that leases space at the Property for management offices, solar panels, storage, rooftop equipment, billboards or parking.
“Excluded Taxes” shall mean any of the following Section 2.9 Taxes imposed on or with respect to a recipient: (a) Section 2.9 Taxes that are imposed on a recipient’s overall net income (and franchise Section 2.9 Taxes imposed in lieu thereof or in addition thereto), or by the jurisdiction under the laws of which such recipient is organized or in which the principal office is located or, in the case of any Lender, in which its applicable lending office is located or as a result of a present or former connection between the recipient and the jurisdiction imposing such tax (unless such Section 2.9 Taxes are imposed solely as a result of the recipient having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents), (b) Section 2.9 Taxes that are branch profits taxes imposed by the United States or any other jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal Section 2.9 Taxes resulting from any applicable law in effect on the date Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such Section 2.9 Taxes pursuant to Section 2.9(a), (d) any Section 2.9 Taxes attributable to Lender’s (or other relevant recipient’s) failure to comply with Section 2.9(e) and (e) any Section 2.9 Taxes imposed pursuant to FATCA.
“Existing Management Agreement” shall mean (x) the Transition Services Agreement, and (y) the Stack Management Agreement.
“Existing Manager” shall mean, individually or collectively, as the context may require, (i) Corscale and (ii) Stack.
“Exit Fee” shall mean an amount equal to 0.25% of the original principal amount of the Loan.

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“Exiting Guarantor” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Extended Maturity Date” shall have the meaning set forth in Section 2.8 hereof.
“Extension Option” shall have the meaning set forth in Section 2.8 hereof.
“Extension Term” shall have the meaning set forth in Section 2.8 hereof.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Fixtures” shall have the meaning set forth in the granting clause of the Mortgage.
“Flood Insurance Acts” shall have the meaning set forth in Section 6.1(a)(i) hereof.
“Force Majeure” shall mean any event, circumstance or condition beyond the reasonable control of Borrower, including without limitation, strikes, labor disputes, acts of God, the elements, governmental restrictions, regulations or controls, enemy action, civil commotion, fire, casualty, accidents, disease, pandemic, epidemic, quarantine, mechanical breakdowns or shortages of, or inability to obtain, labor, utilities or materials, in each case which prevents, hinders or delays Borrower’s ability to perform its obligations hereunder.
“Foreclosure” shall have the meaning set forth in Section 9.2(a)(vi) hereof.
“Free Excess Cash Flow” shall mean, as of any date of determination during a Cash Sweep Period, all Excess Cash Flow that is (x) in an amount greater than the Excess Cash Flow Deposit Cap or (y) guaranteed pursuant to the Excess Cash Flow Guaranty.
“Fund VI” shall mean, collectively, Blue Owl Real Estate Fund VI (A) LP, a Delaware limited partnership, Blue Owl Real Estate Fund VI (B) LP, a Delaware limited partnership, and Blue Owl Real Estate Fund VI LP, a Delaware limited partnership.

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“Fund VII” shall mean, collectively, Blue Owl Real Estate Fund VII LP, a Delaware limited partnership, Blue Owl Real Estate Fund VII (A) LP, a Delaware limited partnership, Blue Owl Real Estate Fund VII (Q) LP, a Delaware limited partnership, and Blue Owl Real Estate Fund VII (B) SCSp, a Luxembourg special limited partnership (société en commandite spéciale).
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over, as applicable, Borrower, Guarantor and/or the Property (and any operations conducted thereat).
“Grantor Trust” shall mean a grantor trust as defined in subpart E, part I of subchapter J of the Code.
“Gross Income from Operations” shall mean, for any date of determination, the sum of (a) total annualized base rent in place as of such date of determination based on executed Leases, including (i) executed Leases with future lease term commencement dates, (ii) executed Leases with free rent periods currently in effect and (iii) any contractual rent increases within the twelve (12) calendar months following such date of determination, but excluding any Tenants (A) in monetary default under their Lease with respect to the payment of base rent in an aggregate amount greater than or equal to the amount of base rent that is payable by such Tenant over a ninety (90) day or greater period, or (B) in bankruptcy who have not assumed their Leases unless a guaranty of such Lease remains in effect and the guarantor thereunder is not subject to bankruptcy proceedings, (b) reimbursed expenses and/or reimbursements to the extent such expenses and/or reimbursements are provided for pursuant to the applicable Lease during the twelve (12) month period immediately preceding such date of determination and (c) percentage and overage rent and ancillary income (including, without limitation, parking, tenant services and signage), in each case pursuant to this clause (c), during the twelve (12) month period immediately preceding such date of determination (without duplication of any amounts set forth in clauses (a) and (b) above), but excluding (solely for purposes of calculating Net Operating Income) one-time extraordinary income or non-recurring income.
“Guaranteed Excess Cash Flow” shall have the meaning set forth in the Excess Cash Flow Guaranty.
“Guarantor” shall mean, individually or collectively, as the context may require, (a) Initial Guarantor or (b) from and after a substitution in accordance with the terms hereof and of the Guaranty and the Unfunded Obligations Guaranty, as applicable, any Replacement Sponsor Guarantor, any Replacement Affiliate Guarantor and/or any Replacement Guarantor.
“Guarantor Default” shall have the meaning assigned thereto in Section 8.1(a)(xvi) hereof.

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“Guarantor Misrepresentation” shall have the meaning assigned thereto in Section 8.1(a)(vi) hereof.
“Guarantor Release” shall have the meaning assigned thereto in Section 5.2.10(d)(i) hereof.
“Guaranty” shall mean that certain Guaranty, dated as of the Closing Date and executed and delivered by Guarantor in connection with the Loan to and for the benefit of Administrative Agent, for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Guaranty Assumption” shall mean (i)(x) a Replacement Sponsor Guarantor and/or a Replacement Affiliate Guarantor executes a replacement guaranty substantially in the form of the Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty being replaced or otherwise in a form reasonably satisfactory to Lender or (y) a Guarantor or Ancillary Guarantor that is not an Exiting Guarantor is, or agrees to become, liable pursuant to such Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty for all Guaranteed Obligations (as defined in the applicable Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty executed by the Exiting Guarantor) of the Exiting Guarantor occurring from and after such Transfer or (ii) Borrower delivers a replacement guaranty substantially in the form of the Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty being replaced or otherwise in a form reasonably satisfactory to Lender, from (x) with respect to the Guaranty, Unfunded Obligations Guaranty or any Alterations Guaranty, a Replacement Guarantor that Controls Borrower, or is under common Control with Borrower (or if in connection with a Public Sale, a Qualified Public Company) or (y) with respect to any Excess Cash Flow Guaranty, a Replacement Sponsor Guarantor and/or Replacement Affiliate Guarantor, in each case, which replacement guaranty shall include all liability for all such acts under the applicable Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty for which Exiting Guarantor was so released. In connection with any Guaranty Assumption, Borrower shall deliver to Lender (A) the organizational documents of the applicable Replacement Guarantor, (B) resolutions authorizing such Replacement Guarantor to enter into either the assumption of the Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty, as applicable, or the replacement guaranty referenced above and (C) (x) an enforceability and due execution opinion covering the enforceability of such assumption of the Guaranty, Unfunded Obligations Guaranty or Ancillary Guaranty, as applicable, or such replacement guaranty in the same form and substance as the enforceability opinion delivered to Lender on the Closing Date (or in such other form as reasonably approved by Lender) and (y) to the extent such Replacement Sponsor Guarantor or Replacement Affiliate Guarantor was not included in the Insolvency Opinion, an Additional Insolvency Opinion.
“Guarantor Bankruptcy Event” shall have the meaning assigned thereto in Section 8.1(a)(ix) hereof.
“Guaranty Release Conditions” shall have the meaning assigned thereto in Section 5.2.10(d)(i) hereof.

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“Immaterial Transfer/Release” shall have the meaning set forth in Section 5.2.2(a) hereof.
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) the face amount of the obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed, provided that “Indebtedness” described in this clause (g) shall not include any Permitted Encumbrances.
“Indemnifiable Amounts” shall have the meaning set forth in Section 11.8 hereof.
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnified Parties” shall mean (a) Administrative Agent, (b) Lender, (c) each Person who Controls (within the meaning of Section 15 of the Securities Exchange Act of 1934, as amended) any Person described in any of the foregoing clauses, (d) any Person who is or will have been involved in the origination of the Loan, (e) any Person who is or will have been involved in the servicing of the Loan, (f) any Person in whose name the Liens created by the Mortgage are or will be recorded, (g) any Person who holds or acquires or has held or acquired a full or partial interest in the Loan (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan evidenced for the benefit of third parties), (h) any Person who holds or acquires an interest in the Loan, (i) any successors by merger, consolidation or acquisition of all or a substantial portion of Administrative Agent’s or Lender’s assets and business and (j) the respective officers, directors, shareholders, partners, employees, agents, representatives, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses.
“Independent Director” or “Independent Manager” or “Independent Trustee” shall mean a natural person who has prior experience as an independent director, independent manager, independent trustee or independent member who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally-recognized company reasonably approved by Administrative Agent that provides professional independent directors or independent managers and other corporate services in the ordinary

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course of its business and is not an Affiliate of Borrower or any SPE Constituent Entity, and which natural person is duly appointed as an Independent Director or Independent Manager or Independent Trustee, as applicable, and is not, and has never been, and will not while serving as an Independent Director or Independent Manager or Independent Trustee, as applicable, be, any of the following:
(a)a member, partner, equityholder, beneficial owner, manager, director, trustee, officer or employee of Borrower, any SPE Constituent Entity or any of their respective Affiliates (other than as an Independent Director or Independent Manager or Independent Trustee of (i) Borrower or any SPE Constituent Entity or (ii) any Affiliate of Borrower that does not own a direct or indirect interest in the Borrower and that is required by a creditor to be a “single purpose bankruptcy remote entity”, provided that (A) such Independent Director or Independent Manager or Independent Trustee is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business and (B) the fees that such Independent Director or Independent Manager or Independent Trustee earns from serving as an Independent Director or Independent Manager or Independent Trustee of Borrower, each SPE Constituent Entity and any Affiliate of Borrower in any given calendar year constitute, in the aggregate, less than five percent (5%) of the annual income of such Independent Director or Independent Manager or Independent Trustee for that calendar year);
(b)a creditor, supplier or service provider (including provider of professional services) to Borrower, any SPE Constituent Entity, or any of their respective Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or independent managers or independent trustees and other corporate services to Borrower, any SPE Constituent Entity or any of their respective Affiliates in the ordinary course of its business);
(c)a family member of any Person referenced in the foregoing clauses (a) and (b) that is a natural person; or
(d)a Person that Controls any Person referenced in any of the foregoing clauses (a), (b) or (c).
For purposes of this definition, a “single purpose bankruptcy remote entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the provisions of the definition of “Special Purpose Entity” below.
“Index Rate Conversion” shall have the meaning set forth in Section 2.2.7(g) hereof.
“Initial Guarantor” shall mean Blue Owl Digital Infrastructure Operating Partnership LP, a Delaware limited partnership.
“Initial Maturity Date” shall mean the Payment Date occurring in December, 2028.
“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated as of the Closing Date delivered by Gabell Beaver LLC in connection with the Loan.

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“Insolvency Opinion Affiliate” shall mean any Person that (i) directly or indirectly, Controls Borrower or (ii) directly or indirectly owns forty-nine percent (49%) or more of the beneficial interests in Borrower.
“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Insurance Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.
“Interest Period” shall mean, with respect to each Note (or Component, if applicable), (a) the period commencing on (and including) the Closing Date (or such earlier date on which interest begins to accrue pursuant to any escrow letter between Borrower and Lender) and ending on (and including) December 8, 2026, and (b) thereafter, the period commencing on (and including) the ninth (9th) day of each calendar month during the term of the Loan and ending on (and including) the eighth (8th) day of the following calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.
“Interest Rate” shall mean the rate at which the Outstanding Loan Amount bears interest from time to time in accordance with Section 2.2 hereof.
“Interest Rate Cap Agreement” shall mean any Interest Rate Protection Agreement that includes only one or more interest rate cap transactions and not, for the avoidance of doubt, any swap transactions.
“Interest Rate Protection Agreement” shall mean, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto), between an Acceptable Counterparty and Borrower, obtained by Borrower as and when permitted or required pursuant to Section 2.2.7 hereof. After delivery of a Replacement Interest Rate Protection Agreement to Administrative Agent, the term “Interest Rate Protection Agreement” shall be deemed to mean such Replacement Interest Rate Protection Agreement and such Replacement Interest Rate Protection Agreement shall be subject to all requirements applicable to the Interest Rate Protection Agreement.
“KBRA” shall mean Kroll Bond Rating Agency, LLC.
“KYC Searches” shall mean, with respect to any Person, customary and satisfactory “know your customer” compliance screening searches of such Person consisting of a search and evaluation of (x) OFAC sanctions and other government-required sanctions lists, (y) negative news screening of such Person associated with material derogatory information that could reasonably result in anti-money laundering risk to Lender related to terrorist or other financial crimes and (z) such customary statutes and other customary information reasonably required by Lender to confirm that such Person is not an Embargoed Person.

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“Lease” shall mean (a) any lease, master service agreement, co-location agreement, hosting service agreement or other similar agreement (including any BNB Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Tenant is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property entered into by or on behalf of Borrower, (b) every modification, amendment or other supplemental or side agreement relating to the agreements described in clause (a) above and (c) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto with respect to the agreements described in clause (a) above.
“Lease and Tenant Information” shall mean information regarding the Leases and the occupancy of or payment of rent by the Tenants pursuant to such Leases (including, without limitation, any Tenant communication that may impact occupancy or payment of rent (other than an estoppel certificate delivered by such Tenant for the benefit of Administrative Agent)).
“Lease Termination Payment” shall have the meaning set forth in Section 5.1.20(f) hereof.
“Lease Termination Payment Reserve Account” shall have the meaning set forth in Section 7.8(a) hereof.
“Lease Termination Payment Reserve Funds” shall have the meaning set forth in Section 7.8(a) hereof.
“Legal Requirements” shall mean, with respect to the Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, but not limited to, the Americans With Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, and all federal, state and local laws and ordinances related to handicapped access, and all rules, regulations and orders issued pursuant thereto (“Access Laws”)) affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or Alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto.
“Lender Documents” shall mean any agreement among Lender, any Mezzanine Lender and/or any participant or any fractional owner of a beneficial interest in the Loan or any Mezzanine Loan relating to the administration of the Loan, any Mezzanine Loan, the Loan Documents or the Mezzanine Loan Documents, including without limitation any intercreditor agreements, co-lender agreements, trust and servicing agreements, pooling and servicing agreements and participation agreements.

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“Lender’s Allocation” shall mean a fraction, expressed as a percentage as of the date of determination, the numerator of which is the Outstanding Loan Amount and the denominator of which is the aggregate of the Outstanding Loan Amount and the Outstanding Mezzanine Loan Amount.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit having an initial term of not less than one (1) year, in favor of Administrative Agent, for the benefit of Lender, and entitling Administrative Agent to draw thereon in New York, New York, based solely on a statement that Administrative Agent has the right to draw thereon executed by an officer or authorized signatory of Administrative Agent. A Letter of Credit must be issued by an Eligible Institution.
“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.
“Lien” shall mean, with respect to the Property and the Pledged Securities (as defined in the Sole Member Pledge Agreement), any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and evidenced and secured by the Note and the other Loan Documents.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Guaranty, the Unfunded Obligations Guaranty, the Environmental Indemnity, the Assignment of Management Agreement, the Closing Date Lockbox Agreement, the Cash Management Agreement, the Assignment of Interest Rate Protection Agreement, the Assignment of Transition Services Agreement, the Sole Member Pledge Agreement, the Excess Cash Flow Guaranty, the Debt Yield Trigger Cure Guaranty and the Alterations Guaranty, in each instance, if applicable, and all other documents executed and/or delivered in favor of Administrative Agent or Lender in connection with the Loan, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan Party” shall mean Borrower, Pledgor, any SPE Constituent Entity and Guarantor.
“Loan Splitting” shall have the meaning set forth in Section 9.1.2 hereof.
“Loan Split Documents” shall have the meaning set forth in Section 9.1.2 hereof.
“Lockbox Account” shall have the meaning set forth in Section 2.7.1 hereof.

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“Lockbox Agreement” shall mean the Closing Date Lockbox Agreement or any Replacement Lockbox Agreement, as applicable, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Lockbox Bank” shall mean JPMorgan Chase Bank, National Association, or any Replacement Lockbox Bank.
“Lockbox Consolidation” shall have the meaning set forth in Section 2.7.1(f) hereof.
“Losses” shall mean any actual liabilities, losses, damages, obligations, fees, interest, penalties and actual out-of-pocket costs and expenses (including reasonable attorneys’ fees); provided that Losses shall not include (i) special, consequential, exemplary or punitive damages and/or lost profits and diminution in value claims, except to the extent Administrative Agent or Lender is required in a final judgment to pay the same to a third party (without duplication) and (ii) any of the forgoing to the extent resulting from the gross negligence, illegal acts, fraud or willful misconduct of the Person otherwise entitled to indemnification or recourse for such Losses.
“Major Lease” shall mean (A) the Single Tenant Lease, and/or (B) any Lease which provides the Tenant thereunder with access to thirty-five (35) or more megawatts of critical power at the Property. Notwithstanding the foregoing, in no event shall the Excluded Leases constitute a Major Lease.
“Management Agreement” shall mean the Existing Management Agreement or, if the context requires, a Replacement Management Agreement pursuant to which a Qualified Manager is managing the Property (including, any parking lot, parking garage, parking facility or parking area, as applicable) in accordance with the terms and provisions of this Agreement.
“Management Default Election Notice” shall have the meaning set forth in Section 8.1(a)(xiv) hereof.
“Manager” shall mean Existing Manager or, if the context requires, a Qualified Manager who is managing the Property (including, any parking lot, parking garage, parking facility or parking area, as applicable) in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.
“Material Action” shall have the meaning set forth in paragraph (xii) of the definition of “Special Purpose Entity” below.
“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the use, operation, or value of the Property, (b) the business, profits, operations or financial condition of Borrower (including, without limitation, Net Operating Income), (c) the enforceability, validity, perfection or priority of the lien of the Mortgage or the other Loan Documents or (d) the ability of Borrower to repay the principal and interest of the

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Loan as it becomes due or to satisfy any of Borrower’s other material obligations under the Loan Documents.
“Maturity Date” shall mean the Initial Maturity Date or, following an exercise by Borrower of the Extension Option described in Section 2.8 hereof, the Extended Maturity Date, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Borrower” shall mean one or more special purpose vehicles that serve as borrowers under the Mezzanine Loan and own the limited liability company interests or limited partnership interests, as applicable, of Borrower.
“Mezzanine Debt Service” shall mean, with respect to any particular period of time, interest payments then due under the Mezzanine Loan.
“Mezzanine Debt Yield Cure Collateral” shall have the meaning ascribed to such term in the definition of “Debt Yield Trigger Event Cure” hereof.
“Mezzanine Debt Yield Trigger Cure Guaranty” shall have the meaning ascribed to such term in the definition of “Debt Yield Trigger Event Cure” hereof.
“Mezzanine Lender” shall mean any holder of the Mezzanine Loan, together with their respective successors and/or assigns.
“Mezzanine Loan” shall have the meaning set forth in Section 2.10 hereof.
“Mezzanine Loan Agreement” shall mean the loan agreement entered into in connection with the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or modified, from time to time.
“Mezzanine Loan Documents” shall mean the “Loan Documents” under the Mezzanine Loan Agreement.
“Mezzanine Loan Event of Default” shall mean “Event of Default” under the Mezzanine Loan Documents.
“Monthly Debt Service Payment Amount” shall mean, on each Payment Date, the amount of interest which accrues on each Component of the Loan for the related Interest Period.
“Moody’s” shall mean Moody’s Investors Service, Inc.

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“Mortgage” shall mean that certain Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, executed and delivered by Borrower to Administrative Agent, for the benefit of Lender, as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Mandatory Prepayment Amount” shall have the meaning set forth in Section 2.4.2 hereof.
“Net Lease Fund” shall mean, collectively, Blue Owl Real Estate Net Lease Property Fund (A) LP, a Delaware limited partnership, Blue Owl Real Estate Net Lease Property Fund LP, a Delaware limited partnership, and Blue Owl Real Estate Net Lease Property Fund (P) LP, a Delaware limited partnership.
“Net Operating Income” shall mean, for any date of determination, the amount obtained by subtracting (i) Operating Expenses for the previous twelve (12) month period from (ii) Gross Income from Operations. For reference purposes, a sample calculation of Net Operating Income (including a sample calculation of the assumed management fee) is attached as Schedule 1.1(k) to this Agreement.
“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.
“Net Proceeds Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.
“Net Worth” shall have the meaning set forth in the Guaranty.
“Net Worth Threshold” shall mean $1,000,000,000.
“New TRS Borrower” shall have the meaning set forth in Section 10.29(a) hereof.
“Non-Consenting Lender” shall have the meaning set forth in Section 10.30(f) hereof.
“Non-Disturbance Agreement” shall have the meaning set forth in Section 5.1.20(a) hereof.
“Non-Excluded Taxes” shall mean (a) Section 2.9 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Non-Pledged Account” shall have the meaning set forth in Section 2.7.1(b) hereof.

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“Non-Recourse Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Non-U.S. Lender” shall have the meaning set forth in Section 2.9(e)(i) hereof.
“Note” shall mean, individually or collectively, as the context may require, Note A-1 and Note A-2.
“Note A-1” shall mean that certain Replacement Amended and Restated Promissory Note A-1 of even date herewith in the principal amount of Three Hundred Seven Million Five Hundred Seventy-Five Thousand Two Hundred One and 60/100 Dollars ($307,575,201.60), made by Borrower in favor of Citi, as the same may be amended, restated, replaced, supplemented, split or otherwise modified from time to time.
“Note A-2” shall mean that certain Replacement Amended and Restated Promissory Note A-2 of even date herewith in the principal amount of Two Hundred Five Million Fifty Thousand One Hundred Thirty-Four and 40/100 Dollars ($205,050,134.40), made by Borrower in favor of WFB, as the same may be amended, restated, replaced, supplemented, split or otherwise modified from time to time.
“Notional Amount Reduction” shall have the meaning set forth in Section 2.2.7(b) hereof.
“OFAC” shall mean the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.
“Officer’s Certificate” shall mean a certificate delivered to Administrative Agent, for the benefit of Lender, by Borrower which is signed by an authorized officer of Borrower or the general partner or the managing member or sole member of Borrower, as applicable.
“Operating Expenses” shall mean, without duplication, as of any date of determination, all ordinary costs and expenses of Borrower with respect to the operation, management, maintenance, repair and use of the Property, Taxes and Insurance Premiums for the twelve (12) month period immediately preceding the date of determination; provided, however, that such expenses shall not include (i) non-cash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan or the Mezzanine Loan, (iii) deposits into reserve accounts required to be maintained pursuant to the Loan Documents or the Mezzanine Loan Documents, (iv) income taxes or other taxes in the nature of income taxes, (v) extraordinary expenses, extraordinary losses or non-recurring expenses (including capitalized labor), (vi) Capital Expenditures (including Build-Out Costs and Development Costs) or capital reserves, (vii) leasing commissions, (viii) equity distributions or (ix) without duplication of any amounts set forth in (i) through (viii) hereof, expenses that are subject to reimbursement by any third party or under any insurance policy; provided, further, that the foregoing shall be adjusted as of the applicable date of determination for any known changes in Taxes or Insurance Premiums that will take effect during the

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succeeding twelve (12) months as of the applicable date of determination (the “Tax and Insurance Adjustment”).
“ORENT” shall mean Blue Owl NLT Operating Partnership LP, a Delaware limited partnership.
“Organizational Documents” shall mean as to any Person, the certificate of organization or certificate of formation and operating agreement or limited liability company agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.
“Other Charges” shall mean all ground rents (if any), maintenance charges, impositions other than Taxes and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Obligations” shall have the meaning as respectively set forth in the Mortgage.
“Other Taxes” shall have the meaning set forth in Section 2.9(b) hereof.
“Otherwise Rated Insurers” shall have the meaning set forth in Section 6.1(b) hereof.
“Outstanding Loan Amount” shall mean, as of any date of determination, the total of (i) the original principal amount of the Loan, less (ii) the amount of the Loan which has been prepaid or repaid by Borrower as of such date in accordance with the terms of this Agreement.
“Outstanding Mezzanine Loan Amount” shall mean, as of any date of determination, (i) the amount of any Mezzanine Loan, less (ii) the amount of each Mezzanine Loan which has been prepaid or repaid by the applicable Mezzanine Borrower as of such date in accordance with the terms of the Mezzanine Loan Agreement.
“PACE Debt” shall mean any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE Loans”.
“Participant” shall have the meaning set forth in Section 9.1.5 hereof
“Participation” shall have the meaning set forth in Section 9.1.5 hereof.
“Payment Date” shall mean, with respect to any Note (or Component, if applicable), the ninth (9th) day of each calendar month during the term of the Loan, until and including the Maturity Date. The parties hereto acknowledge that the first Payment Date shall be January 9, 2027.
“Payment Direction” shall have the meaning set forth in Section 2.7.1(a) hereof.

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“Payment Recipient” shall have the meaning set forth in Section 11.19(a) hereof
“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”
“Permitted Adjustment Events” shall mean (i) any voluntary prepayment of the Loan in accordance with Section 2.4.1, (ii) any mandatory prepayment of the Loan under Section 2.4.2 in connection with a Casualty or Condemnation, or (iii) any application of principal during the continuance of an Event of Default.
“Permitted Debt” shall mean, collectively (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by the Mortgage and the other Loan Documents, (b) obligations under Leases existing on the Closing Date and any amendments thereto entered into in accordance with the terms and conditions of this Agreement and obligations under other Leases which are entered into in accordance with the terms and conditions of this Agreement, (c) trade payables, Permitted Equipment Leases or other similar arrangements incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property (other than Liens being properly contested in accordance with the provisions of this Agreement), provided that such trade payables, Permitted Equipment Leases and other similar arrangements (i) do not, in the aggregate, exceed at any one time five percent (5%) of the original principal balance of the Loan and, if any Mezzanine Loan is then outstanding, the Mezzanine Loan, (ii) are normal and reasonable under the circumstances, (iii) are payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of the operation of Borrower’s business or the routine administration of such Borrower’s business, (iv) are paid within sixty (60) days following the later of (A) the date on which such amount is incurred or (B) the date invoiced, and (v) are not evidenced by a note, (d) Taxes and Other Charges not yet delinquent or being contested in good faith in accordance with the terms and conditions hereof, (e) Insurance Premiums not yet delinquent, (f) Capital Expenditures incurred in accordance with the Loan Documents, (g) utility charges (including payments under power purchase contracts) and/or other property charges not yet delinquent or being contested in good faith in accordance with the terms and conditions hereof, provided, such charges and payments do not result in an unpermitted monetary Lien against the Property, (h) Permitted Encumbrances, (i) intentionally omitted, and (j) customary and ordinary course indemnification of Manager in connection with the operation of the Property and (k) subject to Administrative Agent’s consent in its sole discretion, PACE Debt and the Liens secured thereby. Nothing contained herein shall be deemed to require Borrower to pay any trade payable, so long as Borrower is in good faith at its own expense, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (w) no Event of Default shall exist and be continuing hereunder, (x) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, or lost, (y) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent, to insure the payment of any amounts contested, together with all interest and penalties thereon to the extent that the aggregate amount at issue exceeds $2,500,000 (excluding any amounts required to be paid directly by

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Tenants) (provided, (A) in no event shall Borrower be required to furnish any such security in connection with any such contest to the extent the amounts at issue are actually paid by Borrower prior to delinquency (including if such payment is made under protest) and Borrower delivers to Administrative Agent receipts for payment or other evidence reasonably satisfactory to Administrative Agent that such amounts are actually paid by Borrower prior to delinquency (including if such payment is made under protest)) and (B) in no event shall the security requested by Administrative Agent be in an amount greater than one hundred percent (100%) of such excess amount that is reasonably expected by Administrative Agent to be payable in the event such contest is unsuccessful (including all reasonable out-of-pocket costs and expenses), and (z) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount (or Borrower pays the same under protest). For the avoidance of doubt, nothing herein shall prohibit any direct or indirect owner of Borrower from incurring indebtedness not secured by the collateral for the Loan.
“Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy (including Liens disclosed in the title commitment for which Administrative Agent has either received affirmative coverage or for which the title insurance company has received adequate protections to remove such items as exceptions in the Title Insurance Policy and such item was so removed), (c) Liens, if any, for Section 2.9 Taxes, Taxes and Other Charges imposed by any Governmental Authority not yet delinquent or that are being contested in accordance with the terms hereof, (d) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion, (e) all easements, reciprocal easements, rights-of-way, restrictions and other similar non-monetary encumbrances recorded against and affecting the Property and that do not have, or could not reasonably be expected to have a Material Adverse Effect, (f) rights of Tenants, as Tenants only, and rights of tenants under Excluded Leases, along with such rights of first refusal, rights of first offer and tenant options which are granted to tenants under Leases and Excluded Leases existing as of the date hereof or under Leases or Excluded Leases entered into following the date hereof in accordance with Section 5.1.20 hereof, (g) intentionally omitted, (h) mechanics’, materialmens’ or similar Liens in each case only if such Liens are discharged or bonded over within sixty (60) days of their filings or that are being contested in accordance with the terms hereof or do not materially and adversely affect the value or use of the Property or Borrower’s ability to repay the Loan, (i) Liens related to Permitted Equipment Leases that satisfy the conditions set forth in the definition of “Permitted Debt”, (j) all easements, rights-of-way and other non-monetary encumbrances, if any, created by or resulting from or reasonably necessary to complete any Approved Alterations or any Immaterial Transfer/Release, (k) all easements, rights-of-way, restrictions and other similar non-monetary encumbrances created or resulting from any Transfer or grant in accordance with Section 5.2.2(a) hereof, (l) deed restrictions and other agreements permitted under Section 5.2.6 hereof and (m) encumbrances contemplated to be created as described on Schedule 1.1(n) attached hereto.
“Permitted Equipment Lease” shall mean a lease or financing that is (a) entered into on arms-length terms and conditions in the ordinary course of Borrower’s business, (b) related to Personal Property which will be (i) used in connection with the operation and

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maintenance of the Property in the ordinary course of Borrower’s business and (ii) readily replaceable without material interference or interruption to the operation of the Property and (c) in the case of a financing, secured only by the financed equipment or Personal Property.
“Permitted Equipment Transfer” shall mean removal or other Transfer by Borrower of Equipment, Fixtures and/or Personal Property that is either being replaced or that is no longer necessary in connection with the operation of the Property, provided that such removal or other Transfer will not (i) materially adversely affect the value of the Property, (ii) materially adversely impair the utility of the Property or (iii) result in a reduction or abatement of, or right of offset against, the Rents under any Lease in respect of the Property.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Administrative Agent or its Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)the following obligations of, or the following obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year:
(i)U.S. Treasury obligations (all direct or fully guaranteed obligations);
(ii)U.S. Department of Housing and Urban Development public housing agency bonds (previously referred to as local authority bonds);
(iii)Federal Housing Administration debentures;
(iv)Government National Mortgage Association (GNMA) guaranteed mortgage-bank securities or participation certificates;
(v)RefCorp debt obligations; and
(vi)SBA-guaranteed participation certificates and guaranteed pool certificates;
(b)federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of

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the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(c)deposits that are fully insured by the Federal Deposit Insurance Corp.; and
(d)commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, provided if such decedent Controlled Borrower, then any such Person or Persons succeeding to Control shall have the same expertise and experience in owning the Properties as the decedent, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, provided if such incapacitated Person Controlled Borrower, then any such Person or Persons succeeding to Control shall have the same expertise and experience in owning the Properties as the incapacitated Person prior to such incapacity, (c) any Transfer of any interest in an Affiliate Manager if such Transfer does not otherwise result in a Transfer of an interest in Borrower not permitted hereunder, (d) any Transfer permitted without the consent of Lender pursuant to the

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provisions of Section 5.2.2(a), Section 5.2.10 or Section 10.29, (e) any Lease of space in any of the Improvements to Tenants in accordance with (or that is not restricted by) the provisions of Section 5.1.20, (f) any Permitted Equipment Transfer, (g) Permitted Encumbrances, (h) intentionally omitted, (i) (I), if applicable, any direct or indirect pledge (or any Transfer occurring upon the foreclosure of, or other remedial action with respect to, the same or delivery of an assignment in lieu of foreclosure in respect of the same) by the Mezzanine Borrower to the Mezzanine Lender of the direct or indirect ownership interests in Borrower, any SPE Constituent Entity, Mezzanine Borrower and/or any SPE Constituent Entity (as defined under the Mezzanine Loan Agreement) and other collateral pursuant to the applicable Mezzanine Loan Agreement and/or (II) if applicable, any exercise of rights and remedies by Mezzanine Lender under the Mezzanine Loan Documents including, without limitation, any voting, veto, control, proxy or other similar rights, (j) Transfers of indirect interests in or Control of Borrower (including Transfers of direct interests in the Mezzanine Borrower) or any SPE Constituent Entity by and among the entities comprising Sponsor and/or their respective Affiliates and respective Affiliated subsidiaries from time to time or Transfers of direct or indirect interests in any entity comprising Sponsor and their respective Affiliates, (k) any Sale or Pledge of an Excluded Entity, (l) any issuance or Transfer of Publicly Traded Shares in a Public Vehicle or of any direct or indirect equity interest of any Person whose only equity interest in Borrower consists of publicly traded shares in a Public Vehicle, (m) an Immaterial Transfer/Release, (n) the creation of a Mezzanine Borrower in connection with the Mezzanine Loan and any contribution, distribution or assignment of the interests in Borrower or an Approved Borrower Sub to any Mezzanine Borrower in connection with an Approved Drop Down, (o) intentionally omitted, (p) intentionally omitted, (q) intentionally omitted, (r) any Transfer resulting from any exercise by Lender of its rights and remedies under the Loan Documents and any other exercise by Lender of its rights and remedies under the Loan Documents, (s) any Condemnation and (t) any transfer as a result of a Foreclosure.
“Permitted Uses” shall have the meaning set forth in Section 4.1.21 hereof.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.
“Plan Assets” shall have the meaning set forth in Section 4.1.9 hereof.
“Pledgor” shall mean NVA11C LLC, a Delaware limited liability company.
“PLL Policy” shall have the meaning set forth in Section 6.1(a)(x) hereof.
“PLL Policy Limit” shall have the meaning set forth in Section 6.1(a)(x) hereof.
“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

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“Policy” shall have the meaning set forth in Section 6.1(b) hereof.
“Post-Foreclosure Plan” shall have the meaning set forth in Section 11.4 hereof.
“Power Agreement” shall mean that certain Agreement for Electric Service dated [***] between Borrower, as customer, and Power Provider, as may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Power Provider” shall mean Dominion Energy Virginia.
“Preapproved Alterations” shall mean the Alterations more particularly described on Schedule 1.1(d) hereto.
“Prepayment Notice” shall have the meaning set forth in Section 2.4.1(a) hereof.
“Prime Index Rate” shall mean, with respect to each Interest Period, the annual rate of interest published in The Wall Street Journal from time to time as the “Prime Rate” for the U.S. on the related Determination Date. If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Index Rate be less than zero percent.
“Prime Rate” shall mean, with respect to each Interest Period, the per annum rate of interest equal to the Prime Index Rate plus the Prime Rate Spread for each Component; provided, however, that such rate shall not be less than the Spread for each Component.
“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the Prime Rate for each Component.
“Prime Rate Spread” shall mean, with respect to each Note and each Component, the difference (expressed as the number of basis points) between (a) the Term SOFR Reference Rate (or the Unadjusted Alternate Index Rate, as applicable) plus the Spread for such Note or such Component on the date Term SOFR Reference Rate (or the Unadjusted Alternate Index Rate, as applicable) was last applicable to the Loan and (b) the Prime Index Rate on the date that Term SOFR Reference Rate (or the Unadjusted Alternate Index Rate, as applicable) was last applicable to the Loan.
“Priority Payment Cessation Event” shall mean (a) the acceleration of the Loan during the continuance of an Event of Default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by this Agreement or the other Loan Documents relating to all or a material portion of the Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing Administrative Agent from exercising its and/or Lender’s remedies under this Agreement or the other Loan Documents.

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“Priority Waterfall Payments” shall mean the payments described in Sections 3(a) through (e) of the Cash Management Agreement of Taxes, Other Charges, Power Costs and Insurance Premiums and the fees and expenses of the Agent under the Cash Management Account.
“Pro Rata Share” shall mean, as to any co-Lender, the ratio, expressed as a percentage of (a) the sum of the unpaid Outstanding Loan Amount owing to such co-Lender as of such date to (b) the sum of the aggregate unpaid Outstanding Loan Amount as of such date.
“Property” shall mean each parcel or parcels of real property described on Exhibit A to the Mortgage, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the “Real Property”. For the avoidance of doubt, “Property” shall not include any personal property owned by a Person which is not Borrower.
“Protective Advance” shall mean all sums expended by Administrative Agent or Lender, that are determined by Administrative Agent to be necessary or appropriate to expend, after Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Debt; (b) to prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value); or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including any amounts expended in connection therewith in accordance with Section 11.3.
“Provided Information” shall mean any and all financial and other information (including any updates thereto) provided at any time by, or on behalf of, Borrower, SPE Constituent Entity, Pledgor, Mezzanine Borrower, Guarantor, Sponsor and/or Manager (if the Manager is an Affiliate Manager).
“Public Sale” shall mean (a) the Sale or Pledge in one or a series of transactions, of all or a portion of the direct or indirect legal or beneficial interests in Borrower or a Mezzanine Borrower to a Qualified Public Company, or (b) the Sale or Pledge in one or a series of transactions, through which any direct or indirect owner of a legal or beneficial interest in Borrower or a Mezzanine Borrower becomes, or is merged with or into, a Qualified Public Company. For the avoidance of doubt, any provisions of this Agreement relating to a “Public Sale” shall not apply to an Excluded Entity.
“Public Vehicle” shall mean a Person whose securities are approved for listing and trading on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX), and shall include a majority owned subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.

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“Publicly Traded Shares” shall mean securities that are approved for listing on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX).
“Purchaser” shall have the meaning set forth in Section 4.3(b) hereof.
“QFC Credit Support” shall have the meaning set forth in Section 10.35 hereof.
“Qualified Manager” shall mean (a) Existing Manager, (b) JLL, (c) Cushman & Wakefield, (d) CBRE, Inc., (e) an Affiliate of a Qualified Transferee following a Public Sale possessing experience in managing during the five (5) years immediately preceding such management company’s engagement as a Manager with respect to the Property, at least five (5) data center properties in accordance with the terms of the Single Tenant Lease in the aggregate during such time (in each case not including the Property), and that is not the subject of a Bankruptcy Action (that has not otherwise been cured or terminated in accordance with the definition thereof), (f) a management organization otherwise reasonably acceptable to Administrative Agent, and (g) any Person Controlled by or under common Control with any management company set forth in subclauses (a) through (e), provided that with respect to clauses (a) through (g), such Person is not the subject of a Bankruptcy Action (that has not otherwise been cured or terminated in accordance with the definition thereof).
“Qualified Public Company” shall mean a Public Vehicle with a market capitalization equal to or exceeding $250,000,000 as of the date of the Public Sale.
“Qualifying Takeout Offer” shall mean an offer to Lender or any of its Affiliates to participate in an agented CMBS refinancing of the Loan secured by the Property on terms such that the economics payable to such Lender or such affiliate in connection with such refinancing are not less than the Exit Fee that would otherwise have been payable with respect to the portion of such Lender’s Loan subject to such offer.
“Qualified Transferee” shall mean a Person that (a) (1) has a Net Worth equal to or in excess of $250,000,000, or (2) has been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, (b) has not been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors or the subject of any material governmental or regulatory investigation which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or a civil proceeding in which such Person has been found liable in a final non-appealable judgment to have attempted to hinder, delay or defraud creditors, in each case for the past seven (7) years, and (c) is able to remake the applicable representations set forth in Section 4.1.35 hereof and is able to comply with the applicable covenants set forth in Section 5.1.27 hereof.
“Radius” shall have the meaning set forth in Section 6.1(c) hereof.

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“Raised Square Footage” shall mean the net rentable square footage at any of the Improvements at the Property with available power and cooling capacity that is then-currently leased or available to be leased to Tenants as data center space.
“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, KBRA, DBRS Morningstar or any other nationally recognized statistical rating organization that has been approved by Administrative Agent.
“REA” or “Reciprocal Easement Agreement” shall mean the reciprocal easement agreements or similar agreements affecting the Property or portion thereof and set forth on Schedule 1.1(j).
“REA Default Election Notice” shall have the meaning set forth in Section 8.1(a)(xv) hereof.
“Recourse Party” shall have the meaning set forth in Section 9.2(a)(i).
“Register” shall have the meaning set forth in Section 10.24 hereof.
“REIT” shall have the meaning set forth in Section 5.2.10(h) hereof.
“REIT Election” shall have the meaning set forth in Section 5.2.10(h) hereof.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” (within the meaning of Section 860D of the Code) that holds the Note or a portion thereof.
“Rents” shall mean, with respect to the Property, all rents (including, without limitation, percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, any fees, payments or other compensation from any Tenant relating to or in exchange for the termination of such Tenant’s Lease, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses or other reimbursables payable to Borrower (or to Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income or rental insurance. Notwithstanding the foregoing, payments

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received from Tenants that are non-recurring charges in the form of reimbursed expenses (excluding any management or oversight fee paid in respect of such non-recurring charges) under Leases shall not be considered Rents, and shall not be collateral for the Loan or subject to any restrictions or limitations set forth in the Loan Documents. For the avoidance of doubt, Lease Termination Payments shall constitute “Rents”.
“Replacement Affiliate Guarantor” shall mean individually or collectively as the context may require, one or more Affiliate(s) of Sponsor (other than Initial Guarantor) that is not a Replacement Sponsor Guarantor, provided that any Replacement Affiliate Guarantor(s) shall maintain an aggregate minimum Net Worth equal to the Net Worth Threshold.
“Replacement Agent” shall mean any successor to Agent that is an Eligible Institution and either (a) assumes the obligations of the Agent being replaced under the then-existing Cash Management Agreement or (b) executes and delivers a Replacement Cash Management Agreement, in each case, acting in such Person’s capacity as Agent under the Replacement Cash Management Agreement.
“Replacement Cash Management Agreement” shall mean any cash management agreement entered into by and among Borrower, Lender and a Replacement Agent, provided that such cash management agreement is in form and substance substantially similar to the Closing Date Cash Management Agreement or is otherwise in form and substance reasonably acceptable to Administrative Agent and Borrower.
“Replacement Guarantor” shall mean one or more of any of (1) a Replacement Sponsor Guarantor, (2) a Replacement Affiliate Guarantor, (3) a substitute guarantor which as of the date of determination (x) has (i) a Net Worth equal to, or in excess of, the Net Worth Threshold or (ii) a market capitalization equal to or exceeding $200,000,000 and (y) satisfies the requirements of a Qualified Transferee or (4) one or more substitute guarantors reasonably acceptable to Lender, as applicable.
“Replacement Interest Rate Protection Agreement” shall mean, collectively, one or more interest rate protection agreements from an Acceptable Counterparty with a strike price no greater than the Strike Price (or, if the Alternate Strike Price Condition has been satisfied, the Alternate Strike Price) and on other terms substantially similar to the Interest Rate Protection Agreement (or as otherwise reasonably acceptable to Lender) except that the same shall be effective as of the date required in Section 2.2.7(c) or (x) if such interest rate protection agreement is delivered in connection with an extension of the Maturity Date pursuant to Section 2.8 shall meet the requirements set forth in Section 2.8(c) and (y) if such interest rate protection agreement is delivered in connection with an Index Rate Conversion, shall meet the requirements set forth in Section 2.2.7(h).
“Replacement Lockbox Agreement” shall mean any lockbox agreement entered into by and among Borrower, Manager, Administrative Agent and a Replacement Lockbox Bank, provided that such lockbox agreement is in form and substance substantially similar to the Closing Date Lockbox Agreement delivered on the Closing Date, as applicable, or is otherwise in form and substance reasonably acceptable to Administrative Agent.

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“Replacement Lockbox Bank” shall mean any successor to the Lockbox Bank that is an Eligible Institution which maintains and holds the Lockbox Account and either (a) assumes the obligations of the Lockbox Bank being replaced under the then-existing Lockbox Agreement or (b) executes and delivers a Replacement Lockbox Agreement, in each case, acting in such Person’s capacity as Lockbox Bank under the Replacement Lockbox Agreement.
“Replacement Management Agreement” shall mean, collectively, (a) any of (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Existing Management Agreement, (ii) a management agreement with a Qualified Manager, entered into on an arm’s length basis and on commercially reasonable terms or (iii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, and (b) an assignment of management agreement and subordination of management fees substantially in the form delivered to Administrative Agent in connection with the closing of the Loan (or of such other form and substance reasonably acceptable to Administrative Agent) (a “Replacement Management Subordination”), in each case, executed and delivered to Administrative Agent by Borrower and such Qualified Manager at Borrower’s expense.
“Replacement Note” shall have the meaning set forth in Section 2.1.6 hereof.
“Replacement Sponsor Guarantor” shall mean (i) BODI Fund III, (ii) Net Lease Fund, (iii) ORENT, (iv) Fund VI, (v) Fund VII, and (vi) Blue Owl Digital Infrastructure Trust and/or Blue Owl Digital Infrastructure Operating Partnership LP, and in each case any successor thereto. For the avoidance of doubt, a Replacement Sponsor Guarantor shall not be required to satisfy any minimum Net Worth requirement.
“Reporting Entity” shall have the meaning set forth in Section 5.1.11(b) hereof.
“Required Ownership Interest” shall mean not less than twenty percent (20%) of the ultimate direct or indirect interests in Borrower, Pledgor and any Mezzanine Borrower.
“Required PLL Period” shall have the meaning set forth in Section 6.1(a)(x) hereof.
“Required REIT Distributions” shall mean an amount equal to (a) the minimum amount required to be distributed by a Borrower in cash (as opposed to equity) such that distributions received by each direct and/or indirect owner of the Borrower that is a REIT, with respect to any taxable year, equals the amount of the dividend such REIT must distribute in cash (as opposed to equity) to qualify or maintain its status as a REIT and to avoid any U.S. federal or state income taxes imposed under Sections 857(b)(1) and 857(b)(3) of the Code (or similar provisions of state or local law) and any excise taxes imposed under Section 4981 of the Code or (b) the necessary amount to redeem any preferred shareholders of any Person described in clause (a); provided, however, (1) prior to a Public Sale to a Qualified Public Company, the amount of Required REIT Distributions made in any year shall not exceed the greater of (x) $250,000 per annum and (y) when aggregated with all prior distributions pursuant to this definition of “Required REIT Distributions”, ten percent (10%) of the aggregate of all deposits

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made into the Excess Cash Flow Reserve Account through any date of determination (the “Pre-Public Sale Cap”) and (2) after a Public Sale to a Qualified Public Company, the amount of Required REIT Distributions made in any year shall not exceed the greater of (x) the Pre-Public Sale Cap and (y) the amount of Required REIT Distributions that would be permitted to be made pursuant to clause (a) of this definition assuming Borrower itself were a REIT, that such REIT’s assets were limited to the assets of Borrower, and that such REIT’s income was limited to Borrower’s net taxable income or the net taxable income of Borrower’s owner for U.S. federal income tax (or state or local income tax, as applicable) purposes that is attributable to its interest in Borrower.
“Reserve Accounts” shall mean, collectively, the Tax and Insurance Reserve Account, the Excess Cash Flow Reserve Account, the Lease Termination Payment Reserve Account and any other escrow account established pursuant to the Loan Documents.
“Reserve Funds” shall mean, collectively, the Tax Reserve Funds, the Insurance Reserve Funds, the Excess Cash Flow Reserve Funds, the Lease Termination Payment Reserve Funds and any funds deposited into any other Reserve Account.
“Reserved Excess Cash Flow” shall have the meaning set forth in Section 7.5.1 hereof.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such Alterations as may be reasonably approved by Administrative Agent.
“Restricted Party” shall mean collectively, (a) Borrower, any Mezzanine Borrower, Pledgor, each SPE Constituent Entity and Pledgor and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, any Mezzanine Borrower, any SPE Constituent Entity, Pledgor or any non-member manager; excluding, however, (x) any Excluded Entity (and any Person owning a direct or indirect interest in any Excluded Entity) and (y) with respect to clause (b), any shareholders or owners of stock or equity interest that are publicly traded on any nationally or internationally recognized stock exchange or any accommodation shareholders of preferred shares in any REITs in the Borrower’s ownership structure for REIT compliance purposes, in each case, that are not Affiliates of Borrower or any Mezzanine Borrower. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, no notice to, or consent of Administrative Agent or Lender shall be required in connection with any Sale or Pledge of direct or indirect interests in any Excluded Entity.
“Restricted Pledge Party” shall mean, collectively, Borrower, any Mezzanine Borrower, Pledgor, any SPE Constituent Entity, any SPE Constituent Entity (as defined in the Mezzanine Loan Agreement) or any other direct or indirect equity holder in Borrower that holds

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a direct or indirect ownership interest in Borrower that, in aggregate, exceeds twenty-five percent (25%) of the direct and indirect ownership interests in Borrower, up to, but not including, the first direct or indirect equity holder of Borrower that has substantial assets other than its indirect interest in the Property, provided, that an Excluded Entity (and any Person owning a direct or indirect interest in any Excluded Entity) shall not be a Restricted Pledge Party.
“Retained Affiliate Lender Rights” shall have the meaning set forth in Section 10.28 hereof.
“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option to purchase or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“Section 2.9 Certificate” shall have the meaning set forth in Section 2.9(e)(i)(C) hereof.
“Section 2.9 Taxes” shall have the meaning set forth in Section 2.9(a) hereof.
“Securities” shall have the meaning set forth in Section 9.1.1 hereof.
“Securitization” shall have the meaning set forth in 5.1.11(c) hereof.
“Servicer” shall mean KeyBank National Association (together with its successors and any assigns who are Affiliates) and any other Person selected by Administrative Agent to act as servicer hereunder with such powers as are specifically delegated to Servicer by Administrative Agent, whether pursuant to the terms of this Agreement, the Lockbox Agreement or the Cash Management Agreement, together with such other powers as are incidental thereto.
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(a) hereof.
“Single Tenant Lease” shall mean (x) that certain [***], dated [***], between Borrower and [***], as amended by that certain [***], dated as of [***], and (y) any Lease(s) with any Tenant in replacement of any Lease which demises all or substantially all of the critical power available to the Property, as each of the same may be amended, restated and/or replaced in accordance with the terms and conditions of this Agreement.
“Single Tenant Lease Parent Guaranty” shall mean that certain [***], dated effective as of [***], made by [***] (“Parent Guarantor”) in favor of Borrower, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Single Tenant Lease Trigger Event” shall mean the occurrence of (i) (x) an event of default (following the expiration of any applicable notice and cure rights) by Borrower under

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the Single Tenant Lease that gives rise to a termination right by the Tenant under the Single Tenant Lease and Tenant has delivered written notice to Borrower exercising such termination right, or (y) a monetary event of default (following the expiration of any applicable notice and cure rights) by the Tenant under the Single Tenant Lease in an amount greater than an amount equal to three (3) months of base rent under the Single Tenant Lease ((x) and (y), collectively, a “Single Tenant Lease Default”), (ii) a Bankruptcy Action of the Tenant under the Single Tenant Lease and/or the Parent Guarantor, (iii) the failure of the Single Tenant Lease and/or the Single Tenant Lease Parent Guaranty to be in full force and effect in all material respects (including, without limitation, as a result of any rejection in a bankruptcy or insolvency proceeding) or (iv) termination of the Single Tenant Lease by the Tenant under the Single Tenant Lease.
“Single Tenant Lease Trigger Event Cure” shall mean the first date following the occurrence of a Single Tenant Lease Trigger Event on which (i) with respect to a Single Tenant Lease Trigger Event caused by a Single Tenant Lease Default, no Single Tenant Lease Default is continuing, (ii) with respect to a Single Tenant Lease Trigger Event caused by a bankruptcy of the Tenant under the Single Tenant Lease or Parent Guarantor under the Single Tenant Lease Parent Guaranty, such bankruptcy has been discharged, stayed or dismissed within ninety (90) days of the filing thereof, or (iii) with respect to a Single Tenant Lease Trigger Event caused by the termination of the Single Tenant Lease by the Tenant thereunder, (x) the amount of the Lease Termination Payment deposited into the Lease Termination Payment Reserve Account is equal to or exceeds the sum of (A) the then Outstanding Loan Amount, and (B) the then Outstanding Mezzanine Loan Amount or (y) Borrower re-leases the Property in accordance with the terms and conditions hereof and the Debt Yield such that the Debt Yield is equal to or greater than the Debt Yield Threshold.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the SOFR Rate.
“SOFR Rate” shall mean the sum of (i) Term SOFR applicable to such Interest Period and (ii) the Spread for each Component.
“Sole Member Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the Closing Date, made by Pledgor in favor of Administrative Agent for the benefit of Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.
“SPE Constituent Entity” shall mean the Special Purpose Entity (which shall be a Delaware single member limited liability company) that is the general partner of Borrower, if Borrower is a limited partnership, or the managing member of Borrower, if Borrower is a multi-member limited liability company.

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“SPE Party” shall mean Borrower, Pledgor and any SPE Constituent Entity.
“Special Purpose Entity” shall mean a limited partnership or limited liability company that, at all times on and after the Closing Date, has complied with and shall at all times comply with the following requirements:
(i)is and shall be organized solely for the purpose of (A) in the case of Borrower, acquiring, developing, redeveloping, owning, holding, selling, leasing, transferring, exchanging, managing, renovating, improving, financing, refinancing and operating the Property (or any portion thereof), entering into and performing its obligations under the Loan Documents with Administrative Agent and Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting any lawful business that is incident, necessary and appropriate to accomplish the foregoing; (B) in the case of an SPE Constituent Entity, acting as a general partner of the limited partnership that owns the Property or as member of the limited liability company that owns the Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; and (C) in the case of Pledgor, acting as sole member of Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)shall not engage in any business unrelated to the activities set forth in clause (i) of this definition;
(iii)shall not own any real property other than, in the case of Borrower, the Property;
(iv)does not have and shall not have any assets other than (A) in the case of Borrower, its interest in the Property, personal property necessary or incidental to its interest in and operation of the Property, (B) in the case of an SPE Constituent Entity, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property and personal property necessary or incidental to its ownership of such interests and (C) in the case of Pledgor, owning the limited liability company interests in Borrower and personal property necessary or incidental to its ownership of such interests;
(v)shall not engage in, seek, consent to or permit (A) to the fullest extent permitted by law, any dissolution, winding up, liquidation, consolidation, Division or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business other than in connection with a sale of the Property in accordance with the terms of this Agreement, except as permitted by the Loan Documents, (C) in the case of an SPE Constituent Entity, any transfer of its partnership interest or member interest in Borrower, except as permitted by the Loan Documents or (D) in the case of Pledgor, any transfer of its limited liability company interest in Borrower, except as permitted by the Loan Documents;
(vi)shall not cause, consent to or permit any amendment of its articles of organization, certificate of formation, certificate of limited partnership or other formation document or its limited partnership agreement, limited liability company agreement or operating agreement (as applicable) with respect to the matters set forth in this definition or matters as to which such formation document expressly requires prior written consent of Administrative Agent, in each case without the prior written consent of Administrative Agent;

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(vii)if such entity is a limited partnership, shall be either a Delaware entity or any entity formed in the United States outside of the State of Delaware, and has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a single-member Delaware limited liability company, (B) has two (2) Independent Directors or Independent Managers, and (C) holds a direct interest as general partner in the limited partnership of not less than one-tenth of one percent (0.1%);
(viii)intentionally omitted;
(ix)intentionally omitted;
(x)intentionally omitted;
(xi)if such entity is a limited liability company, (A) is and shall be a Delaware limited liability company (or is and shall be a limited liability company formed in the United States outside of the State of Delaware with a managing member that is an SPE Constituent Entity), (B) has and shall have (or, in the case of a limited liability company formed in the United States outside of the State of Delaware, has a managing member that is an SPE Constituent Entity that has and shall have) at least two (2) Independent Directors or Independent Managers, (C) shall not take any Material Action and shall not cause or permit the members or managers of such limited liability company to take any Material Action, either with respect to itself or, if the limited liability company is an SPE Constituent Entity, with respect to Borrower, in each case unless two (2) Independent Directors or Independent Managers then serving as managers of the limited liability company shall have given their prior written consent to such action, and (D) has and shall have two (2) natural persons who are not members of the limited liability company, that have signed its limited liability company agreement and that, under the terms of such limited liability company agreement become a member of the limited liability company immediately prior to the withdrawal or dissolution of the last remaining member of the limited liability company;
(xii)shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability company agreement or an operating agreement, as applicable or (b) a limited partnership, has a limited partnership agreement that, in each case, provides that such entity shall not) (I) to the fullest extent permitted by law, dissolve, merge, be subject to a Division, liquidate, consolidate; (II) sell all or substantially all of its assets; (III) except for amendments entered into prior to the date hereof, amend its organizational documents with respect to the matters set forth in this definition without the prior written consent of Administrative Agent; or (IV) without the affirmative vote of two (2) Independent Directors or Independent Managers of itself or the consent of an SPE Constituent Entity that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a voluntary or any other bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing (actions described in clauses (A) through (D), collectively, the “Material Actions”);
(xiii)intends to remain solvent and pay its debts and liabilities (including a fairly-allocated portion of any personnel and overhead expenses that it shares

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with any Affiliate) from its assets as the same shall become due, and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the operations of the Property to do so; provided, however, that the foregoing shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions to such entity);
(xiv)shall not fail to correct any known misunderstanding regarding the separate identity of such entity;
(xv)except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan and (ii) as contemplated by the Loan Documents with respect to each other SPE Party, shall maintain books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns or is a disregarded entity for tax purposes;
(xvi)intentionally omitted;
(xvii)except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan and (ii) as contemplated by the Loan Documents with respect to each other SPE Party, shall not commingle its funds or assets with those of any other Person and shall not participate in any cash management system with any other Person;
(xviii)shall hold its assets in its own name;
(xix)shall hold itself out, identify itself and conduct its business as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than its Affiliate, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as its agent;
(xx)except with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, (A) shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) shall show, in its financial statements, its assets and liabilities separate and apart from those of any other Person; and (C) shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by Approved Accounting Principles; provided, however, that, any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity except as provided herein with respect to each other Borrower or any SPE Constituent Entity;
(xxi)except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan and (ii) as contemplated by the Loan Documents with respect to each other SPE Party, shall pay its own liabilities and expenses, including the salaries of its own employees, if any, out of its own funds and assets, provided there is sufficient cash flow to do so, and

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shall maintain a sufficient number of employees in light of its contemplated business operations provided there exists sufficient cash flow from the operations of the Property to do so;
(xxii)shall observe all partnership or limited liability company formalities, as applicable, that are necessary to maintain its separate existence;
(xxiii)(I) in the case of Borrower, shall have no Indebtedness other than (A) the Loan, (B) Permitted Debt, (C) intentionally omitted, (D) such other liabilities that are permitted pursuant to this Agreement or as otherwise imposed by law and (E) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, provided, however this covenant shall not require any partner or member of Borrower to make additional capital contributions to Borrower, (II) in the case of an SPE Constituent Entity, shall have no Indebtedness other than (A) liabilities of such SPE Constituent Entity as a general partner and/or limited partner of a limited partnership or the member of a limited liability company, in the capacity as such and (B) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Special Purpose Entity in which it holds an interest in and routine administration of the Special Purpose Entity in which it holds an interest in, provided that (x) the outstanding liabilities at any time shall not exceed $25,000.00 (provided, however, this restriction shall not apply to liabilities incurred by such SPE Constituent Entity as a general partner of a limited partnership or the managing member of a limited liability company, in its capacity as such) and (y) such liabilities are normal and reasonable under the circumstances; and (C) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan; provided, however, that this covenant shall not require any partner or member of an SPE Constituent Entity to make additional capital contributions to any such entity and (III) in the case of Pledgor, shall have no Indebtedness other than (A) liabilities of Pledgor as sole member of the Borrower, in its capacity as such and (B) liabilities incurred in the ordinary course of business relating to the ownership and operation of Borrower and routine administration of Borrower, provided that (x) the outstanding liabilities at any time shall not exceed $25,000.00 (provided, however, this restriction shall not apply to liabilities incurred by Pledgor as sole member of Borrower, in its capacity as such) and (y) such liabilities are normal and reasonable under the circumstances;
(xxiv)in the case of Borrower, or in the case of an SPE Constituent Entity that is a general partner or managing member of Borrower, in its capacity as such, shall not assume or guarantee or become obligated for the debts of any other Person, and shall not hold out itself or its credit or assets as being available to satisfy the obligations of any other Person (or any division or part of any other Person), in each case, except (i) as contemplated by the Loan Documents with respect to each other SPE Party, (ii) as otherwise imposed by law and (iii) other than with respect to an SPE Constituent Entity with respect to prior financings that have been repaid or otherwise discharged as of the closing of the Loan;
(xxv)shall not acquire obligations or securities of its partners, members or any other Affiliate except (A) with respect to each SPE Constituent Entity, such SPE Constituent Entity’s general partner and/or limited partner interest or member interest and obligations with respect to the Borrower in which it owns an interest and (B) with respect to Pledgor, its limited liability company interest and obligations with respect to Borrower.
(xxvi)shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates or any guarantor of any of their respective obligations, or

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any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;
(xxvii)shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(xxviii) except (i) as contemplated by the Loan Documents with respect to each other Borrower or any SPE Constituent Entity, (ii) as contemplated by the Sole Member Pledge Agreement with respect to Pledgor and (iii) with respect to any SPE Constituent Entity, with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, shall not pledge its assets to secure the obligations of any other Person;
(xxix)intentionally omitted;
(xxx)shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (or division or part of any other Person);
(xxxi)shall not make loans to any Person and shall not hold evidence of indebtedness issued by any other Person (other than (A) cash and (B) investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity) except as is contemplated in the Loan Documents;
(xxxii)shall not identify its partners, members or any Affiliate of any of them, as a division or part of it;
(xxxiii)except (i) as contemplated under the Loan Documents with respect to each other SPE Party and, (ii) for capital contributions and distributions permitted under the terms of its organizational documents, shall not enter into or be a party to, any transaction with any of its partners, members or Affiliates except in the ordinary course of its business and in each case on terms which are intrinsically fair, commercially reasonable and are comparable to those of an arm’s-length transaction with an unrelated third party;
(xxxiv)shall not have any obligation to, and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;
(xxxv)intentionally omitted;
(xxxvi)shall not have any of its obligations guaranteed by any Affiliate except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, (ii) as provided by the Loan Documents with respect to each other SPE Party, with respect to the Lockbox Agreement, and with respect to the Guaranty, the Unfunded Obligations Guaranty and each Ancillary Guaranty, and (iii) certain guarantees required pursuant to the terms of any Leases with respect to the landlord’s obligations for tenant improvements under such Leases in the ordinary course of business and which are provided to, or are for the benefit of, the Tenant under the applicable Lease (the “TI Guarantees”); provided, that in the event that Borrower elects to deliver a TI Guaranty, if the Additional Insolvency Opinion

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Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion acceptable to Administrative Agent which takes into account such TI Guaranty;
(xxxvii)shall not form, acquire or hold any subsidiary, other than in connection with any Approved Drop Down, an Approved Borrower Sub or any other wholly-owned subsidiary or as expressly permitted in this Agreement, except (A) in the case of an SPE Constituent Entity, the Borrower in which it owns an interest and (B) in the case of Pledgor, its limited liability company interest in Borrower;
(xxxviii)shall comply with all of the terms and provisions contained in its organizational documents;
(xxxix)except with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, shall maintain its bank accounts separate from those of any other Person and shall not permit any Affiliate independent access to its bank accounts (other than Existing Manager, acting in its capacity as agent pursuant to the Existing Management Agreement, or any other Manager that is under common Control with Existing Manager or Guarantor), except as otherwise contemplated by the Loan Documents with respect to Borrower;
(xl)is, and shall continue to be duly formed, validly existing, and in good standing in the state of its formation and duly qualified in all other jurisdictions where it is required to be qualified in order to do business;
(xli)has no material contingent or actual obligations, other than, (A) in the case of Borrower, material contingent or actual obligations related to the Property, (B) in the case of an SPE Constituent Entity, material contingent or actual obligations related to its ownership of the applicable Special Purpose Entity and (C) in the case of Pledgor, material contingent or actual obligations related to its limited liability company interest in Borrower; and
(xlii)if treated as a “disregarded entity” for tax purposes, does not have and shall not have any obligation to reimburse its equityholders or any of their Affiliates for any taxes that such equityholders or any of their Affiliates may incur as a result of any profits or losses of such entity.
Notwithstanding anything to the contrary contained herein, in no instance shall Borrower be a corporation.
“Split Loan” shall have the meaning set forth in Section 9.1.2(a) hereof.

“Splitting Documentation” shall have the meaning set forth in Section 9.1.2(a) hereof.

“Sponsor” shall mean (a) any entity comprising Blue Owl and (b) any Blue Owl Fund Entity(ies).
“Spread” shall mean (i) prior to November 9, 2027, 2.00%, (ii) from and after November 9, 2027 until the Initial Maturity Date, 2.25% and (ii) during the Extension Term, 2.50%.

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“Stack” shall mean STACK Infrastructure, Inc., a Delaware corporation.
“Stack Management Agreement” shall mean that certain Asset Management Agreement, dated as of the date hereof, between Borrower and Stack.
“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.
“Strike Price” shall mean (a) a rate that yields a per annum interest rate that would result in the Debt Service Coverage Ratio being no less than 1.10:1.00 (the “Required Strike Price”) and (b) if elected by Borrower in its sole discretion, a rate that is lower than the Required Strike Price.
“Subdivision” shall have the meaning set forth in Section 2.6.1 hereof.
“Substitute Interest Rate Protection Agreement” shall have the meaning set forth in Section 2.2.7(h) hereof.
“Supported QFC” shall have the meaning set forth in Section 10.35 hereof.
“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Administrative Agent and the company or companies issuing the applicable Title Insurance Policy, and containing a certification of such surveyor satisfactory to Administrative Agent.
“Syndication” shall have the meaning set forth in Section 9.1.1(a) hereof.

“Tax and Insurance Adjustment” shall have the meaning set forth in the definition of “Operating Expenses” hereof.
“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 7.2.1 hereof.
“Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.
“Tax Bill” shall have the meaning set forth in Section 7.2.1 hereof.
“Tax Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.
“Tenant” shall mean any Person with a possessory right to all or any part of the Property pursuant to a Lease.

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“Term SOFR” shall mean, with respect to each Interest Period, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than zero.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html or any successor source.
“TI Guaranty” or “TI Guarantees” shall have the meaning set forth in subsection (xxxvi) of the definition of “Special Purpose Entity”.
“Title Company” shall mean Chicago Title Insurance Company.
“Title Insurance Policy” shall mean, with respect to the Property, an ALTA mortgagee title insurance policy in a form reasonably acceptable to Administrative Agent (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Administrative Agent) issued with respect to the Property and insuring the Lien of the Mortgage encumbering the Property.
“Titled Agent” shall have the meaning set forth in Section 11.13 hereof.
“Total Interest Rate Hedge Agreement Notional Amount” shall mean, as of the relevant time of determination, the sum of the aggregate notional amount under each Interest Rate Protection Agreement that is an interest rate swap agreement as of such time.
“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“Transition Services Agreement” shall mean that certain Transition Services Agreement, dated as of the date hereof, by and between Borrower and Corscale.

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“TRIPRA” shall have the meaning set forth in Section 6.1(a)(ix) hereof.
“TRS Restructuring” shall have the meaning set forth in Schedule 5.2.10 hereof.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.
“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 10.35 hereof.
“UCC” or “Uniform Commercial Code” shall mean, unless otherwise set forth herein, the Uniform Commercial Code as in effect in the applicable State in which the Property is located.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Alternate Index Rate” shall mean the Alternate Index Rate excluding the Alternate Rate Spread Adjustment.
“Unfunded Obligations Guaranty” shall mean that certain Unfunded Obligations Guaranty, dated as of the Closing Date and executed and delivered by Guarantor in connection with the Loan to and for the benefit of Administrative Agent, for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Unfunded Obligations Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) .
“Unanimous Decisions” shall have the meaning set forth in Section 10.30(c) hereof.
“WFB” shall have the meaning set forth in the introductory paragraph hereto.

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“Weighted Average Spread” shall mean the weighted average of the Spreads for each Note (or Component, if applicable), weighted on the basis of their respective principal balances.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EEA Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Zoning Report” shall mean that certain planning and zoning report provided to Administrative Agent and Lender in connection with the origination of the Loan.
Section 1.2.Principles of Construction All references to Sections and schedules are to Sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE II

GENERAL TERMS
Section 2.1.Loan Commitment; Disbursement to Borrower.
2.1.1.Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, Administrative Agent agrees to administer and Borrower hereby agrees to accept, the Loan on the Closing Date.
2.1.2.No Reborrowings. Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed. Borrower acknowledges and agrees that the Loan was fully funded as of the Closing Date.
2.1.3.Intentionally Omitted.
2.1.4.The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.
2.1.5.Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire and repay existing Indebtedness encumbering the Property, (b) pay carrying costs with respect to the Property, (c) make deposits (if any) into the Reserve Funds on the Closing Date in the amounts provided herein, if any, (d) pay costs and expenses incurred in connection with the closing of the Loan, the operation of the Property and other transaction costs, (e) make distributions to any direct or indirect equity holders in Borrower, (f) fund any working capital requirements of the Property and (g) to the extent any proceeds of the Loan remain after satisfying clauses (a) through (f), to fund such other general purposes as Borrower shall determine in its sole discretion.

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2.1.6.Components of the Loan. In connection with any Componentization Event permitted hereunder (on one or more occasions), upon written notice (which may be delivered via email) from Administrative Agent to Borrower (a “Componentization Notice”), the Note will be deemed to have been subdivided into multiple components (“Components”). Each Component shall have such notional balance as Administrative Agent shall specify in the Componentization Notice and an interest rate equal to the sum of (i) such amount as Administrative Agent shall specify in such Componentization Notice (a “Component Spread”) plus (ii) Term SOFR; provided that the sum of the principal balances of all Components shall equal the then-current outstanding principal amount of the Loan, and the Weighted Average Spread for all Components shall initially equal the then-applicable percentage set forth in clauses (i)-(iii) of the definition of “Spread”, as the same may have increased following a prior Componentization Event due to a Permitted Adjustment Event. Borrower shall be treated as the obligor with respect to each of the Components, and Borrower acknowledges that each Component may be individually beneficially owned by a separate Person. The Components need not be represented by separate physical Notes, but if requested by Administrative Agent in writing, each Component shall be represented by a separate physical Note (each, a “Replacement Note”), in which case Borrower shall execute and return to Lender each such Replacement Note, in the same form as the Note executed and delivered on the Closing Date, promptly following Borrower’s receipt of an execution copy thereof and upon return of any Note which evidences the indebtedness secured by such Replacement Note (which may be accomplished through mutually acceptable escrow arrangements). Notwithstanding anything to the contrary contained herein, any reallocation or creation of any Components pursuant to this Section (i) shall not increase (x) any monetary obligation of Borrower or Guarantor, or (y) any other obligation or liability of Borrower under the Loan Documents in any respect or (z) any other obligation or liability of Guarantor in any respect, (ii) shall not change the dates of the Interest Period, the Maturity Date or the Payment Date (except as may be permitted pursuant to the definitions thereof), (iii) shall not affect the time periods during which Borrower or Guarantor is permitted to perform any obligations under the Loan Documents, (iv) shall not require amortization of the Loan and (v) shall not decrease any of Borrower’s or Guarantor’s rights or remedies under the Loan Documents in any respect.
Section 2.2.Interest Rate.
2.2.1.Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, subject to Section 2.2.4, interest on each Component outstanding from time to time shall, subject to Section 2.2.5, accrue at the SOFR Rate from (and including) the Closing Date until (and including) the Maturity Date. Borrower shall pay to Administrative Agent, for the account of each Lender, on each Payment Date the interest accrued on the Outstanding Loan Amount for the related Interest Period.
2.2.2.Interest Calculation. Interest on the Outstanding Loan Amount (or each Component, if applicable) shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Interest Period for which such calculation is being made by (b) a daily rate based on the Interest Rate applicable to such Note (or Component, if applicable) and a three hundred sixty (360) day year by (c) the Outstanding Loan Amount.
2.2.3.Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Loan Amount and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until (i) in the event of an Event of Default that is non-monetary in nature, the cure of such Event of Default by Borrower or (ii) in the event of an Event of Default that is monetary in nature, the actual receipt and collection of the Debt (or that portion thereof that is then due). This Section 2.2.3 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent and Lender by reason of the occurrence of any Event of Default, and each of Administrative Agent and

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Lender retains its rights under the Note and this Agreement to accelerate and to continue to demand payment of the Debt during the continuance of any Event of Default.
2.2.4.Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
2.2.5.Determination of Interest Rate.
(a)Interest Rate. The Interest Rate with respect to each Note of the Loan shall be: (A) the SOFR Rate with respect to the applicable Interest Period if the Loan is a SOFR Loan, (B) the Alternate Rate with respect to the applicable Interest Period if the Loan is an Alternate Rate Loan or (C) the Prime Rate with respect to the applicable Interest Period if the Loan is a Prime Rate Loan, in each case determined by Administrative Agent as of the Determination Date.
(b)Benchmark Unavailability Period. During a Benchmark Unavailability Period, following Borrower’s receipt of notice of the commencement of such Benchmark Unavailability Period, the component of the Interest Rate based on the Applicable Index Rate shall be replaced, as of the first day of the next succeeding Interest Period and for the remainder of such Benchmark Unavailability Period, with the Prime Index Rate and the Loan shall be converted to a Prime Rate Loan bearing interest based on the Prime Rate in effect on each applicable Determination Date.
(c)Subject to the terms and conditions hereof, the Loan shall be either a SOFR Loan, a Prime Rate Loan or an Alternate Rate Loan, as applicable, and Borrower shall pay interest on the Outstanding Loan Amount at the SOFR Rate, the Prime Rate or at the Alternate Rate, as applicable, for the applicable Interest Period. Each determination by Administrative Agent of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.
(d)Effect of a Benchmark Transition Event.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Periodic Term SOFR Determination Day (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Date) for any Interest Period, the Alternate Index Rate will replace the then current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent Periodic Term SOFR Determination Days (or if the Benchmark is not the Term SOFR Reference Rate, the Determination Dates) (without any amendment to, or further action or consent of any other party to, this Agreement).
(ii)In connection with the use, administration, adoption, or implementation of an Alternate Index Rate, Administrative Agent will have the right to

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make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower or any other party to this Agreement or any other Loan Document.
(iii)Administrative Agent will promptly notify Borrower of (A) any Benchmark Replacement Date, (B) the implementation of any Alternate Index Rate, (C) the effectiveness of any Conforming Changes, and/or (D) any Benchmark Unavailability Period. Any determination, decision or election that is made by Administrative Agent pursuant to and in accordance with this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of a Benchmark Replacement Date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error.
(iv)Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert (A) a SOFR Loan to a Prime Rate Loan or an Alternate Rate Loan, (B) a Prime Rate Loan to a SOFR Loan or an Alternate Rate Loan or (C) an Alternate Rate Loan to a SOFR Loan or a Prime Rate Loan.
(e)If the adoption of any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a SOFR Loan or Alternate Rate Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a SOFR Loan or Alternate Rate Loan or to convert a Prime Rate Loan to a SOFR Loan or an Alternate Rate Loan shall be canceled forthwith and (ii) any outstanding SOFR Loan or Alternate Rate Loan shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees actually payable by Lender to lenders of funds obtained by it in order to make or maintain the SOFR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
(f)In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i)shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Applicable Index Rate hereunder;
(ii)shall hereafter have the effect of reducing the rate of return on Lender’s capital (other than Section 2.9 Taxes) as a consequence of its obligations hereunder to a level below that which Lender could have achieved under the Loan Documents but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;
(iii)shall hereafter subject any Lender to any Section 2.9 Taxes (other than Non-Excluded Taxes and Excluded Taxes) on its loans, loan principal, letters of

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credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iv)shall hereafter impose on Lender any other condition (other than Section 2.9 Taxes) and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
then, in any such case, Borrower shall promptly pay Administrative Agent, for the benefit of Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.5(g), Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Subject to Section 2.2.5(i) hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.
(g)Lender shall not be entitled to claim compensation pursuant to this Section 2.2.5 for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued prior to the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim for compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for the calculation of the additional amounts owed to Lender under this Section 2.2.5, which statement shall be conclusive and binding on all parties absent manifest error, and (ii) any earlier date provided Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.
(h)Borrower agrees to indemnify Administrative Agent and Lender and to hold Administrative Agent and Lender harmless from any actual out-of-pocket loss or expense which Administrative Agent and/or Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a SOFR Loan or Alternate Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain a SOFR Loan or Alternate Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the SOFR Loan or Alternate Rate Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain the SOFR Loan or Alternate Rate Loan hereunder and (iii) the conversion pursuant to the terms hereof of the SOFR Loan to a Prime Rate Loan or an Alternate Rate Loan on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain a SOFR Loan or Alternate Rate Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”), subject to Section 2.4.1 and Section 2.4.4; provided, however, (x) in no event shall Breakage Costs with respect to any

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instance of the foregoing exceed the interest that would be payable on the Loan through the end of the then-current Interest Period, (y) Borrower shall not indemnify Administrative Agent and/or Lender from any loss or expense arising from Administrative Agent’s or Lender’s willful misconduct or gross negligence and (z) Breakage Costs with respect to any instance of the foregoing shall only be payable to Lender if such Breakage Costs arise from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain a SOFR Loan hereunder. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
2.2.6.Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the SOFR Loan or Alternate Rate Loan, as applicable, and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.5(g), including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the SOFR Loan or Alternate Rate Loan, as applicable, or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender or in its reasonable discretion.
2.2.7.Interest Rate Protection Agreement.
(a)On or prior to February 8, 2027, Borrower shall enter into an Interest Rate Protection Agreement with a strike price no greater than the Required Strike Price. The Interest Rate Protection Agreement (i) shall at all times be in a form and substance reasonably acceptable to Administrative Agent with respect to such matters not otherwise set forth in this Agreement, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Cap Account, or during the continuance of an Event of Default, as directed by Administrative Agent, any amounts due Borrower Interest Rate Cap Party under such Interest Rate Protection Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Properties are transferred by judicial or non judicial foreclosure or deed in lieu thereof, (iv) shall be for a term through the end of the then-applicable Maturity Date of the Loan and (v) shall at all times have a notional amount equal to (or, at Borrower’s sole discretion, greater than) the then Outstanding Loan Amount and shall at all times provide for the Strike Price. With respect to any Interest Rate Protection Agreement that is an interest rate cap agreement, Borrower shall collaterally assign to Administrative Agent, for the benefit of Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (the “Assignment of Interest Rate Protection Agreement”), all of its right, title and interest to receive any and all payments under the Interest Rate Protection Agreement, and shall deliver to Administrative Agent an executed counterpart of such Interest Rate Protection Agreement (which shall, by its terms, authorize the assignment to Administrative Agent and require that payments be deposited directly into the Cap Account) and shall notify the Acceptable Counterparty of such assignment.
(b)Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Protection Agreement to Borrower or Administrative Agent shall be directly deposited in the Cap Account, or during the continuance of an Event of Default, as directed by Administrative Agent. Borrower shall take all actions reasonably requested by Administrative Agent to enforce Administrative Agent’s rights under the Interest Rate Protection Agreement in the event of a default by the Acceptable Counterparty. Borrower shall not waive, amend or otherwise modify any of Borrower’s rights thereunder without Administrative Agent’s prior written consent; provided, however, Borrower Interest Rate Cap Party may agree to amend an Interest Rate Protection Agreement without first obtaining Administrative Agent’s consent,

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solely for the purpose of reducing the notional amount under such Interest Rate Protection Agreement, provided that the notional amount, after giving effect to such amendment, is at least equal to the then Outstanding Loan Amount (a “Notional Amount Reduction”), and any payment that is owing to Borrower by such Acceptable Counterparty in connection with a Notional Amount Reduction shall not be considered a part of Administrative Agent’s collateral. Administrative Agent shall, at the request of Borrower, direct the Counterparty to permit a Notional Amount Reduction to the extent requested by a counterparty, and otherwise reasonably cooperate with Borrower (at Borrower’s sole cost and expense) in order to effectuate any Notional Amount Reduction.
(c)In the event that the counterparty to the Interest Rate Protection Agreement (or the guarantor of such counterparty’s obligations, if any) is no longer an Acceptable Counterparty (whether as a result of downgrade, withdrawal or qualification of the rating of such counterparty (or the guarantor of such counterparty’s obligations, if any)), Borrower shall replace or cause the cap provider to replace the Interest Rate Protection Agreement with a Replacement Interest Rate Protection Agreement not later than the period of time provided for in such Interest Rate Protection Agreement following such downgrade, withdrawal or qualification (not to exceed ten (10) Business Days), provided, Borrower shall not be required to replace the Interest Rate Protection Agreement with a Replacement Interest Rate Protection Agreement so long as within ten (10) Business Days of such downgrade, withdrawal or qualification, the Acceptable Counterparty under the Interest Rate Protection Agreement either (x) provides a guaranty of its obligations from a guarantor that is an Acceptable Counterparty pursuant to such terms as are reasonably acceptable to Administrative Agent or (y) posts collateral pursuant to a credit support annex that was executed on the effective date of the Interest Rate Protection Agreement, which credit support annex is reasonably acceptable to Administrative Agent.
(d)In the event that Borrower fails to purchase and deliver to Administrative Agent the Interest Rate Protection Agreement or fails to maintain the Interest Rate Protection Agreement in accordance with the terms and provisions of this Agreement, Administrative Agent may on behalf of the Lenders purchase the Interest Rate Protection Agreement and the cost incurred by Administrative Agent in purchasing such Interest Rate Protection Agreement shall be paid by Borrower to Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by Administrative Agent until such cost is reimbursed by Borrower to Administrative Agent.
(e)In connection with the Interest Rate Protection Agreement, Borrower shall obtain and deliver to Administrative Agent within fifteen (15) Business Days following (x) the date the Borrower is required to enter into an Interest Rate Protection Agreement under Section 2.7(a), or (y) the later of (A) the first day of any applicable Extension Term and (B) Borrower’s entrance into an Interest Rate Protection Agreement in accordance with Section 2.8 hereof, as applicable (i) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Interest Rate Protection Agreement reasonably acceptable to Administrative Agent, and (ii) an opinion (which may be in .pdf form) from counsel (which counsel may be in house counsel for the Acceptable Counterparty and otherwise on such Acceptable Counterparty’s then-customary form) for the Acceptable Counterparty (upon which Administrative Agent may rely) which shall provide, in relevant part, that:
(i)the Acceptable Counterparty is validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

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(ii)the execution and delivery of the Interest Rate Protection Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;
(iii)all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Protection Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and
(iv)the Interest Rate Protection Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(f)(1) With respect to any Interest Rate Protection Agreement that is an interest rate swap agreement, in connection with any prepayment to be effected pursuant to this Agreement, to the extent the Total Interest Rate Hedge Agreement Notional Amount exceeds 105% of the then-outstanding principal balance of the Loan (after giving effect to such prepayment), then within forty-five (45) days of such prepayment, Borrower shall terminate a portion of such Interest Rate Protection Agreement, at its sole cost and expense and in accordance with such Interest Rate Protection Agreement such that, after giving effect to such prepayment, the Total Interest Rate Hedge Agreement Notional Amount does not exceed the then-outstanding principal balance of the Loan and (2) with respect to any Interest Rate Protection Agreement that is an interest rate cap agreement, at such time as the Loan is repaid in full, all of Administrative Agent’s right, title and interest in and to the Interest Rate Protection Agreement shall automatically terminate and Administrative Agent shall execute and deliver such documents as may be required to evidence Administrative Agent’s release of the Interest Rate Protection Agreement and to notify Acceptable Counterparty of such release.
(g)Notwithstanding anything to the contrary contained in this Section 2.2.7 or elsewhere in this Agreement, if, at any time, the Loan is converted from (I) a SOFR Loan to either a Prime Rate Loan or an Alternate Rate Loan, (II) a Prime Rate Loan to an Alternate Rate Loan or (III) an Alternate Rate Loan to an Alternate Rate Loan based on a different Alternate Index Rate in accordance with Section 2.2.5 hereof (each, a “Index Rate Conversion”), then:
(i)within thirty (30) days after such Index Rate Conversion, Borrower shall either (A) enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Protection Agreement (and in connection therewith, but not prior to Borrower Interest Rate Cap Party taking all the actions described in this clause (i), Borrower shall have the right to terminate any then-existing Interest Rate Protection Agreement) or (B) cause the then-existing Interest Rate Protection Agreement to be modified such that such then-existing Interest Rate Protection Agreement satisfies the requirements of a Substitute Interest Rate Protection Agreement

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as set forth below in the definition thereof (a “Converted Interest Rate Protection Agreement”); and
(ii)on or after such Index Rate Conversion, in lieu of satisfying the condition described in Section 2.8(c) with respect to any outstanding Extension Term, Borrower shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute Interest Rate Protection Agreement on or prior to the first day of such Extension Term.
(h)As used herein, “Substitute Interest Rate Protection Agreement” shall mean an interest rate protection agreement between an Acceptable Counterparty and Borrower, obtained by Borrower and, with respect to an interest rate protection agreement that is an interest rate cap agreement, collaterally assigned to Administrative Agent pursuant to this Agreement and shall contain each of the following:
(i)a term expiring no earlier than the then-applicable Maturity Date;
(ii)the notional amount of the Substitute Interest Rate Protection Agreement shall be equal to (or, at Borrower’s sole discretion, greater than) the then Outstanding Loan Amount;
(iii)to the extent such Substitute Interest Rate Protection Agreement is an interest rate cap agreement, it provides that the only obligation of Borrower thereunder is the making of a single payment to the Acceptable Counterparty thereunder upon the execution and delivery thereof;
(iv)it provides to Administrative Agent and Borrower (as determined by Administrative Agent in its sole but good faith discretion) for the term of the Substitute Interest Rate Protection Agreement, a hedge against rising interest rates that is no less beneficial to Borrower and Administrative Agent than (A) in the case of clause 2.2.7(g)(i) above, that which was provided by the Interest Rate Protection Agreement being replaced by the Substitute Interest Rate Protection Agreement and (B) in the case of clause 2.2.7(g)(ii) above, that which was intended to be provided by the Interest Rate Protection Agreement that, but for the operation of this Section 2.2.7(h), would have been required to have been delivered by Borrower Interest Rate Cap Party pursuant to Section 2.8(c) below as a condition to the requested Extension Term; and
(v)without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in clauses (i) through (iii) of Section 2.2.7(a) hereof.
From and after the date of any Index Rate Conversion, all references to “Interest Rate Protection Agreement” and “Replacement Interest Rate Protection Agreement” herein (other than in the definition of “Interest Rate Protection Agreement”, the definition of “Replacement Interest Rate Protection Agreement” and as referenced in the first sentence of Section 2.2.7(a) hereof) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Protection Agreement or a Converted Interest Rate Protection Agreement, as the case may be.
Notwithstanding anything to the contrary set forth in this Section 2.2.7, Borrower shall not be required to obtain a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement, as applicable, during any period when the Loan is

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outstanding as a Prime Rate Loan if a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement, as the case may be, is (1) not then commercially available at commercially reasonable rates and (2) not required for commercial mortgage loans similar to the Loan. If Borrower is not required to obtain a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement pursuant to the terms of this Section 2.2.7, then Borrower and Administrative Agent shall work together to find a mutually agreeable alternative to a Substitute Interest Rate Protection Agreement or Converted Interest Rate Protection Agreement that would afford Administrative Agent, for the benefit of Lender, substantially equivalent protection from increases in the interest rate.
Section 2.3.Loan Payment.
2.3.1.Monthly Debt Service Payments. Borrower shall pay to Administrative Agent, for the benefit of Lender, (a) on the Closing Date, an amount equal to interest only on the Outstanding Loan Amount for the initial Interest Period and (b) on the Payment Date occurring in January 2027, and on each Payment Date thereafter up to and including the Maturity Date, the Monthly Debt Service Payment Amount.
2.3.2.Payments Generally. The first Interest Period hereunder shall commence on and include the Closing Date (or such earlier date on which interest begins to accrue pursuant to any escrow letter among Borrower, Administrative Agent and Lender) and shall end on and include December 8, 2026. Thereafter during the term of the Loan, each Interest Period shall commence on the ninth (9th) day of the calendar month preceding the calendar month in which the related Payment Date occurs and shall end on and include the eighth (8th) day of the calendar month in which the related Payment Date occurs. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal of the Loan due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever unless required by applicable law.
2.3.3.Payment on Maturity Date. Borrower shall pay to Administrative Agent, for the benefit of Lender, on the Maturity Date the Outstanding Loan Amount, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.
2.3.4.Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (excluding the balloon payment due on the Maturity Date) are not paid by Borrower on or before the date on which it is due, Borrower shall pay to Administrative Agent, for the benefit of Lender, upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum and the Maximum Legal Rate in order to defray the expense incurred by Administrative Agent and/or Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.
2.3.5.Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Administrative Agent not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Administrative Agent’s office or as otherwise directed by Administrative Agent, and any funds received by Administrative Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
Section 2.4.Prepayments.
2.4.1.Voluntary Prepayments.

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(a)Borrower may, at its option, prepay the Debt in full or in part at any time and from time to time; provided, that, (i) Borrower gives Administrative Agent not less than five (5) Business Days’ prior written notice (which notice shall be revocable and subject to modification) (a “Prepayment Notice”) of the amount of the Loan that Borrower intends to prepay and the intended date of prepayment; (ii) intentionally omitted; and (iii) Borrower pays to Administrative Agent, for the account of Lender, in addition to the portion of the Outstanding Loan Amount to be prepaid, (A) all interest which would have accrued on the amount of the Debt to be prepaid through and including the date on which such prepayment is made (all such interest payable under this clause (A), the “Additional Interest”); (B) solely with respect to any prepayment of the Debt in full, the Exit Fee (if applicable) in accordance with Section 2.4.5 and (C) (I) all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the actual Breakage Costs (if any and provided that if such prepayment includes the payment of Additional Interest, no Breakage Costs shall be payable to Administrative Agent, for the account of Lender) and (II) all of Administrative Agent’s and Lender’s reasonable, out-of-pocket costs and expenses (including reasonable actually incurred attorneys’ fees and disbursements) actually incurred by Administrative Agent and/or Lender in connection with such prepayment or in connection with a rescinded or extended Prepayment Notice. Notwithstanding anything to the contrary contained in this Section 2.4.1(a), Borrower may rescind a Prepayment Notice upon delivery of written notice to Administrative Agent on or prior to the date specified for prepayment in the Prepayment Notice; provided Borrower shall be responsible for the reasonable, out-of-pocket costs and expenses actually incurred by Administrative Agent in connection with the rescission of such Prepayment Notice, including any applicable actual Breakage Costs and reasonable actually incurred attorneys’ fees.
(b)Intentionally omitted.
(c)Intentionally omitted.
(d)Subject to the following sentence, if a Mezzanine Loan is outstanding, the Mezzanine Loan may not be voluntarily prepaid in whole or in part unless there is a simultaneous pro rata prepayment of the Loan and the Mezzanine Loan.
2.4.2.Mandatory Prepayments. On the next occurring Payment Date following the date on which Administrative Agent shall receive any Net Proceeds Prepayment that Administrative Agent is entitled to apply in accordance with this Section 2.4.2 and not otherwise make available or deliver to Borrower pursuant to Section 6.4, Borrower shall prepay or authorize Administrative Agent to apply, for the account of Lender, such Net Proceeds Prepayment as a prepayment of all or a portion of the Outstanding Loan Amount in an amount equal to the aggregate of (1) the Net Proceeds Prepayment up to an amount equal to the Outstanding Loan Amount, (2) intentionally omitted and (3) the actual reasonable costs of Administrative Agent and/or Lender in connection with such prepayment to the extent such amounts are not paid to Lender in accordance with Article VI hereof, excluding any Breakage Costs (collectively, the “Mortgage Mandatory Prepayment Amount”). Amounts paid to or applied by Administrative Agent, for the account of Lender, as a Mortgage Mandatory Prepayment Amount shall first be applied to amounts required to be paid by Borrower to Lender pursuant to clause (3) above and then to the amounts set forth in clauses (1) and (2) on a pro rata and pari passu basis. Except during the continuance of an Event of Default, any Net Proceeds Prepayment to be applied pursuant to this Section 2.4.2 in excess of the Mortgage Mandatory Prepayment Amount shall be remitted to Borrower. During the continuance of an Event of Default, Administrative Agent may apply, for the account of Lender, such Net Proceeds Prepayment to the Debt (until paid in full) in any order or priority as Administrative Agent may determine in its sole discretion. No Exit Fee, spread maintenance premium or other premium or penalty shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

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2.4.3.Prepayments After Default. If payment of all or any part of the Debt (other than payment of the Monthly Debt Service Payment Amount then due and payable) is tendered by Borrower or otherwise recovered by Administrative Agent, for the account of Lender (including through application of any Reserve Funds) during the continuance of an Event of Default, such tender or recovery shall be made on the next occurring Payment Date together with the Monthly Debt Service Payment Amount then due and payable and shall be deemed a voluntary prepayment by Borrower pursuant to Section 2.4.1(a) hereof.
2.4.4.Application of Interest and Prepayments to Notes. Provided no Event of Default has occurred and is continuing, payments of interest and principal shall be applied by Administrative Agent on a pro rata and pari passu basis in accordance with the then outstanding principal balance of the Notes. Notwithstanding the foregoing, as between Administrative Agent and Borrower, during the continuance of any Event of Default, any payment of principal and interest from whatever source may be applied by Administrative Agent among the Notes in Administrative Agent’s sole discretion.
2.4.5.Exit Fee. Upon any repayment or prepayment of the Loan in full, including in connection with repayment of the Loan in full on the Maturity Date, Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto. All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan. Notwithstanding the foregoing, no Exit Fee shall be payable to any Lender with respect to the portion of the Loan funded by such Lender that is repaid in connection with (i) a casualty or condemnation of the Property, or (ii) a refinancing of the Loan secured by the Property to the extent that such Lender or any of its Affiliates (a) participates in such refinancing or (b) is offered a Qualifying Takeout Offer, whether or not such Lender or such Affiliate elects to participate. For the avoidance of doubt, the Exit Fee waiver in the immediately preceding sentence shall apply on a Lender-by-Lender basis only to the portion of such Lender’s Loan equal to such Lender’s or its Affiliate’s actual participation in such refinancing (or the participation offered pursuant to a Qualifying Takeout Offer), in each case up to an amount equal to such Lender’s pro rata share of the Loan immediately prior to such refinancing, and any repaid principal in excess of such participation or offered participation shall remain subject to the Exit Fee.
2.4.6.Interest Rate Protection Agreement. With respect to any Interest Rate Protection Agreement that is an interest rate swap agreement, all amounts received under this Section 2.4 that are payable to each Acceptable Counterparty shall be applied on a pro rata and pari passu basis (determined on a proportional basis based on the ratio of the aggregate notional amount under such Interest Rate Protection Agreement over the Total Interest Rate Hedge Agreement Notional Amount) among the Acceptable Counterparties.
Section 2.5.Intentionally Omitted.
Section 2.6.Release of Property. Except as set forth in Section 2.4.2 or this Section 2.6, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property. For the avoidance of doubt, any prepayment of the Loan in connection with a Condemnation or Casualty, and the related release of the Lien of the Mortgage on the Property in connection with such Condemnation or Casualty, if applicable, shall be governed solely by Section 2.4.2, Section 6.3 and Section 6.4 hereof.
2.6.1.Condominium Conversion. Notwithstanding anything in this Section 2.6 to the contrary, Borrower shall have the right, without the consent of Administrative Agent, to consummate a subdivision or lot split (a “Subdivision”), or implement a condominium regime (a “Condominium Conversion”) with respect to the Property, provided that the following conditions are satisfied: (i) the fee interest in all individual condominium units (including any appurtenant interest in the common elements allocable to such condominium unit) in the portion of the Property created by the submission of the Property to such condominium regime shall continue to be owned by Borrower and secured by the Mortgage, (ii) any required applications have been made under applicable Legal Requirements for approval of a lot split ordinance or Condominium

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Conversion, as applicable, (iii) Borrower shall have delivered to Administrative Agent all deliverables customarily provided in connection with a Subdivision or Condominium Conversion, including endorsements, supplements and/or updates to the existing title policy and survey, which shall be subject to Administrative Agent’s reasonable approval, (iv) with respect to a Condominium Conversion, Administrative Agent shall have reasonably approved the final condominium documents applicable to the new condominium regime, including the condominium declaration and bylaws and (v) Borrower satisfies such other conditions reasonably required by Administrative Agent relating to such Condominium Conversion, including, without limitation, the execution and delivery to Administrative Agent of modifications to the Loan Documents which may be necessary in order to reflect and/or implement such structure, delivery of a conditional condominium voting proxy, and of an irrevocable condominium board resignation, in each case, which shall be acceptable to Administrative Agent and Borrower in their respective reasonable discretion, and the delivery to Administrative Agent of such endorsements to the Title Insurance Policy for the Property reasonably required by Administrative Agent, if available.
2.6.2.Intentionally Omitted.
2.6.3.Release on Payment in Full. Upon payment in full of the Debt in accordance with the terms and provisions of the Note and this Agreement and the other Loan Documents, Administrative Agent shall, upon the written request and at the sole cost and expense (including Administrative Agent’s reasonable actually incurred attorneys’ fees and disbursements) of Borrower, release the Lien of the Mortgage and the other Loan Documents (except those that expressly survive such release) on the Property.
2.6.4.Intentionally Omitted.
2.6.5.Assignments of Mortgage. Upon the request of Borrower in connection with a release pursuant to the provisions of this Agreement, Administrative Agent and Lender agree to cooperate, at Borrower’s sole cost and expense (including Administrative Agent’s and Lender’s reasonable actual out-of-pocket attorneys’ fees and disbursements), to provide an assignment of the Mortgage (which shall be executed and delivered by Administrative Agent) and/or assignment or partial assignment of the Note (which shall be executed and delivered by the applicable Lender) with respect to the Property without representation or warranty (other than that it is the holder of such Mortgage and/or Note and such Mortgage and/or Note is not presently assigned, pledged or otherwise encumbered) and without recourse in lieu of the release.
Section 2.7.Lockbox Account/Cash Management.
2.7.1.Lockbox Account. Borrower has established and, during the term of the Loan, shall maintain one or more segregated Eligible Accounts (collectively, the “Lockbox Account”) with Lockbox Bank titled as set forth in the Lockbox Agreement, which Lockbox Account is in trust for Administrative Agent, for the benefit of Lender, and shall be under the sole dominion and control of Administrative Agent to the extent set forth in the Lockbox Agreement. Borrower hereby grants to Administrative Agent, for the benefit of Lender, a security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Administrative Agent, for the benefit of Lender, a perfected first-priority security interest in the Lockbox Account, including, without limitation, filing UCC-1 financing statements and continuations thereof. Such financing statements may describe the collateral covered thereby as “all assets of the debtor whether now owned or hereafter acquired” or words to that effect. Lender and Administrative Agent shall have the sole right to make withdrawals from the Lockbox Account in accordance with and subject to the Lockbox Agreement. All costs and expenses of establishing and maintaining the Lockbox Account shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt.
(a)Unless a Tenant is already delivering Rents into the Lockbox Account as of the Closing Date or the Payment Direction (as defined below) is already included in such Tenant’s Lease or most recent invoice, Borrower shall, or shall cause Manager to, instruct all Tenants in writing to deliver all Rents payable to Borrower thereunder directly to the Lockbox Account (the “Payment Direction”) either (i) with respect to any existing Tenant, together with

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(or as part of) the first regularly scheduled invoice for Rent that is sent by Borrower to such Tenant following the Closing Date or (ii) with respect to any Lease executed after the Closing Date, upon the execution of such Lease unless the Payment Direction is already included in such new Lease. In addition, to the extent not delivered directly by the Tenant to the Lockbox Account, Borrower shall, and shall cause Manager on behalf of Borrower to, deposit all amounts received by Borrower or Manager constituting Rents (other than security deposits) from the Properties into the Lockbox Account within five (5) Business Days after Borrower or Manager determines that such amounts paid by a Tenant relate to the Property. For the avoidance of doubt, (A) capital contributions of the owners of Borrower and (B) payment of Required REIT Distributions during an Event of Default from equity or sources other than Excess Cash Flow and/or the Property shall not constitute Rents. Notwithstanding anything contained herein to the contrary, Borrower’s Payment Direction obligation set forth in this Section 2.7.1(a) is not required with respect to any Tenant that is subject to direct debit into the Lockbox Account.
(b)Borrower has obtained from Lockbox Bank its agreement to transfer to the Cash Management Account upon notice from Administrative Agent to Lockbox Bank of a Cash Sweep Period (the “Cash Sweep Period Instructions”), all amounts on deposit in the Lockbox Account (other than a reasonable peg balance and the reasonable fees of the Lockbox Bank as more particularly described in the Lockbox Agreement) in accordance with the Cash Sweep Period Instructions, which Cash Sweep Period Instructions may require up to two (2) transfers per week to the Cash Management Account. Upon a Cash Sweep Cure Date, Administrative Agent shall, within three (3) Business Days, provide notice to the Lockbox Bank that the Cash Sweep Period Instructions are no longer in effect and that all amounts on deposit in the Lockbox Account shall be transferred by the Lockbox Bank to an account designated by Borrower (together with any other account of Borrower (other than the Lockbox Account) each, a “Non-Pledged Account”). In the event a Cash Sweep Period is not in effect, all amounts on deposit in the Lockbox Account shall be transferred by the applicable Lockbox Bank to one or more Non-Pledged Accounts, as applicable. Notwithstanding anything to the contrary contained herein, any amounts contained in the Non-Pledged Accounts shall not be collateral for the Loan or subject to any restrictions or limitations set forth in the Loan Documents.
(c)During the continuance of an Event of Default, Administrative Agent may, in addition to any and all other rights and remedies available to Administrative Agent and Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in such order and priority as Administrative Agent shall determine in its sole discretion; provided, however, unless a Priority Payment Cessation Event has occurred and is continuing, the Administrative Agent shall continue to make Priority Waterfall Payments to the extent of funds available therefore in the Lockbox Account.
(d)Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-1 financing statement, except those naming Administrative Agent as the secured party, to be filed with respect thereto.
(e)Borrower shall indemnify Administrative Agent and Lender and hold Administrative Agent and Lender harmless from and against any and all Losses arising from or in any way connected with the Lockbox Account, and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Administrative Agent or Lender) or the performance of the obligations for which the Lockbox Account was established.
(f)Notwithstanding anything to the contrary in this Agreement or the other Loan Documents and so long as a Cash Sweep Period does not then exist, Borrower shall be permitted, without the consent of Administrative Agent, but with not less than ten (10) Business Days’ prior notice to Administrative Agent (provided that such notice period may be shortened

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or such notice may be provided concurrently in the event the Lockbox Bank ceases to be an Eligible Institution (or Borrower reasonably believes such cessation is reasonably likely to occur), to close any individual Lockbox Account; provided, that either prior to such closure of a Lockbox Account, or contemporaneously therewith, Borrower delivers Payment Direction to all Tenants that were previously delivering Rents to such Lockbox Account to deliver all Rents payable under the applicable Leases directly to another Lockbox Account (collectively, a “Lockbox Consolidation”). Administrative Agent shall, at the request of Borrower, direct the Lockbox Bank to terminate the Lockbox Agreement in connection with a Lockbox Consolidation with respect to the applicable Lockbox Account to the extent required by Lockbox Bank, and otherwise reasonably cooperate with Borrower (at Borrower’s sole cost and expense) in order to effectuate any Lockbox Consolidation.
2.7.2.Cash Management Account. Upon the occurrence and during the continuance of a Cash Sweep Period, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Administrative Agent, for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Administrative Agent. The Cash Management Account shall be titled “GCDC Purchaser Phase 3 LLC, as Borrower fbo Administrative Agent, for the benefit of Lender”. Borrower hereby grants to Administrative Agent, for the benefit of Lender, a security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Administrative Agent, for the benefit of Lender, a perfected first-priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 financing statements and continuations thereof upon Administrative Agent’s request therefor. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect. Borrower will not in any way alter or modify the Cash Management Account without the prior written consent of Administrative Agent, and Borrower will notify Administrative Agent of the account number of the Cash Management Account. Administrative Agent shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.
(a)Funds on deposit in the Lockbox Account shall not be commingled with other monies held by Borrower, Manager or Lockbox Bank.
(b)During the continuance of an Event of Default, all funds on deposit in the Cash Management Account shall be applied by Administrative Agent to the payment of the Debt and/or for any other purpose for which such funds may be applied by Administrative Agent pursuant to the provisions of any Loan Document, in such order and priority as Administrative Agent shall determine, in its sole discretion, provided, however, the Administrative Agent shall continue to make Priority Waterfall Payments to the extent of funds available therefore in the Cash Management Account so long as no Priority Payment Cessation Event has occurred and is continuing.
(c)The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(d)Borrower hereby agrees to cooperate with Administrative Agent in connection with any amendment to the Cash Management Agreement that Administrative Agent deems necessary for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents.

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(e)Notwithstanding anything contained herein or in the other Loan Documents to the contrary, Administrative Agent agrees that, notwithstanding the existence of an Event of Default, prior to a Priority Payment Cessation Event, Administrative Agent shall apply amounts on deposit in the Cash Management Account to payment of the Priority Waterfall Payments. Any amounts remaining in the Cash Management Account after payment of the Priority Waterfall Payments shall be deposited in the Excess Cash Flow Reserve Account and applied in accordance with Section 7.5 hereof.
2.7.3.Payments Received under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Accounts, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement and the Cash Management Agreement on the dates that each such payment is required, regardless of whether any of such amounts are so applied by Administrative Agent.
Section 2.8.Extension of the Initial Maturity Date. Borrower shall have the option to extend the Initial Maturity Date of the Loan for one (1) successive term (the “Extension Option”, and such successive term, the “Extension Term”) of twelve (12) months (the Initial Maturity Date following the exercise of each such option is hereinafter the “Extended Maturity Date”) upon satisfaction of the following terms and conditions:
(a)no Event of Default shall have occurred and be continuing at the commencement of the applicable Extension Term;
(b)Borrower shall provide Administrative Agent with written revocable notice of its election to extend the Maturity Date as aforesaid not later than ten (10) Business Days and not earlier than ninety (90) days prior to the then applicable Maturity Date;
(c)if required pursuant to the terms of Section 2.2.7 hereof, Borrower shall obtain and deliver to Administrative Agent on or prior to the first day of each Extension Term, one or more Interest Rate Protection Agreements, which shall be an Interest Rate Protection Agreement from an Acceptable Counterparty in a notional amount at least equal to the then Outstanding Loan Amount as of the commencement of such Extension Term, which Interest Rate Protection Agreement shall have an Applicable Index Rate strike price equal to the Strike Price and be effective commencing not later than the first date of such Extension Term (or, if the maturity date of the then-current Interest Rate Protection Agreement is a later date, such later date) and shall have a maturity date not earlier than the applicable Extended Maturity Date after giving effect to the option then being exercised;
(d)The Spread shall be increased to 2.50% in accordance with the definition of “Spread”;
(e)Borrower shall use commercially reasonable efforts to deliver an estoppel executed by Single Lease Tenant in substantially the same form as the estoppel delivered to Administrative Agent in connection with the closing of the Loan; provided that if Borrower is unable to deliver such estoppel despite using commercially reasonable efforts, Administrative Agent shall accept an estoppel from Guarantor;
(f)Intentionally omitted; and
(g)Borrower shall have delivered to Administrative Agent any and all documentation and/or other evidence (including organizational charts) of the identity of the “beneficial owner(s)” (as such term is defined by the United States Department of the Treasury

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Financial Crimes Enforcement Network (“FinCEN”)) of Borrower, Pledgor and Guarantor and the authorized representative of Borrower, Pledgor and Guarantor, and otherwise as may be required to comply with any requirements of any orders now or hereafter issued by FinCEN (or any other governmental or quasi-governmental agencies), including, without limitation, a sworn certificate or affidavit confirming the identity of all persons with authority to bind Borrower, Pledgor or Guarantor.
Borrower acknowledges and agrees that in the event Borrower delivers a notice exercising an Extension Option (which notice shall be revocable by Borrower), Borrower shall reimburse Administrative Agent for reasonable third party costs and expenses actually incurred in connection with processing and documenting the Extension Option, including, without limitation, reasonable attorneys’ fees and expenses (provided such reimbursement shall not be a condition precedent to the effectiveness of the exercise of the applicable Extension Option and may be made by Borrower following the exercise of such Extension Option), regardless of whether the Extension Option is successfully exercised or not. Notwithstanding anything to the contrary herein, Borrower shall not be required to execute any extension letters, extension agreements or other similar documentation in order to exercise an Extension Option or as a condition to the effectiveness of the extension of the Maturity Date.
Section 2.9.Withholding Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party in respect of this Agreement or any other Loan Document to which any Loan Party is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and any penalties, interest and additions to tax with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Section 2.9 Taxes”), unless required under any applicable law. If any Loan Party shall be required under any applicable law to deduct or withhold any Section 2.9 Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to Lender, (i) such Loan Party shall make all such deductions and withholdings in respect of Section 2.9 Taxes, (ii) such Loan Party shall pay the full amount deducted or withheld in respect of Section 2.9 Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable law, and (iii) if such Section 2.9 Taxes are Non-Excluded Taxes, the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.9) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.
(b)In addition, Borrower hereby agrees to timely pay any present or future stamp, recording, documentary, excise, intangible, property or similar taxes, charges or levies that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document, other than Excluded Taxes or taxes or charges resulting from Lender’s funding of any Loan with plan assets subject to ERISA, Section 4975 of the Code or any Applicable Similar Law (collectively, “Other Taxes”) to the relevant taxing authority or other Governmental Authority in accordance with applicable law.
(c)Each Loan Party hereby agrees to indemnify Lender for, and to hold it harmless against, the full amount of Non-Excluded Taxes paid or payable by Lender, as the case may be, in connection with this Agreement or any other Loan Document and any reasonable

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expenses arising therefrom or with respect thereto. The indemnity by any Loan Party provided for in this Section 2.9(c) shall apply and be made whether or not the Non-Excluded Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by any Loan Party under the indemnity set forth in this Section 2.9(c) shall be paid within ten (10) days from the date on which the Lender makes written demand therefor. Such written demand shall be conclusive of the amount so paid or payable absent manifest error.
(d)As soon as practical after the date of any payment of Non-Excluded Taxes by Borrower to a taxing authority or other Governmental Authority pursuant to this Section 2.9, any Loan Party (or any Person making such payment on behalf of any Loan Party) shall furnish to Lender the original or a certified copy of the original official receipt issued by such taxing authority or other Governmental Authority evidencing payment thereof or other evidence of such payment reasonably satisfactory to Lender.
(e)If Lender is entitled to an exemption from, or reduction of, any applicable withholding tax with respect to any payments under any Loan Document, Lender shall deliver to the relevant Loan Party, at the time or times prescribed by applicable law or reasonably requested by the applicable Loan Party, such properly completed and executed documentation prescribed by applicable law and reasonably requested by any Loan Party as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, Lender, if reasonably requested by any Loan Party, shall deliver such other documentation prescribed by law or reasonably requested by any Loan Party as will enable any Loan Party to determine whether or not Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.9(e)(i) through (iii)) shall not be required if in Lender’s judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense (or, in the case of a change in a law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of Lender. Upon the reasonable request of any Loan Party, Lender shall update any form or certification previously delivered pursuant to this Section 2.9(e). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect, Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the applicable Loan Party in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Without limiting the generality of the foregoing:
(i)Any Lender (including for avoidance of doubt any participant, assignee or successor) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (“Non-U.S. Lender”) shall, if it is legally eligible to do so, deliver or cause to be delivered to the relevant Loan Party the following properly completed and duly executed documents:
(A)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of an applicable tax treaty (or any successor forms thereto), including all appropriate attachments or (y) with respect to any other applicable payments under any Loan Document, a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding

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tax pursuant to the “business profits” or “other income” article of such tax treaty; or
(B)a complete and executed U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto); or
(C)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form thereto) and (y) a certificate substantially in the applicable form of Schedule 2.9 (a “Section 2.9 Certificate”) to the effect that Non-U.S. Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code (c) a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected; or
(D)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership, an entity disregarded for U.S. federal income tax purposes, or a participating Lender), (x) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) on behalf of itself and (y) with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, a “beneficial owner”), the documents that would be required by these clauses (A), (B), (C), (D) or Section 2.9(e)(ii) with respect to each such beneficial owner if such beneficial owner were a Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (D) are otherwise determined to be unnecessary, all such determinations under this clause (D) to be made in the sole discretion of Loan Party; provided further, that if the Non-U.S. Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a Section 2.9 Certificate on behalf of such partners; or
(E)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax together with such supplementary documentation necessary to enable any Loan Party to determine the amount of tax (if any) required by law to be withheld.
(ii)Any Lender (including for avoidance of doubt any participant, assignee or successor) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, if it is legally eligible to do so, deliver or cause to be delivered to any applicable Loan Party a properly completed and duly executed U.S.

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Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(iii)If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to any applicable Loan Party, at the time or times prescribed by law and at such time or times reasonably requested by Loan Party, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Loan Party as may be necessary for Loan Party to comply with its obligations under FATCA, to determine that Lender has or has not complied with Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.9(e)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(f)Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.9, Lender, at the request of Loan Party, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), to designate a different applicable lending office for the funding or booking of its Loan hereunder, if, in the reasonable judgment of such Lender, such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.9 in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.
(g)If Lender is entitled to additional compensation under any of the foregoing provisions of this Section 2.9 and shall fail to designate a different applicable lending office as provided in subsection (f) of this Section 2.9, then, so long as no Event of Default shall have occurred and be continuing, the applicable Loan Party may cause such Lender to (and, if the Loan Party so demands, such Lender shall) assign all of its rights and obligations under this Agreement to one or more other Persons identified by the Loan Party and reasonably acceptable to the Lender provided that (i) such Lender shall have received payment of an amount equal to the Outstanding Loan Amount, accrued interest thereon, accrued fees and all other amounts payable to such Lender hereunder, from the assignee (to the extent of such Outstanding Loan Amount and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for additional compensation under any of the foregoing provisions of this Section 2.9, such assignment will result in a reduction in such compensation or payments; provided further, that if, upon such demand by the applicable Loan Party, Lender elects to waive its request for additional compensation pursuant to this Section 2.9, the demand by the Loan Party for Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn. Nothing in subsection (f) of this Section 2.9 or this Section 2.9(g) shall affect or postpone any of the rights of Lender or any of the obligations of any Loan Party under any of the foregoing provisions of this Section 2.9 in any manner. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
(h)If Lender determines that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.9, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.9 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any

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interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of Lender, agrees to repay the amount paid over to such Loan Party to Lender in the event Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
Section 2.10.Mezzanine Loan. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, Borrower shall have a one-time right without the consent of Lender to cause Mezzanine Borrower to incur additional Indebtedness in the form of one or more mezzanine loans after the earlier of (i) one hundred twenty (120) days from the Closing Date and (ii) the Securitization of the whole Loan (other than any vertical risk retention) (the “Mezzanine Loan”), subject to the satisfaction of all of the following conditions precedent:
(a)no Event of Default shall then be continuing;
(b)the principal amount of the Mezzanine Loan (including any undisbursed funds) shall in no event exceed the amount which, after giving effect thereto, shall yield (x) an Aggregate LTV Ratio not greater than 65.14%, and (y) a Debt Yield not less than the Closing Date Debt Yield;
(c)the collateral for the Mezzanine Loan shall include only pledges of the direct or indirect equity interests in Borrower (which shall not include the Cash Management Account and shall not include any portion of the Property);
(d)the lender of the Mezzanine Loan shall be a Person who satisfies the Eligibility Requirements or such other Person approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed);
(e)the lender of the Mezzanine Loan shall enter into an intercreditor agreement reasonably acceptable to such lender and Lender;
(f)Lender shall have received copies of such Mezzanine Loan Documents, together with such other certificates and legal opinions (including but not limited to an Additional Insolvency Opinion) as Lender shall reasonably request;
(g)all organizational documents of Borrower and all Loan Documents shall be revised and/or amended to the reasonable satisfaction of Lender to reflect such changes as are necessary for the Mezzanine Loan, including, without limitation, that a Mezzanine Loan Event of Default shall be a Cash Sweep Event hereunder and all organizational documents of Mezzanine Borrower shall be subject to the reasonable approval of Lender;
(h)if the Mezzanine Loan bears a floating rate of interest, the Mezzanine Borrower shall acquire and maintain an interest rate cap agreement from an institutional lender in a notional amount that is not less than the outstanding principal balance of the Mezzanine Loan, the strike price of which shall be used hereunder for purposes of calculating the Debt Service Coverage Ratio;
(i)Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with such Mezzanine Loan;
(j)intentionally omitted;
(k)provided no Event of Default is continuing, nothing herein or in any Lender Document shall prohibit Mezzanine Borrower from prepaying at a discount all or any

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portion of the Mezzanine Loan (including any participations thereof) (each a “Discounted Payoff”) pursuant to negotiated transactions with only the applicable Mezzanine Lender (or any participants thereof) which is accepting such Discounted Payoff consenting to such Discounted Payoff;
(l)notwithstanding anything to the contrary contained in the Loan Documents, provided that the conditions contained in this Section 2.10 are met, Borrower shall be permitted, including in connection with an Approved Drop Down, to (and no consent of Lender shall be required) cause or permit an affiliate of Borrower to become (whether through assignment, contribution or other method) the direct or indirect owner of Borrower to serve as Mezzanine Borrower;
(m)the Mezzanine Loan shall be co-terminus with the Loan; and
(n)either (x) entering into the Mezzanine Loan, and the foreclosure of such Mezzanine Loan, shall not be prohibited under the Single Tenant Lease and any other Major Lease (or, if the foreclosure is prohibited, such Mezzanine Lender shall have agreed in writing for the benefit of Administrative Agent and Lender not to foreclose on such Mezzanine Loan unless and until it receives the prior written consent of the tenant under such Single Tenant Lease or other Major Lease, as applicable, to the consummation of such foreclosure) or (y) Borrower shall have received written consent from the Tenant under the Single Tenant Lease or any other Major Lease, as applicable, to enter into the Mezzanine Loan and to the foreclosure of such Mezzanine Loan.
Notwithstanding anything to the contrary and for the avoidance of doubt, except as set forth in this Section 2.10, representations, covenants or restrictions in this Agreement and the other Loan Documents relating to the “Mezzanine Loan”; “Mezzanine Borrower”; and related Mezzanine Loan Agreement derived definitions shall be deemed to reference the application of that provision solely to the extent a Mezzanine Loan is outstanding.
ARTICLE III

INTENTIONALLY OMITTED
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1.Borrower Representations. Borrower represents and warrants as of the Closing Date, except with respect to any representations or warranty that is made as of a specific date, in which case it shall be as of such date, that:
4.1.1.Organization. Borrower and each SPE Constituent Entity has been duly organized and is validly existing and is in good standing with requisite power and authority to own or lease the Property and/or to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower and each SPE Constituent Entity possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own or lease the Property and/or to transact the businesses in which it is now engaged, except to the extent the failure to possess such rights, licenses and permits would not reasonably be expected to materially and adversely affect Borrower or the Property. Except as otherwise set forth in subsection (i) of the definition of “Special Purpose Entity”, the sole business of Borrower is the ownership, management, leasing

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and operation of the Property. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule 4.1.1.
4.1.2.Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.3.No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not in any material respect conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, partnership agreement, management agreement or other material agreement or instrument to which Borrower is a party or, to Borrower’s knowledge, to which any of Borrower’s property or assets are subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any material violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
4.1.4.Litigation. Except as set forth on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor, any SPE Constituent Entity or the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor, any SPE Constituent Entity or the Property, which would, in each case, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency that resulted in a final judgment against Borrower or Guarantor that affects the Property that has not been paid in full, or that otherwise materially impairs Guarantor’s ability to fulfill its obligations under the Guaranty and/or the Unfunded Obligations Guaranty.
4.1.5.Agreements. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) Permitted Debt or obligations under the Loan Documents. Other than with respect to the Management Agreements, Leases, broker commissions and similar agreements relating to Leases, contracts relating to Alterations that are permitted without Administrative Agent’s consent pursuant to the terms hereof and the other Loan Documents and any documents disclosed in the Title Insurance Policy, and other than as set forth on Schedule 4.1.5, all agreements or other instruments to which Borrower is a party or, to Borrower’s knowledge, to which the Property is subject, would not reasonably be expected to have a Material Adverse Effect.
4.1.6.Title. Borrower has (a) good and insurable fee simple title to the real property comprising part of the Property, and (b) good title to the balance of the Property, and such title is free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate are not reasonably expected to have a Material Adverse Effect. The Mortgage, when properly recorded in the appropriate records,

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together with any Uniform Commercial Code financing statements required to be filed in connection therewith, has or will create (a) a valid, perfected first-priority lien on the Property and the Pledged Securities (as defined in the Sole Member Pledge Agreement), which is subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) to the extent a security interest may be perfected therein by the recording of the Mortgage or the filing of a financing statement under the Uniform Commercial Code, all in accordance with the terms thereof, in each case, subject only to any applicable Permitted Encumbrances. Except for Permitted Encumbrances or as set forth in Schedule 4.1.6 or in the Title Insurance Policy, to Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or might become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents, and as to which Administrative Agent has not otherwise received affirmative insurance in the Title Insurance Policy (in form and substance satisfactory to Administrative Agent in all respects) or for which the Title Company has received adequate protections to remove such items as exceptions in the Title Insurance Policy and such item was so removed.
4.1.7.Solvency. Borrower has not entered into the transaction contemplated by this Agreement nor executed any Loan Document with the actual intent to hinder, delay or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan (i) the fair saleable value of Borrower’s assets exceeds Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities, (ii) the fair saleable value of Borrower’s assets is greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, and (iii) Borrower’s assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower, any SPE Constituent Entity or Guarantor in the last seven (7) years, and none of Borrower, any SPE Constituent Entity or Guarantor has, in the last seven (7) years, made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, any SPE Constituent Entity or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property, and to Borrower’s knowledge no Person is contemplating the filing of any such petition against it or against any SPE Constituent Entity or Guarantor.
4.1.8.Power. (i) To Borrower’s knowledge, Borrower is not in default under the Power Agreement, and (ii) as of the Closing Date, the Power Agreement is in full force and effect.
4.1.9.No Plan Assets. Except as would not, individually or in the aggregate result in a Material Adverse Effect, neither Borrower nor Guarantor sponsors, is obligated to contribute to, an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title IV of ERISA or Section 412 of the Code. Neither Borrower nor Guarantor is itself an “employee benefit plan” subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower or Guarantor constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, as amended from time to time (“Plan Assets”) and none of the assets of Borrower or Guarantor will constitute Plan Assets if such condition could subject the Lender to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA. In addition, (a) neither Borrower nor Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) based upon and subject to the Lender’s and Purchaser’s representation and covenant in Section 4.3(a) and Section 4.3(b) (as such representation and covenant relate to Applicable Similar Law), Borrower and Guarantor are not, and will not be during the term of the Loan, subject to any state or other statute which is

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substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Applicable Similar Law”) applicable to Borrower or Guarantor and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Administrative Agent or any Lender of any of its rights under the Loan Documents.
4.1.10.Compliance. Except as set forth in the Zoning Report and property condition reports delivered in connection with the origination of the Loan for the Property delivered to Administrative Agent on or before the Closing Date or on Schedule 4.1.22, Borrower and the Property (including the respective use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and parking requirements and ratios, except where the failure to comply with such Legal Requirements would not have, or reasonably be expected to have, a Material Adverse Effect. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority which default or violation would be reasonably expected to have a Material Adverse Effect. There has not been committed by Borrower or, to Borrower’s knowledge, by any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.
4.1.11.Financial Information. All financial data (including, without limitation, the statements of cash flow and income and operating expense) that have been delivered to Administrative Agent by or at the direction of Borrower or its Affiliates in connection with the Loan as of the date delivered (a) were true, complete (excluding any Leases or the Rent Roll to the extent redacted or anonymized as necessary in order to comply with confidentiality restrictions in the Leases) and correct in all material respects (or, to the extent that any such financial data was incorrect in any material respect as of the date delivered, the same have been corrected by financial data subsequently delivered to Administrative Agent prior to the Closing Date), (b) accurately represented the financial condition of Borrower and the Property, as applicable, in all material respects, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm and described therein as having been prepared in accordance with Approved Accounting Principles, were prepared in accordance with Approved Accounting Principles throughout the periods covered, except as disclosed therein. The foregoing representation shall not apply to any such financial data that constitutes projections, provided that Borrower represents and warrants that such projections were made in good faith and that Borrower has no reason to believe that such projections are materially inaccurate. Except as set forth in such financial data and except for Permitted Encumbrances and Permitted Debt, neither Borrower nor Guarantor have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on Borrower or the Property or the current operation thereof for its then existing use (except as referred to or reflected in said financial statements) or, with respect to Guarantor, would materially impair Guarantor’s ability to fulfill its obligations under the Guaranty and/or the Unfunded Obligations Guaranty. Since the date of such financial statements to and including the Closing Date, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.
4.1.12.Condemnation. Except as set forth on Schedule 4.1.12, no Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, threatened in writing or, to Borrower’s knowledge, is contemplated by a Governmental Authority with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property other than to the extent that the same would not be reasonably expected to have a Material Adverse Effect.
4.1.13.Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose

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which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14.Utilities and Public Access. Except as set forth in the Title Insurance Policy, the Survey of the Property or if the same do not, in the aggregate, have a Material Adverse Effect, (i) the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its respective intended uses, (ii) all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy and (iii) all roads necessary for the use of the Property for its purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.
4.1.15.Not a Foreign Person. Borrower (or if such entity is a disregarded entity for U.S. federal income tax purposes, such entity’s beneficial owner) is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.
4.1.16.Separate Lots. Except as set forth on Schedule 4.1.16 or in the Title Insurance Policy, the Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.
4.1.17.Assessments. Except as set forth on Schedule 4.1.17 or in the Title Insurance Policy, to Borrower’s knowledge, there are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments, except to the extent, in each case, such assessments could not reasonably be expected to have a Material Adverse Effect.
4.1.18.Enforceability. The Loan Documents to which Borrower or Guarantor are a party are enforceable by Administrative Agent and Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents to which Borrower or Guarantor are a party are not subject to any right of rescission, set off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, any Affiliate Manager, Guarantor, or, to Borrower’s knowledge, any other Manager has asserted any right of rescission, set off, counterclaim or defense with respect thereto.
4.1.19.No Prior Collateral Assignment. There are no prior collateral assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding (except for the assignment of Leases and Rents given to Administrative Agent on the Closing Date).
4.1.20.Insurance. Borrower has obtained and has delivered to Administrative Agent certificates evidencing all Policies, which certificates reflect the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made that are pending, outstanding or otherwise remain unsatisfied under any Policies that, if denied, would be reasonably expected to have a Material Adverse Effect. None of Borrower, Affiliate Manager or Guarantor, nor to Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any of the Policies.
4.1.21.Use of Property. The Property is used exclusively (i) for data center, retail, office, warehouse (e.g. light manufacturing, distribution and fulfillment), hospitality, residential, restaurant, service, entertainment, or any combination of the foregoing uses and/or in each case, other appurtenant, ancillary and related uses, (ii) in a manner consistent with the use of the Property as of the Closing Date, as applicable or (iii) for any other uses permitted by applicable

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law so long as the primary use of the Property remains consistent with the uses contemplated in clauses (i) or (ii) herein and any ancillary uses and services (collectively, the “Permitted Uses”).
4.1.22.Certificate of Occupancy; Licenses. Except as set forth on Schedule 4.1.22 or disclosed in the Zoning Report, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Property for the Permitted Uses and required to be maintained by the owner of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect to the extent the failure to have such Licenses would not have individually or in the aggregate a Material Adverse Effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property for the Permitted Uses, to the extent the failure to not have such Licenses would have a Material Adverse Effect. Except as set forth on Schedule 4.1.22 attached hereto or disclosed in the Zoning Report, the use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property (if any).
4.1.23.Flood Zone. Except as set forth in the Survey or the flood determination obtained by Administrative Agent, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.
4.1.24.Physical Condition. Except if the same would not have a Material Adverse Effect, and except as disclosed in the engineering reports or physical condition reports commissioned by or delivered to Administrative Agent in connection with the origination of the Loan, to Borrower’s knowledge (i) the Property, including, without limitation, all Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects as of such date; and (ii) there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which have not been remedied and would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
4.1.25.Boundaries. Except as depicted on the Survey of the Property delivered to Administrative Agent: (i) all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, (ii) no improvements on adjoining properties encroach upon the Property, and (iii) no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to materially affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.
4.1.26.Leases. Except as set forth on Schedule 4.1.26(a), as of the date of the rent roll, the Property is not subject to any Leases other than the Leases in respect of the Property with Tenants that are described in the Certificate of Rent Roll and certain third-party access agreements, Excluded Leases and except for subtenants under subleases entered into by Tenants at the Property. To Borrower’s knowledge, except (i) as otherwise disclosed on the Certificate of Rent Roll, (ii) as set forth on Schedule 4.1.26(b), and (iii) for discrepancies which, either individually or in the aggregate would not have a Material Adverse Effect, the rent roll attached to the Certificate of Rent Roll is true, complete and accurate in all respects as of the date of such rent roll. In respect of the Property, (i) Borrower is the owner and lessor of landlord’s interest in the Leases in respect to the Property and (ii) to Borrower’s knowledge, no Person has any possessory interest in the Property or right to occupy the same, in each case, which was granted by or on behalf of Borrower, except under and pursuant to the provisions of the Leases or any Permitted Encumbrances and except for certain third-party access agreements, Excluded Leases and except for subtenants under subleases entered into by Tenants at the Property. To Borrower’s knowledge, except (i) as otherwise disclosed on the Certificate of Rent Roll and (ii) as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date, as of the date of the

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Certificate of Rent Roll, the Leases are in full force and effect. Except (i) as disclosed on the Certificate of Rent Roll, (ii) as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date and (iii) as set forth on Schedule 4.1.26(c), neither Manager nor Borrower has received written notice that Borrower is in default under any Major Lease except for violations or defaults (A) that have been cured or (B) that do not have a Material Adverse Effect. Except as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date, to Borrower’s knowledge, no [***] has occurred under the Single Tenant Lease. Except (1) as set forth in the tenant estoppels delivered by Borrower to Lender on or prior to the Closing Date, in the Certificate of Rent Roll or on Schedule 4.1.26(c) and (2) if the same, either individually or in the aggregate, would not have a Material Adverse Effect, (a) neither Manager nor Borrower has delivered a written notice to a Tenant at the Property that it is in default under its Major Lease (other than notices relating to defaults that had been cured by such tenant) and no Tenant under any Major Lease is in monetary or, to Borrower’s knowledge, material non-monetary default under its Major Lease, (b) all security deposits are held in accordance with applicable law, (c) except as set forth in the Certificate of Rent Roll or on Schedule 4.1.26(d) hereto, no Rent had been paid by any Tenant at the Property more than one (1) month in advance of its due date, and (d) except as otherwise disclosed on Schedule 4.1.26(e) hereto, all tenant improvements, leasing commissions and landlord work under Leases (other than amendments, modifications or renewals) that are to be performed or funded by Borrower within 12 months following the Closing Date, have been or will be performed or funded as required under the applicable Lease and, with respect to such tenant improvements and landlord work, have been accepted by the applicable Tenant (to the extent such work has been performed). [***] Except if the same, either individually or in the aggregate, would not have a Material Adverse Effect, and except as set forth on Schedule 4.1.26(g) hereto or as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date, no Tenant under any Major Lease has a right or option pursuant to its Lease or otherwise to terminate such Lease prior to the scheduled expiration date thereof, other than any such right or option that is conditional upon the occurrence of certain events of circumstances. Borrower has not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered, hypothecated, pledged or granted a security interest in any of the Leases or its interest therein, other than (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan or (ii) pursuant to the Loan Documents.
4.1.27.Survey. Except for matters shown in the Title Insurance Policy, the Survey for the Property delivered to Administrative Agent in connection with the origination of the Loan does not fail to reflect any material adverse matter affecting the Property or the title thereto, except to the extent the same would not reasonably be expected to have a Material Adverse Effect.
4.1.28.Principal Place of Business; State of Organization. Schedule 4.1.28 sets forth the address of Borrower’s principal place of business as of the Closing Date. Borrower is organized under the laws of the state of its organization as set forth on Schedule 4.1.28.
4.1.29.Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements in effect on the Closing Date in connection with the execution, delivery, recordation, filing, registration, perfection of any of the Loan Documents, including, without limitation, the Mortgage, have been paid (or sufficient funds have been escrowed with the Title Company for such payment), and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Administrative Agent (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.
4.1.30.Special Purpose Entity/Separateness. Each of Borrower, Pledgor and each SPE Constituent Entity is a Special Purpose Entity.
(a)The representations and warranties set forth in Section 4.1.30 shall survive for so long as any amount remains payable to Administrative Agent and/or Lender under this Agreement or any other Loan Document.

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(b)Any amendment or amendment and restatement of any of Borrower’s, Pledgor’s or any SPE Constituent Entity’s organizational documents on or prior to the Closing Date has been accomplished in accordance with, and was permitted by, the relevant provisions of each such organizational document (as the same existed prior to such amendment or amendment and restatement).
(c)All of the stated facts and factual assumptions made in the Insolvency Opinion delivered on the Closing Date, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects as of the Closing Date and any factual assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, shall be true and correct, in all material respects, as of the date of such Additional Insolvency Opinion. Borrower, Pledgor and each SPE Constituent Entity have complied, in all material respects, with all of the stated facts and factual assumptions made with respect to Borrower, Pledgor and each SPE Constituent Entity in the Insolvency Opinion. Borrower, Pledgor and each SPE Constituent Entity intend to comply, in all material respects, with all of the stated facts and factual assumptions made with respect to Borrower, Pledgor and each SPE Constituent Entity, as applicable, in any Additional Insolvency Opinion. Each entity other than Borrower, Pledgor and each SPE Constituent Entity with respect to which a factual assumption is made or a fact stated in the Insolvency Opinion and, in connection with any Additional Insolvency Opinion, will be made, have complied or intends to comply, in all material respects, with all of the factual assumptions made and facts stated with respect to it in the Insolvency Opinion and any such Additional Insolvency Opinion.
(d)Each assignment or transfer of limited liability company or partnership interests in Borrower, Pledgor and each SPE Constituent Entity by all prior members or partners of such Person to such Person’s successor member, partner or their sole member, as the case may be, and the admission of such Person’s successor member or applicable sole member, as the case may be, as a member of such Person or successor partner as a limited partner or general partner of such Person, as the case may be, were accomplished in accordance with, and were permitted by, the applicable limited liability company agreement or limited partnership agreement governing the affairs of such Person at the time of such assignment or transfer and admission, and following each such assignment and admission, Borrower, Pledgor or SPE Constituent Entity was continued without dissolution, and that there have at all times been at least one member of Borrower, Pledgor and SPE Constituent Entity.
(e)Any payments made pursuant to the Loan Documents to or for the benefit of Borrower or Mezzanine Borrower shall constitute distributions to or at the discretion of the applicable equity owner of such entity.
(f)Borrower has no judgments or Liens of any nature against it except for Section 2.9 Tax liens not yet delinquent and the Permitted Encumbrances.
(g)Borrower has provided Administrative Agent with complete financial statements that reflected a fair and accurate view, in all material respects, of the entity’s financial conditions as of the date set forth therein in all material respects.
(h)With respect to each SPE Party, (i) such SPE Party is and always has been duly formed, validly existing and in good standing in the state in which it was formed and in any other jurisdictions where it is qualified to do business; (ii) such SPE Party is in compliance with all laws, regulations and orders applicable to such SPE Party in all material respects and had received all material permits necessary for such SPE Party to operate, unless a failure to comply with or possess the same would not materially and adversely affect the condition, financial or otherwise, of such SPE Party; (iii) subject to Section 4.1.4 hereof, as of the Closing Date, no SPE

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Party was aware of any pending or threatened litigation involving such SPE Party that, if adversely determined, would be reasonably likely to materially adversely affect the condition (financial or otherwise) of such SPE Party, or the condition or ownership of the property owned by such SPE Party; (iv) no SPE Party is involved in any dispute with any taxing authority, other than any contesting of taxes in accordance with the terms and conditions of this Agreement; (v) Borrower has paid or has caused to be paid all real estate taxes that are due and payable with respect to the Property other than any such taxes which are not yet delinquent or were being contested in accordance with the terms and conditions of this Agreement; (vi) no SPE Party has never owned any real property other than, with respect to Borrower, the Property; (vii) no SPE Party is, nor has it ever been party to any lawsuit, arbitration, summons or legal proceeding that remains unresolved and, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and (viii) except as set forth in the environmental reports delivered to Administrative Agent for the Property in connection with the closing of the Loan, the most recent Phase One environmental site assessment for the Property recommends no action.
(i)Intentionally omitted.
(j)Except as set forth in Section 4.1.30(l) below, Borrower has no material contingent or actual obligations not related to the Property.
(k)The Organizational Documents for Borrower, Pledgor and each SPE Constituent Entity that is a Delaware limited liability company provide and shall at all times during the term of the Loan provide that except for duties to Borrower, Pledgor and such SPE Constituent Entity as set forth in the Organizational Documents (including duties to the member and Borrower’s, Pledgor’s and such SPE Constituent Entity’s creditors solely to the extent of their respective economic interests in such Borrower, Pledgor and such SPE Constituent Entity, but excluding (i) all other interests of the member, (ii) the interests of other Affiliates of Borrower, Pledgor and such SPE Constituent Entity, and (iii) the interests of any group of Affiliates of which Borrower, Pledgor and such SPE Constituent Entity is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the member, any officer or any other Person bound by the Borrower’s, Pledgor’s and/or SPE Constituent Entity’s Organizational Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The Organizational Documents for Borrower, Pledgor and each SPE Constituent Entity that is a Delaware limited liability company provide and shall at all times during the term of the Loan provide that to the fullest extent permitted by law, including Section 18-1101(e) of the Delaware Limited Liability Company Act, an Independent Director or Independent Manager shall not be liable to Borrower, Pledgor the member or any other Person bound by the applicable Borrower’s, Pledgor’s and/or SPE Constituent Entity’s Organizational Documents for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in willful misconduct. The Organizational Documents for Borrower, Pledgor and each SPE Constituent Entity that is a Delaware limited liability company provide that all right, power and authority of the Independent Directors or Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in the applicable Loan Party’s Organizational Documents. The Organizational Documents for Borrower, Pledgor and each SPE Constituent Entity that is a Delaware limited liability company provide that notwithstanding any other provision of the Borrower’s, Pledgor’s and/or SPE Constituent Entity’s Organizational Documents to the contrary, each Independent Director or Independent Manager, in its capacity as an Independent Director or Independent Manager, as applicable, may only act, vote or otherwise participate in those matters referred to in Section 15(f)(iii) of the Borrower’s, Pledgor’s and SPE Constituent Entity’s Organizational Documents or as otherwise specifically required by the applicable Organizational Documents, and such Independent Director’s or Independent Manager’s, as applicable, act, vote or other participation shall not be required for the validity of any action taken by the board of directors of Borrower,

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Pledgor or such SPE Constituent Entity unless, pursuant to the provisions of Section 15(f)(iii) of Borrower’s, Pledgor’s and SPE Constituent Entity’s Organizational Documents or as otherwise specifically provided in the applicable Organizational Documents, such action would be invalid in the absence of the affirmative vote or consent of such Independent Director or Independent Manager. The Organizational Documents of Borrower, Pledgor and each SPE Constituent Entity that is not a Delaware limited liability company contain terms and provisions similar to the terms and provisions set forth in this subclause (k) to the extent permitted by applicable law.
(l)Except as set forth on Schedule 4.1.30, Borrower and Pledgor each hereby represents that from the date of its formation to the date hereof as follows; provided, that, such statement is made to Borrower’s knowledge for periods prior to the Acquisition Date:
(i)(A) with respect to Borrower, its business has been limited solely to acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing, renovating, improving, financing, refinancing and operating and managing the Property, entering into financings and refinancings of the Property, and transacting any and all lawful business that was incident, necessary or appropriate to accomplish the foregoing and (B) with respect to Pledgor, its business has been limited solely to acting as a member of Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)reserved;
(iii)it has never owned any real property other than the Property and it has not engaged in any business other than as set forth in clause (i) above;
(iv)other than capital contributions and distributions permitted under the terms of its organizational documents, it has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s length transaction with an unrelated party, except as may have been permitted pursuant to the terms of any prior financings and which agreements are no longer in effect as of the date hereof;
(v)it has not (a) made any loans to any Person or (b) acquired or held evidence of indebtedness issued by any other Person or entity, in either of the case of (a) or (b), other than (1) extensions of credit such as security deposits made in the ordinary course of business relating to the ownership and operation of the Property made to an entity that is not an Affiliate of or subject to common ownership with such entity or (2) cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity;
(vi)it has paid its debts and liabilities from its assets as the same have become due or such debts and liabilities have been repaid or discharged as of the date hereof;
(vii)it has observed or caused to be observed all organizational formalities that are necessary to preserve and keep in full force and effect its existence and rights (charter and statutory);
(viii)except with respect to prior financings that have been repaid or otherwise discharged, it has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower’s and Pledgor’s

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assets have not been listed as assets on the financial statement of any other Person, unless (a) the financial statements of such other Person contained an appropriate notation indicating the separateness of Borrower and Pledgor from such Person and indicating that none of Borrower’s or Pledgor’s assets and credit were available to satisfy the debts and other obligations of such Person and (b) such assets were also listed on the Borrower’s or Pledgor’s own balance sheet. Each of Borrower and Pledgor, to the extent applicable, has filed its own tax returns (except to the extent that it has been a disregarded entity not required to file tax returns under applicable law). Each of Borrower and Pledgor, to the extent applicable, has maintained its books, records, resolutions and agreements as official records;
(ix)except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as its agent, it has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing), has corrected any known misunderstanding regarding its status as a separate entity, has conducted its business in its own name, has not identified itself or any of its Affiliates as a division or part of the other and any stationery, invoices and checks maintained or utilized by Borrower or Pledgor have been separate;
(x)it has not commingled its assets with those of any other Person, other than co-borrowers under prior loans that have been repaid in full, and has held all of its assets in its own name;
(xi)it has not guaranteed or become obligated for the debts of any other Person and has not held itself out as being responsible for the debts or obligations of any other Person, other than co-borrowers or guarantors under prior financings that have been repaid or otherwise discharged or as otherwise imposed by law;
(xii)it has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or any of constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing;
(xiii)except with respect to prior financings that have been repaid or otherwise discharged and Permitted Encumbrances, it has not granted a security interest or lien in, to or upon, or pledged or otherwise encumbered any of its assets to secure the obligations of any other Person other than with respect to loans secured by the Property and no such security interest, lien, pledge or other encumbrance remains outstanding;
(xiv)it has maintained adequate capital in light of its contemplated business operations;
(xv)it has maintained a sufficient number of employees (if any) in light of its contemplated business operations and has paid the salaries of its own employees (if any) from its own funds;
(xvi)it has not owned any subsidiary or any equity interest in any other Person other than, in the case of Pledgor, its interest in Borrower;

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(xvii)it has not made loans to any other person that have not been released or discharged nor has it bought or held evidence of indebtedness issued by any other person or entity other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity;
(xviii)reserved;
(xix)it has not incurred any Indebtedness that is still outstanding other than Indebtedness that is permitted under the Loan Documents;
(xx)it has never been party to any material lawsuit, arbitration, summons, or legal proceeding that resulted in a monetary judgment against it that has not been paid in full to the extent required pursuant to such judgment;
(xxi)it has no material contingent or actual obligations not related to (A) in the case of Borrower, the Property and (B) in the case of Pledgor, its limited liability company interest in Borrower;
(xxii)it is and has since its formation been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;
(xxiii)except for guarantees or obligations that have been released or discharged or that will be released or discharged as of the closing of the Loan, and other than in connection with the Loan, it has not had any of its obligations guaranteed by an Affiliate except for TI Guarantees;
(xxiv)none of the Tenants holding leasehold interests with respect to the Property is Affiliated with Borrower;
(xxv)except as set forth in the Title Insurance Policy, has no judgments or liens of any nature against it except for tax liens not yet delinquent;
(xxvi)is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all material permits necessary for it to operate;
(xxvii)is not involved in any material dispute with any taxing authority; and
(xxviii)except as set forth in the Title Insurance Policy, has paid all taxes which it owes prior to delinquency except as permitted pursuant to this Agreement.
4.1.31.Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by Affiliate Manager or, to Borrower’s knowledge, any other Manager party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms. Except as set forth on Schedule 4.1.31, no base management fee under the Management Agreement exceeds the greater of (x) three percent (3.0%) of the Gross Income from Operations attributable to the Property and (y) the management fee reimbursable by the Tenants occupying the Property pursuant to the terms of such Tenants’ Leases. In no instance shall Borrower pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease.

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4.1.32.Illegal Activity. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity.
4.1.33.No Change in Facts or Circumstances; Disclosure. Except as set forth on Schedule 4.1.33, all information (after giving effect to any supplements to such information submitted to Administrative Agent) submitted by and on behalf of Borrower, Pledgor, Guarantor and Affiliate Manager to Administrative Agent and in all financial statements, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Pledgor, Guarantor and Affiliate Manager in this Agreement or in any other Loan Document, in each case, are true, complete and correct in all material respects (or to the extent any such data was incorrect in any material respect when delivered, the same was corrected by information subsequently delivered to Administrative Agent on or prior to the Closing Date). The foregoing representation shall not apply to any such financial information that constitutes projections, provided that Borrower represents and warrants that it has no reason to believe that such projections are materially inaccurate. Except as set forth on Schedule 4.1.33 (after giving effect to any supplements to such information submitted to Administrative Agent), there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or would be reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Administrative Agent all material facts known to Borrower and has not failed to disclose any material fact known to Borrower that could have caused any Provided Information or could cause any representation or warranty made herein to be materially misleading.
4.1.34.Investment Company Act. Borrower is not (a) an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.35.Embargoed Person. None of the funds or other assets of Borrower or Pledgor constitute property of, or are beneficially owned, directly or, to the best of Borrower’s knowledge, indirectly, by any Embargoed Person. None of the funds or other assets of Guarantor constitute property of, or are beneficially owned, to the best of Borrower’s knowledge directly or indirectly, by any Embargoed Person. No Embargoed Person has any interest of any nature whatsoever in Borrower, Pledgor or Guarantor, as applicable, with the result that the investment in Borrower, Pledgor or Guarantor, as applicable (whether directly or, to the best of Borrower’s knowledge, indirectly), is prohibited by law or the Loan is in violation of law, and none of the funds of Borrower, Pledgor or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Pledgor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
4.1.36.Cash Management Account.
(a)This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in each Lockbox Account and the Cash Management Account (to the extent the Cash Management Account is open as of the Closing Date) in favor of Administrative Agent, for the benefit of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, (ii) in connection with the Loan Documents or (iii) Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed any Lockbox Account or the Cash Management Account;
(b)Each Lockbox Account and Cash Management Account (to the extent that the Cash Management Account is open as of the Closing Date) constitutes a “deposit account” within the meaning of the Uniform Commercial Code as in effect in the State of New York;

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(c)Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Lockbox Bank and Agent have agreed to comply with all instructions originated by Administrative Agent, without further consent by Borrower, directing disposition of the Lockbox Account and the Cash Management Account, to the extent open, and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities, and Borrower has not consented to the Lockbox Bank or Agent complying with instructions with respect to each Lockbox Account and Cash Management Account from any Person other than Administrative Agent;
(d)Each Lockbox Account is not in the name of any Person other than Borrower, as pledgor, or Administrative Agent, as pledgee and the Cash Management Account (to the extent the Cash Management Account is open as of the Closing Date) is not in the name of any Person other than Borrower, as pledgor, as applicable, and Administrative Agent, as pledgee; and
(e)None of the Rents from the Property are deposited by or on behalf of Borrower into any “deposit accounts” or “securities accounts” which are subject to a security interest in favor of third parties, other than pursuant to the Loan Documents.
4.1.37.Reciprocal Easement Agreement. To Borrower’s knowledge, each Reciprocal Easement Agreement is in full force and effect. Except as set forth in REA estoppels delivered to Administrative Agent on or prior to the Closing Date, (i) neither Borrower, nor to Borrower’s knowledge, any other party to the Reciprocal Easement Agreement, is in default under any of the material provisions thereof (except for violations or defaults that have been cured or that have not resulted, or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect) and (ii) Borrower has not delivered a written notice to any party under a Reciprocal Easement Agreement that it is in default thereunder (other than notices relating to defaults that have been cured by such party) and no such party to a Reciprocal Easement Agreement is in monetary or, to Borrower’s knowledge, material non-monetary default under such Reciprocal Easement Agreement (except for defaults that do not have, or would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect).
4.1.38.Equipment, Fixtures and Personal Property. Except as set forth on Schedule 4.1.38, Borrower is the owner of all of the Equipment, Fixtures and Personal Property located on or at the Property, other than any such Equipment, Fixtures and Personal Property which are owned by Tenants or other third parties or which has been leased by Borrower as permitted under the terms of this Agreement under any Leases. All of the Equipment, Fixtures and Personal Property were sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.
4.1.39.Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the terms of this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to Borrower which has not been disclosed to Administrative Agent and which could reasonably be expected to have a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of Borrower or SPE Constituent Entity, or materially impair Guarantor’s ability to fulfill its obligations under the Guaranty and/or the Unfunded Obligations Guaranty.
4.1.40.Underwriting Representations. Except as set forth on Schedule 4.1.40 or as disclosed in writing to Administrative Agent prior to the Closing Date, Borrower hereby represents that it:

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(a)has no judgments or liens of any nature against it except for Permitted Encumbrances and tax liens not yet delinquent;
(b)is not involved in any dispute with any taxing authorities (other than, for the avoidance of doubt, appeals of real property taxes in accordance with the terms of this Agreement);
(c)is not, nor has it ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that was still pending (other than those that are covered by insurance and which would not reasonably be expected to have a Material Adverse Effect or, with respect to Guarantor, materially impair Guarantor’s ability to perform its obligations under the Guaranty and/or the Unfunded Obligations Guaranty) or that resulted in a final judgment against it or its assets or properties that had not been paid in full; and
(d)each amendment and restatement of Borrower’s and Pledgor’s organizational documents, if any, has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.
Section 4.2.Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Administrative Agent and/or Lender under this Agreement or any of the other Loan Documents by Borrower (provided, however, such representations and warranties shall not be deemed remade as of any date after the Closing Date). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Administrative Agent and Lender notwithstanding any investigation heretofore or hereafter made by Administrative Agent and Lender or on its behalf.
Section 4.3.ERISA Representations of Lender. Lender represents, warrants and covenants that:
(a)As of the Closing Date and for so long as Lender is holder of all or part of the Loan (i) no portion of the assets used by Lender to fund any portion of the Loan constitutes Plan Assets (unless Lender is relying on an applicable prohibited transaction exemption, the conditions for exemptive relief which are and continue to be satisfied in connection with the transactions contemplated under the Loan Documents), (ii) Lender is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iii) the making of the Loan by Lender and the exercise of Lender’s rights under the Loan Documents is not in violation of any Applicable Similar Law.
(b)With respect to transfers of an interest in the Loan by Lender to a third party (a “Purchaser”), Lender shall for the benefit of Borrower:
(i)obtain from such Purchaser (A) a representation essentially the same as the representation set forth in paragraph (a) of this Section 4.3 (but substituting the term “Purchaser” for the term “Lender” therein) or (B) a representation providing reasonable assurance that the transfer of the interest in the Loan and the holding by Purchaser of such interest for so long as Purchaser holds such interest are exempt from or otherwise not prohibited under Section 406 of ERISA, Section 4975 of the Code and Applicable Similar Law; or
(ii)transfer such interest through the sale of the Loan to a trust or other entity which would issue securities structured in such manner as would not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code and Applicable Similar Law.

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ARTICLE V

BORROWER COVENANTS
Section 5.1.Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release or assignment of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Administrative Agent and Lender that:
5.1.1.Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to Borrower and the Property (and the respective use thereof), including, without limitation, building and zoning ordinances and codes and certificates of occupancy. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair (normal wear and tear excepted), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Administrative Agent (which notice shall not be required in connection with clause (z) below), Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, (x) the validity of any Legal Requirement, (y) the applicability of any Legal Requirement to Borrower or the Property or (z) any alleged violation of any Legal Requirement, provided that, with respect to the foregoing clauses (x) and (y), (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (f) to the extent that the aggregate amount reasonably determined to cause Borrower’s compliance with such Legal Requirement exceeds $2,500,000 (excluding any amounts required to be paid directly by Tenants), Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent (provided, in no event shall the security requested by Administrative Agent be in an amount greater than one hundred percent (100%) of the maximum amount reasonably expected by Administrative Agent to be payable in the event such contest is unsuccessful), to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Administrative Agent may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Administrative Agent, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or

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interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.
5.1.2.Taxes and Other Charges. Subject to Section 7.2 hereof, except as otherwise provided in this Section 5.1.2, Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency; provided, the foregoing obligation to pay Taxes directly with respect to the Property shall be deemed satisfied for so long as Borrower is making deposits into the Tax and Insurance Reserve Account and complies with the terms and provisions of Section 7.2. Except as otherwise provided in this Section 5.1.2, Borrower shall, not later than ten (10) Business Days after receipt of a written request from Administrative Agent, deliver to Administrative Agent receipts for payment or other evidence reasonably satisfactory to Administrative Agent that all Taxes and Other Charges that are due and payable at such time have been duly paid by Borrower prior to delinquency (provided, however, that Administrative Agent shall have no right to deliver such written request to Borrower during any period that such Taxes and Other Charges are being paid by Administrative Agent pursuant to Section 7.2 hereof). Except as provided in the following sentence, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (other than a Permitted Encumbrance) or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property (other than any such utilities which are, pursuant to the terms of any Lease, required to be paid by the Tenant thereunder directly to the applicable service provider). After prior written notice to Administrative Agent (except with respect to Taxes or Other Charges not yet delinquent, for which no notice shall be required), Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property (or Borrower pays the same under protest); and (f) to the extent that the aggregate amount at issue exceeds $2,500,000 (excluding any amounts required to be paid directly by Tenants or held by Administrative Agent in the Tax and Insurance Reserve Account for Taxes) and a Cash Sweep Period shall then be in effect, Borrower shall furnish such security as may be reasonably required in the proceeding, or as may be reasonably requested by Administrative Agent (provided, in no event shall the security requested by Administrative Agent be in an amount greater than one hundred percent (100%) of the maximum amount of such excess that is reasonably expected by Administrative Agent to be payable in the event such contest is unsuccessful), to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Administrative Agent may pay over any such cash deposit or part thereof held by Administrative Agent to the claimant entitled thereto at any time when, in the judgment of Administrative Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien. Notwithstanding anything to the contrary, the provisions of this Section 5.1.2 shall not apply with respect to (x) any contest of Taxes or Other Charges by the Tenant under the Single Tenant Lease or (y) any contest of Taxes or Other Charges to the extent such Taxes or Other Charges are actually paid by Borrower prior to delinquency (including if such payment is made under protest) and Borrower delivers to Administrative Agent receipts for payment or other evidence reasonably satisfactory to

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Administrative Agent that such Taxes or Other Charges are actually paid by Borrower prior to delinquency (including if such payment is made under protest).
5.1.3.Litigation. Borrower shall give prompt written notice to Administrative Agent of any litigation or governmental proceedings pending or threatened in writing against Borrower, any SPE Constituent Entity, Pledgor or the Property which would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower, any SPE Constituent Entity, Pledgor or the Property.
5.1.4.Access to Properties. Subject to the rights of Tenants, during the continuance of an Event of Default, Borrower shall permit agents, representatives and employees of Administrative Agent and Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice. Except during the continuance of an Event of Default, Administrative Agent’s and Lender’s access to the Property pursuant to any other terms of the Loan Documents, may be reasonably conditioned by Borrower in order to comply with the written policies of Tenants of the Property.
5.1.5.Notice of Default. Borrower shall promptly advise Administrative Agent of any material adverse change in the condition of Borrower, Pledgor or any SPE Constituent Entity, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge.
5.1.6.Cooperate in Legal Proceedings. Borrower shall cooperate fully, in a commercially reasonable manner, with Administrative Agent and Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Administrative Agent or Lender hereunder or any rights obtained by Administrative Agent or Lender under any of the other Loan Documents and, in connection therewith, permit Administrative Agent and Lender, at its election, to participate in any such proceedings.
5.1.7.Perform Loan Documents. Borrower shall, in a timely manner, observe, perform and satisfy all the terms, provisions, covenants and conditions of the Loan Documents executed and delivered by, or applicable to, Borrower, and in accordance with and to the extent required under such Loan Documents.
5.1.8.Award and Insurance Benefits. Borrower shall cooperate with Administrative Agent in obtaining for Administrative Agent, for the benefit of Lender, in accordance with the relevant provisions of this Agreement, the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Administrative Agent shall be reimbursed for any reasonable, actual, out-of-pocket expenses incurred in connection therewith (including reasonable actually incurred attorneys’ fees and disbursements, and the payment by Borrower of the reasonable expense of an appraisal on behalf of Administrative Agent and Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.
5.1.9.Further Assurances. Borrower shall, at Borrower’s sole cost and expense:
(a)upon written request, furnish to Administrative Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, in each case to the extent in Borrower’s possession, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Administrative Agent in connection therewith, provided that the foregoing shall not require Borrower to obtain updated appraisals after the Closing Date unless specifically required by the terms of this Agreement;
(b)execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Administrative Agent may reasonably require; and

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(c)do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require from time to time;
provided, with respect to each of the foregoing clauses (a), (b) and (c), in no event shall any document, instrument, certificate, assignment or other writing furnished to Administrative Agent, or any act, conveyance or assurance given, pursuant to this Section 5.1.9 increase any obligations of Borrower or Guarantor or diminish any rights of Borrower or Guarantor beyond those intended by this Agreement and the other Loan Documents.
5.1.10.Supplemental Mortgage Affidavits. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage (or sufficient funds have been escrowed with the Title Company for such payment). If at any time during the continuance of an Event of Default Administrative Agent reasonably determines, based on applicable law, that Administrative Agent, for the benefit of Lender, is not being afforded the maximum amount of security available from the Property as a direct or indirect result of applicable recording, stamp and like taxes not having been paid upon the execution and recordation of the Mortgage, Borrower agrees that Borrower will execute, acknowledge and deliver to Administrative Agent, promptly upon Administrative Agent’s request, supplemental affidavits increasing the amount of the Debt for which all applicable taxes have been paid to an amount determined by Administrative Agent to be equal to the lesser of (a) the greater of the fair market value of the Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Administrative Agent, and (b) the amount of the Debt and Borrower shall, on demand, pay any additional recording, stamp and like taxes.
5.1.11.Financial Reporting.
(a)Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and Approved Accounting Principles, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Administrative Agent and Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than twice in any calendar year (unless an Event of Default shall have occurred and be continuing, in which case no such restriction shall apply)) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Administrative Agent and Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Administrative Agent to examine Borrower’s accounting records with respect to the Property, as Administrative Agent shall reasonably determine to be necessary or appropriate in the protection of Administrative Agent’s and Lender’s interest.
(b)Borrower will furnish to Administrative Agent annually, within one hundred twenty (120) days following the end of each Fiscal Year commencing with the 2026 Fiscal Year financial statements, a complete copy of Borrower’s (or, at Borrower’s election, any direct or indirect owner of Borrower that owns no significant assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in Borrower (the “Reporting Entity”)) annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Administrative Agent and prepared in accordance with Approved Accounting Principles (the “Annual Financial Statements”); provided such audited financials may be delivered on a consolidated basis with Initial Guarantor in substantially the same form as

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delivered by or on behalf of Borrower to Administrative Agent prior to the Closing Date. Such Annual Financial Statements shall set forth the financial condition and the results of operations for the Reporting Entity (on a combined basis) for such Fiscal Year, and shall include, but not be limited to, Net Operating Income, Gross Income from Operations and Operating Expenses. The Annual Financial Statements shall be accompanied by (i) intentionally omitted, (ii) a current rent roll for the Property, (iii) if reasonably requested by Administrative Agent, a schedule detailing the Debt Yield calculation as of each Debt Yield Determination Date as of the last day of such Fiscal Year for the Property and (iv) an Officer’s Certificate certifying (1) that the Annual Financial Statements are true, correct and complete and present fairly the financial condition and the results of operations of the Reporting Entity in all material respects, (2) that the Annual Financial Statements have been prepared in accordance with Approved Accounting Principles and (3) whether, as of the date thereof, to the applicable officer’s knowledge, there exists an event or circumstance which constitutes an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such officer has knowledge that an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)Prior to any private or public securitization of rated or unrated single-class or multi-class securities of the entire Loan permitted pursuant to the terms hereof (any such transaction, a “Securitization”), provided that Lender has the intent to effectuate a Securitization or is actively pursuing the Securitization of the Loan, if reasonably requested by Lender in connection with Lender’s efforts to effectuate a Securitization and provided that such request is not for a period in excess of six (6) months (in the aggregate during the term of the Loan), Borrower will furnish, or cause to be furnished, to Administrative Agent on or before sixty (60) days after the end of each calendar quarter following the date of such written request (other than the calendar quarter that ends concurrently with the end of the calendar year), (A) an operating statement in respect of such calendar quarter and a trailing twelve (12) month operating statement (excluding any periods prior to the Closing Date), noting Net Operating Income, Gross Income from Operations, Operating Expenses and for informational purposes only (and not for purposes of determining whether a Debt Yield Trigger Event has occurred), a schedule detailing the Debt Yield calculation for the Property and containing a comparison of (I) in respect of the operating statement for such calendar quarter, the same calendar quarter in the immediately preceding calendar year, (II) intentionally omitted, and (III) upon Administrative Agent’s request, other information reasonably necessary and sufficient to fairly represent in all material respects the financial position and results of operation of the Property during such calendar quarter and (B) a rent roll for the subject period for the Property. Each such quarterly report shall be prepared on an accrual basis accompanied by an Officer’s Certificate stating that the items provided are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property on a combined basis for the applicable period as well as, where applicable, the financial condition and results of operations of the Property, for the applicable calendar quarter. The reports and statements provided by Borrower pursuant to this Section 5.1.11(c) may be prepared in accordance with the accounting standards otherwise utilized by Borrower on a consistent basis for interim financial reporting and need not be prepared in accordance with Approved Accounting Principles.
(d)Borrower will furnish, or cause to be furnished, to Administrative Agent, on or before sixty (60) days after the end of each calendar quarter (other than a calendar quarter ending concurrently with the end of a Fiscal Year, in which case Section 5.1.11(b) shall apply) commencing with the calendar quarter ending March, 2027 (except as expressly noted in clause (ii) below) the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property for the applicable period as well as, where applicable, the financial condition and results of operations of the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject period for

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the Property, (ii) quarterly and, commencing with the calendar quarter ending June, 2027, trailing twelve (12) month unaudited financial statements, including balance sheet and operating statements prepared for each calendar quarter on an accrual basis, noting Net Operating Income, Gross Income from Operations and Operating Expenses for the Property (on a combined basis but excluding any period prior to the Closing Date), and, upon Administrative Agent’s request, other information reasonably necessary and sufficient to fairly represent in all material respects the financial position and results of operation of the Property (excluding any period prior to the Closing Date) during such calendar quarter; and (iii) a calculation reflecting the Debt Yield as determined with respect to each Debt Yield Determination Date during the immediately preceding twelve (12) month period.
(e)For each annual budgeting period following the partial annual budgeting period commencing on the Closing Date, Borrower shall submit to Administrative Agent an Annual Budget not later than sixty (60) days after the end of Borrower’s Fiscal Year (the “Budget Submission Date”). In respect of the partial annual budgeting period commencing on the Closing Date, Borrower has submitted the existing Annual Budget to Administrative Agent on or prior to the Closing Date. The Annual Budget shall be for informational purposes only, provided that, during any Cash Sweep Period, any new Annual Budget shall be subject to Administrative Agent’s written approval if a Cash Sweep Cure Date in respect of such Cash Sweep Period does not occur prior to the Budget Submission Date (each such Annual Budget, an “Approved Annual Budget”), which approval shall not be unreasonably withheld or conditioned and shall be, provided no Event of Default has occurred and is continuing, deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. For the avoidance of doubt, the Annual Budget in effect as of the commencement of a Cash Sweep Period will be deemed approved and will not require any additional consent or approval from Administrative Agent. In the event that Administrative Agent timely disapproves a proposed Annual Budget in accordance with the foregoing, Administrative Agent shall promptly deliver to Borrower a reasonably detailed description of such objections and Borrower shall promptly revise such Annual Budget and resubmit the same to Administrative Agent (and each such resubmittal shall be subject to the provisions of this Section 5.1.11(e) as if the applicable proposed Annual Budget were being submitted to Administrative Agent for its initial review of the same (provided, that it is acknowledged that any resubmitted Annual Budget pursuant to this sentence shall not be subject to the time frames required in the first sentence of this Section 5.1.11(e)) and shall be, provided, no Event of Default has occurred and is continuing, deemed approved by Administrative Agent if the applicable Deemed Approval Requirements have been satisfied with respect to such resubmitted Annual Budget). Borrower shall promptly revise each proposed Annual Budget and resubmit the same to Administrative Agent in accordance with the foregoing until Administrative Agent approves the proposed Annual Budget or the Deemed Approval Requirements are satisfied. Until such time that Administrative Agent approves (or is deemed to approve) a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, (i) each line item of such Approved Annual Budget shall be increased by an amount equal to the increase in the Consumer Price Index for the immediately preceding year (other than the line items in respect of (x) Taxes, Insurance Premiums, ground rent (if any), association fees and other expenses, including without limitation utilities expenses, Other Charges and Build-Out Costs, which line items shall be adjusted to reflect actual increases or decreases in such expenses, (y) variable operating expenses that are directly related to increased revenues at the Property, which line items shall reflect the actual expenses therefor, and (z) life safety or emergency repairs, which Borrower shall be permitted to make any without the consent of Administrative Agent, subject to Section 5.1.21 hereof). Subject to the provisions of Section 5.1.21, in the event that, during any Cash Sweep Period, Borrower proposes to incur an extraordinary operating expense or capital expense that is not consistent with the Approved Annual Budget and does not relate to an Approved Alteration (each an “Extraordinary Expense”), Borrower shall promptly deliver to Administrative Agent a reasonably detailed

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explanation of such proposed Extraordinary Expense for Administrative Agent’s approval, such approval not to be unreasonably withheld, conditioned or delayed.
(f)Notwithstanding anything to the contrary contained in this Section 5.1.11, Net Operating Income, Gross Income from Operations, Operating Expenses, Debt Yield calculation, or any other metric defined by the terms of this Agreement, and to be included financial statements delivered to Administrative Agent pursuant hereto, shall not be required to be prepared in accordance with Approved Accounting Principles.
(g)Intentionally omitted.
(h)Borrower will cause Guarantor to furnish to Administrative Agent and each Mezzanine Lender, if any, annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor, Guarantor’s (or, at Guarantor’s election, any 100% direct or indirect owner of Guarantor that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that owns no assets other than such ownership interest in Guarantor) financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Administrative Agent and prepared in accordance with Approved Accounting Principles and certified by Guarantor, which shall include an annual balance sheet and profit and loss statement of Guarantor (or, at Guarantor’s election, any 100% direct or indirect owner of Guarantor that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that owns no assets other than such ownership interest in Guarantor). Such financial statements may be redacted to eliminate investor- and investment-specific information. Notwithstanding the foregoing, Borrower’s obligation to cause Guarantor to furnish to Administrative Agent and each Mezzanine Lender, if any, audited financial statement as set forth in this Section 5.1.11(h) shall be deemed satisfied to the extent the financial information of Guarantor (or the consolidated financial statements of a direct or indirect parent of Guarantor including Guarantor) is in the form of public filings (including any Form 10-K or Form 10-Q) accessible by Administrative Agent.
(i)If an Excess Cash Flow Guaranty is delivered to Administrative Agent pursuant to Section 7.5.2(c) of this Agreement, Borrower shall furnish to Administrative Agent, within fifteen (15) Business Days after the end of each calendar month in which the Excess Cash Flow Guaranty remains in effect, an Officer’s Certificate certifying to the amount of Guaranteed Excess Cash Flow as of such date, together with any back-up information with respect to the amount of Guaranteed Excess Cash Flow as may be reasonably requested by Administrative Agent or any Mezzanine Lender.
(j)Any reports, statements or other information required to be delivered under this Agreement shall be delivered in electronic form, provided that Borrower may elect to provide the same also in paper form and/or on a data storage device.
(k)Except as expressly set forth in this Agreement and the other Loan Documents, neither Borrower nor Guarantor shall have any obligation to furnish to Administrative Agent or its agents or representatives any additional reports, statements or information with respect to the operation of the Property or the financial affairs of Borrower or Guarantor or any Affiliate Manager.
(l)Notwithstanding anything to the contrary, at any time, Borrower shall have the right, but not the obligation, at any time to provide to Administrative Agent updates, supplements, amendments or revisions to all or any portion of the reporting required under this to Section 5.1.11 and any other information relating to the Property, the Borrower or the performance of the Property (each, a “Borrower Reporting Update”).

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5.1.12.Business and Operations. Borrower will continue to engage in the businesses presently conducted by it or the Permitted Uses as and to the extent the same are necessary for the ownership, maintenance, management, leasing and operation of the Property, and it being understood and agreed that a temporary closure or minimization of operations at the Property as a result of a Force Majeure event shall not be deemed a breach of this covenant. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall, at all times during the term of the Loan, continue to own or lease (or Manager, as agent for Borrower, in accordance with the Management Agreement, shall lease) all Equipment, Fixtures and Personal Property which are necessary to operate the Property in accordance with the Permitted Uses, provided that the foregoing shall not be deemed to prohibit or restrict any Permitted Equipment Transfer.
5.1.13.Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgage on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Administrative Agent and Lender for any Losses incurred by Administrative Agent or Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
5.1.14.Costs of Enforcement. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering the Property in which proceeding Administrative Agent and/or Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Guarantor or any of their respective constituent Persons or an assignment by Borrower, Guarantor or any of their respective constituent Persons for the benefit of its creditors, Borrower and its successors or assigns shall be chargeable with and agree to pay all costs of collection and defense, including reasonable actually incurred attorneys’ fees, costs and expenses, incurred by Administrative Agent and/or Lender in connection therewith (but excluding regular servicing fees) and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes and interest at the Default Rate.
5.1.15.Estoppel Statement.
(a)After written request by Administrative Agent, Borrower shall within fifteen (15) days furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; provided, however, Borrower shall not be required to provide such statement more often than two (2) times in any calendar year.
(b)Upon the written request of Administrative Agent at any time that an Event of Default is continuing, Borrower shall use commercially reasonable efforts to deliver to Administrative Agent tenant estoppel certificates from each Tenant under any Major Lease, in form and substance substantially similar to the tenant estoppel certificate delivered to Tenants in connection with the origination of the Loan or otherwise reasonably satisfactory to Administrative Agent, provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year and provided, further, that Borrower shall use commercially reasonable efforts to provide that any such estoppel shall be addressed to Administrative Agent and Lender or that Administrative Agent and Lender shall be entitled to rely on such estoppel.

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5.1.16.Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5 hereof.
5.1.17.Intentionally Omitted.
5.1.18.Intentionally Omitted.
5.1.19.Intentionally Omitted.
5.1.20.Leasing Matters. Borrower shall not amend or modify the Single Tenant Lease without the prior written consent of Administrative Agent, not to be unreasonably withheld, conditioned or delayed; provided, however, Borrower may enter into immaterial administrative amendments to the Single Tenant Lease without prior consent of Administrative Agent, provided that Borrower promptly provides written notice and a copy of such amendment to Administrative Agent. Borrower shall not terminate the Single Tenant Lease without the prior written consent of Administrative Agent. Any assignments by the Tenant under the Single Tenant Lease or the Single Tenant Lease Parent Guaranty which require the consent of Borrower shall also be subject to Administrative Agent’s approval, at the same approval standard of Borrower set forth in the Single Tenant Lease and/or the Single Tenant Lease Parent Guaranty. Borrower shall promptly provide Administrative Agent with any notice of any proposed assignment received from Tenant under the Single Tenant Lease and/or Guarantor under the Single Tenant Lease Parent Guaranty. Notwithstanding anything herein to the contrary, neither a default under the Single Tenant Lease nor a termination of the Single Tenant Lease by the Tenant thereunder shall constitute an Event of Default hereunder.
(a)If the Single Tenant Lease is terminated, any Major Lease, including any amendment, modification or supplement thereto, executed after the Closing Date shall be subject to the approval of Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Administrative Agent with executed copies of such Leases as are identified by Administrative Agent (including all Leases, if requested by Administrative Agent, provided that Borrower shall not be required to deliver copies of all Leases more frequently than one (1) time in any calendar year). Such Leases may be redacted (including to redact the name of the Tenant), if required to comply with confidentiality obligations owed to a Tenant unless Administrative Agent enters into a confidentiality agreement satisfying the confidentiality obligations owed to such Tenant. All Leases with Affiliates (other than Leases to an Affiliate Manager for space used in connection with the property management of property belonging to Borrower or its Affiliates) or renewals thereof (other than contractual renewal options set forth in an existing Lease) shall be on commercially reasonable terms, shall not contain any terms which would have any materially adverse effect on Administrative Agent’s rights under the Loan Documents or the value of the Property and shall be on terms which are substantially similar to those available in an arm’s length transaction with an unrelated party. All Leases executed after the Closing Date shall provide that they are subordinate to the Mortgage encumbering the Property and that the Tenant under such Lease agrees to attorn to Administrative Agent or any purchaser at a sale by foreclosure or power of sale (provided, such Leases may provide that the foregoing is conditioned upon the delivery by Administrative Agent of a subordination, attornment and non-disturbance agreement). Administrative Agent, at the request of Borrower and at Borrower’s sole cost and expense, shall enter into a subordination, attornment and non-disturbance agreement with any Tenant after the Closing Date in the form required under the applicable Lease so long as such form is on commercially reasonable terms, or if no such specific form is required, the form attached hereto as Exhibit B or in such other form that is reasonably satisfactory to Administrative Agent and such Tenant (provided in each case that Administrative Agent shall agree to modifications reasonably required by the applicable Tenant, and on commercially reasonable terms, including, but not limited to, modifications to reflect an obligation on behalf of Administrative Agent to release any casualty or condemnation proceeds in connection with any restoration required pursuant to a Lease) (a “Non-Disturbance Agreement”) (other than a Lease to (x) a Tenant which is a Controlled subsidiary of Sponsor, so long as Sponsor Controls Borrower or (y) if Sponsor does not Control Borrower, an Affiliate of Borrower) after the Closing Date. In addition, a statement that following a foreclosure by Administrative Agent, Administrative Agent shall be subject to any offset, rent abatement or

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self-help rights which such Tenant may be entitled to assert against the prior landlord pursuant to the terms of the applicable Lease or required by law shall be deemed a commercially reasonable term for purposes of this Section 5.1.20 and Administrative Agent may not condition its approval or delivery of any Non-Disturbance Agreement, including with respect to any such offset, rent abatement or self-help rights, upon the receipt of any reserves, any free rent, tenant improvements, Build-Out Costs, Development Costs or leasing commissions guaranty, Letters of Credit or any increases to the amounts guaranteed by any such guaranty, if any, or covered by any Letter of Credit previously delivered with respect to any free rent, tenant improvements, Build-Out Costs, Development Costs or leasing commissions Administrative Agent shall promptly respond, at Borrower’s sole cost and expense, to any request by a Tenant for an amendment to an existing Non-Disturbance Agreement. All actual and reasonable, out-of-pocket costs and expenses of Administrative Agent in connection with the negotiation, preparation, execution and delivery by Administrative Agent of any Non-Disturbance Agreement, including, without limitation, reasonable actually incurred attorneys’ fees and disbursements, shall be paid by Borrower.
(b)Borrower shall, subject to Force Majeure, (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner and (ii) except as otherwise provided in Section 5.2.5 and Section 5.2.14, enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved.
(c)At any time that Administrative Agent’s approval is required under this Section 5.1.20, provided no Event of Default is continuing, Administrative Agent’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.
(d)To the extent that in connection with any termination of any Single Tenant Lease by a Tenant pursuant to the terms of the applicable Single Tenant Lease, the Tenant is required to pay to Borrower a termination payment pursuant to such Single Tenant Lease and makes such payment to Borrower (a “Lease Termination Payment”), such Lease Termination Payment shall be deposited into the Lease Termination Payment Reserve Account to be held in accordance with Section 7.8 hereof. Notwithstanding the foregoing, during the continuance of a Cash Sweep Period, (x) Borrower’s obligation under the preceding sentence shall be satisfied upon the deposit of the Lease Termination Payment into the Lockbox Account and (y) Administrative Agent shall direct the Agent to deposit such amount into the Lease Termination Payment Reserve Account.
5.1.21.Alterations.
(a)Borrower shall obtain Administrative Agent’s prior written consent to any alterations or improvements to (or demolition of) any Improvements (“Alterations”), including tenant improvements, which consent shall not be unreasonably withheld, conditioned, or delayed except with respect to Alterations that would reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, Administrative Agent’s consent shall not be required in connection with any (i) repairs based on life safety or emergency conditions or which are required to comply with applicable Legal Requirements, (ii) Preapproved Alterations, (iii) non-structural or decorative work or FF&E or break-fix, in each case, performed in the ordinary course of Borrower’s business, (iv) Alterations, the then remaining cost of which to complete, when taken in the aggregate with the then remaining cost to complete all other Alterations then ongoing that would otherwise require Administrative Agent’s prior written consent under this Section 5.1.21 (other than Alterations described in the other subsections of this sentence), is less than the Alterations Threshold Amount; (v) Alterations made pursuant to an Approved Annual Budget; (vi) Alterations with respect to any existing Lease as of the Closing Date or any Lease

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entered into in accordance with the terms and conditions of Section 5.1.20 (including, in each case, BNB Leases); (vii) Alterations and repairs arising out of a Casualty or Condemnation in accordance with the terms and conditions hereof; (viii) intentionally omitted, (ix) any installation or any other addition of antenna or solar panels or solar facilities at the Property and (x) Alterations made by a Tenant to the extent Borrower’s consent is not required in its capacity as landlord under such Lease (clauses (i) through (x), the “Approved Alterations”). At any time that Administrative Agent’s approval is required under this Section 5.1.21(a), provided no Event of Default is continuing, Administrative Agent’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.
(b)If the total unpaid amounts due and payable with respect to Alterations requiring Administrative Agent’s prior written consent at the Property in the aggregate (other than such amounts (x) to be paid or reimbursed by Tenants under the Leases, (y) to be paid in respect of Approved Alterations with respect to the Property and (z) on deposit in the Reserve Accounts and which are permitted to be used for such Alterations in accordance with this Agreement) shall at any time exceed the Alterations Threshold Amount, Borrower shall promptly deliver to Administrative Agent as security for the payment of such excess amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following with respect to such Alteration exceeding the Alterations Threshold Amount (as applicable, the “Alterations Deposit”): (I) cash, (II) U.S. Obligations, (III) other securities having a rating reasonably acceptable to Administrative Agent, (IV) a completion and performance bond or an irrevocable Letter of Credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such bond or Letter of Credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Administrative Agent or (V) a guaranty executed by Alterations Guarantor in favor of Administrative Agent for the benefit of Lender in a form reasonably acceptable to Administrative Agent (an “Alterations Guaranty”); provided, that in the event that Borrower elects to deliver an Alterations Guaranty pursuant to this Section 5.1.21(b), if the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Administrative Agent which takes into account such Alterations Guaranty. Each such Alterations Deposit shall be (A) in an aggregate amount equal to the excess of the total unpaid amounts with respect to the applicable Alterations on the Property (other than such amounts (x) to be paid or reimbursed by Tenants under the Leases, (y) to be paid in respect of Approved Alterations with respect to the Property and (z) on deposit in the Reserve Accounts and which are permitted to be used for such Alterations in accordance with this Agreement) over the Alterations Threshold Amount and (B) disbursed or released, as applicable, from time to time by Administrative Agent to Borrower for completion of the Alterations at the Property upon the satisfaction of the following conditions: (1) Borrower shall submit a request for payment to Administrative Agent at least ten (10) days prior to the date on which Borrower requests that such payment be made, which request for payment shall specify the Alterations for which payment is requested, (2) on the date such payment is to be made, no Event of Default shall be continuing, and (3) such request shall be accompanied by an Officer’s Certificate (x) stating that the applicable portion of the Alterations at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, in all material respects, such Officer’s Certificate to be accompanied by copies of invoices paid (or to be paid) in excess of $250,000 and any material licenses, permits or other approvals by any Governmental Authority required in connection with the applicable portion of the Alterations, (y) identifying each contractor to be paid by Borrower that supplied materials or labor in connection with the applicable portion of the Alterations to be funded by the requested disbursement and (z) stating that each such contractor has been paid or will be paid the amounts then due and payable to such contractor in connection with the funds to be disbursed. Each Alterations Deposit shall (if held in cash) be held by Administrative Agent in an interest-bearing account and, until disbursed or released in accordance with the provisions of this Section 5.1.21(b), shall constitute additional

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security for the Debt and other obligations under the Loan Documents. Upon the completion of the Alterations in respect of which any Alteration Deposit is being held, Administrative Agent shall promptly return to Borrower any remaining portion of the Alterations Deposit upon the request of Borrower, provided that (1) on the date such disbursement is to be made, no Event of Default shall be continuing and (2) such request shall be accompanied by an Officer’s Certificate stating that the Alterations have been fully completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, in all material respects, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, as applicable, in each case, with respect to any invoices in excess of $250,000 and any material licenses, permits or other approvals by any Governmental Authority required in connection with Alterations and stating that each contractor providing services in connection with the Alterations has been paid in full or will have been paid in full upon such disbursement, in each case, to the extent not received by Administrative Agent in connection with prior disbursement requests.
(c)Notwithstanding anything to the contrary herein, so long as funded out of cash flow of the Property or equity contributions of Borrower, any obligations incurred by Borrower in connection with Approved Alterations shall not be deemed to be Indebtedness hereunder.
(d)Notwithstanding anything to the contrary in this Section 5.1.21, Borrower may undertake any Alterations on behalf of a Tenant without Administrative Agent’s prior written consent, whether or not the then remaining cost to complete such Alterations exceeds the Alterations Threshold Amount, provided (x) such Tenant reimburses Borrower for the costs of such Alterations on a monthly basis or (y) Borrower delivers an Alterations Guaranty in accordance with the terms of this Section 5.1.21. In addition, Borrower may permit a Tenant to undertake any Alterations which require Borrower’s consent as landlord under the Tenant’s Lease, whether or not the then remaining cost to complete such Alterations exceeds the Alterations Threshold Amount, so long as (i) the Tenant timely pays all costs with respect to such Alterations or (ii) either (a) Borrower delivers an Alterations Guaranty in accordance with the terms of this Section 5.1.21 or (b) the Tenant delivers to Administrative Agent for the benefit of Lender a guaranty with respect to the completion of such Alterations. If any such Alterations Guaranty or guaranty delivered by a Tenant pursuant to this Section 5.1.21(d) shall cause the Additional Insolvency Opinion Condition to be satisfied, Borrower shall deliver to Administrative Agent an Additional Insolvency Opinion.
5.1.22.Operation of Property.
(a)Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Administrative Agent’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.
(b)Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things reasonably necessary (using its prudent business judgment) to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Administrative Agent of any material default under the Management Agreement of which it is aware; and (iii) enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

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5.1.23.Power Agreement. Borrower shall (i) promptly perform and/or observe, in all material respects, all of its obligations under the Power Agreement, (ii) promptly notify Administrative Agent of any material default under the Power Agreement of which it is aware, (iii) promptly deliver to Administrative Agent a copy of any material notice (including default notices) sent or received by Borrower under the Power Agreement; (iv) use commercially reasonable efforts to cause the Property to be operated, in all material respects, in accordance with the Power Agreement; and (v) not, without the prior written consent of Administrative Agent (not to be unreasonably withheld, conditioned or delayed) (A) surrender, terminate or cancel the Power Agreement, (B) reduce or consent to the reduction of the term of the Power Agreement, or (C) to the extent not reimbursable by Tenant, increase or consent to the increase of the amount, in any material respect, of any charges payable by Borrower under the Power Agreement.
5.1.24.Intentionally Omitted.
5.1.25.Updated Appraisal. During the continuance of an Event of Default, Administrative Agent may commission (or Administrative Agent may request that Borrower commission directly) an updated appraisal of the Property. Borrower shall pay directly or promptly reimburse Administrative Agent for, as applicable, the reasonable and actual out-of-pocket costs and expenses of obtaining such updated appraisal.
5.1.26.Principal Place of Business, State of Organization. Upon Administrative Agent’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional financing statements (which financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect), security agreements and other instruments which may be necessary to effectively evidence or perfect Administrative Agent’s security interest in the Property as a result of any change in its principal place of business or place of organization. Borrower shall cause its principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, to continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Administrative Agent in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Administrative Agent of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Administrative Agent of such organizational identification number. Borrower shall at all times remain (x) a Delaware limited liability company or (y) a Delaware limited partnership with two partners, one limited partner that is a single-member Delaware limited liability company and one general partner that is a Delaware limited liability company that is wholly owned by the single-member Delaware limited liability company that is the limited partner.
5.1.27.Embargoed Person. Borrower shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any SPE Constituent Entity, Pledgor and Guarantor shall constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, with the result that the investment in Borrower, any SPE Constituent Entity, Pledgor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, any SPE Constituent Entity, Pledgor or Guarantor, as applicable, with the result that the investment in Borrower, any SPE Constituent Entity, Pledgor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, any SPE Constituent Entity, Pledgor or Guarantor, as applicable, shall be derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, any SPE Constituent Entity, Pledgor or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.

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5.1.28.Special Purpose Entity/Separateness. Borrower shall not engage in any business other than (i) as set forth in clause (i) of the definition of “Special Purpose Entity”, (ii) entering into financing and refinancing of the Property as permitted by this Agreement and (iii) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing. No SPE Constituent Entity shall engage in any business other than (i) acting as general partner of the limited partnership that owns the Property or acting as a member of the limited liability company that owns the Property, as applicable and (ii) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.
(a)Borrower shall not have any Indebtedness other than as set forth in clause (xxiii)(I) of the definition of “Special Purpose Entity”; provided, however, that this covenant shall not require any owner, partner or member of Borrower to make capital contributions or loans to Borrower. Each SPE Constituent Entity shall have no Indebtedness other than (i) liabilities of such SPE Constituent Entity as a general partner and/or limited partner of a limited partnership, in the capacity as such and (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Borrower in which it holds an interest in and routine administration of the Borrower in which it holds an interest in, provided that (x) the outstanding liabilities at any time shall not exceed $25,000.00 and (y) such liabilities are normal and reasonable under the circumstances; provided, however, that this covenant shall not require any shareholder, partner or member of an SPE Constituent Entity to make capital contributions or loans to any such entity. None of Borrower, Pledgor or any SPE Constituent Entity shall assume or guaranty or become obligated for the debts of any Person, pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person (other than with respect to Borrower, Pledgor or any SPE Constituent Entity).
(b)Borrower, Pledgor and each SPE Constituent Entity shall each be and continue to be a Special Purpose Entity.
(c)Borrower, Pledgor and each SPE Constituent Entity will comply with all of the stated facts and assumptions made with respect to Borrower, Pledgor and each SPE Constituent Entity in the Insolvency Opinion. Borrower, Pledgor and each SPE Constituent Entity will comply with all of the stated facts and assumptions made with respect to Borrower in any Additional Insolvency Opinion. Each entity other than Borrower, Pledgor and each SPE Constituent Entity with respect to which an assumption is made or a fact stated in the Insolvency Opinion and any Additional Insolvency Opinion will comply with all of the assumptions made and facts stated with respect to it in the Insolvency Opinion and any such Additional Insolvency Opinion. Borrower covenants that, in connection with any Additional Insolvency Opinion, it shall provide an updated certification regarding compliance with the facts and assumptions made therein.
(d)Borrower shall provide Administrative Agent with five (5) Business Days’ prior written notice prior to the removal of an Independent Director or Independent Manager of Borrower or any SPE Constituent Entity and Borrower shall not remove any such Independent Director or Independent Manager without Cause.
5.1.29.Access Laws. Borrower covenants and agrees to give prompt notice to Administrative Agent of the receipt by Borrower of any material violations or written allegations of alleged material violations of any Access Laws and of the commencement of any governmental or judicial proceedings or investigations which relate to compliance with any such Access Laws.
Section 5.2.Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other

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Loan Documents, Borrower covenants and agrees with Administrative Agent and Lender that it will not do, directly or indirectly, any of the following:
5.2.1.Operation of Property. Borrower shall not, without Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Administrative Agent’s consent, replace the Manager so long as (A) the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement (provided that, in the event that such Qualified Manager is an Affiliate of Borrower or Guarantor, at the written request of Administrative Agent, Borrower shall deliver an acceptable Additional Insolvency Opinion covering such Qualified Manager if such Qualified Manager was not covered by the Insolvency Opinion) or (B) the proposed replacement manager is a Person that is under common Control with Existing Manager; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement in a manner that would reasonably be expected to have a Material Adverse Effect, (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in a manner that would reasonably be expected to have a Material Adverse Effect or (v) enter into an agreement or amendment that provides that the base management fee under any Management Agreement exceeds the greatest of (x) three percent (3.0%) of the Gross Income from Operations attributable to the Property and (y) the management fee reimbursable by the Tenants occupying the Property pursuant to the terms of such Tenants’ Leases. In no instance shall Borrower pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower may, without the consent of Administrative Agent, modify, change, supplement, alter, amend or grant a waiver under a Management Agreement to the extent the Management Agreement after giving effect to such modification, change, supplement, alteration or modification, as applicable, would qualify as a Replacement Management Agreement.
5.2.2.Liens; Utility and Other Easements. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.
(a)Notwithstanding anything to the contrary herein, Borrower may, without the consent of Administrative Agent, (i) Transfer immaterial portions of the Property, including, without limitation, to Governmental Authorities for dedication or public use or in connection with a Condemnation proceeding, or to third parties for private use as roadways or for access, ingress or egress, or (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business (or otherwise in connection with a Condemnation proceeding) for use, access, parking, water and sewer lines, telephone and telegraph lines, gas or electric lines, telecommunications leases, fiberoptic lines and other utilities, provided that no such grant, conveyance or encumbrance shall materially impair the utility and operation of the Property or is reasonably determined to be reasonably likely to have a Material Adverse Effect (an “Immaterial Transfer/Release”). In connection with any Immaterial Transfer/Release, if requested by Borrower, Administrative Agent shall execute and deliver any instrument necessary or reasonably appropriate and in the form reasonably acceptable to the Administrative Agent evidencing its consent to such Immaterial Transfer/Release (and, in the case of any such Transfer as described in the preceding subclause (i), a release of such portion of the Property from the Lien of the Mortgage and, in the case of any easement, covenant, reservation or right-of-way as described in the preceding subclause (ii), the subordination of the Lien of the Mortgage encumbering the Property to such easement, covenant, reservation or right-of-way) upon receipt by Administrative Agent of (and without satisfaction of any other condition):
(A)ten (10) days’ prior written notice thereof;
(B)a copy of the easement, covenant, reservation, right of way or other transfer document;

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(C)an Officer’s Certificate stating (I) with respect to any Transfer as described in the preceding subclause (i) above, the consideration, if any, being paid for the Transfer and (II) that such Transfer, easement, covenant, reservation or right of way does not have a Material Adverse Effect on the Property; and
(D)reimbursement of all of Administrative Agent’s reasonable costs and expenses incurred in connection with such grant, conveyance or encumbrance (and such consent, release of Lien or instrument of subordination), including reasonable attorneys’ fees and expenses, in an amount not to exceed $10,000, and the current fee being assessed by the Servicer in an amount not to exceed $2,000.
(b)If Borrower shall receive any consideration in connection with an Immaterial Transfer/Release, Borrower shall have the right to use any such consideration in connection with any Alterations performed in connection with such Immaterial Transfer/Release, provided that, to the extent any such consideration is not used in connection with such Alterations (or any such consideration exceeds the amount required to perform such Alterations), Borrower shall promptly deposit the consideration or such excess amount, as the case may be, into the Lockbox Account.
5.2.3.Dissolution; Amendment of Organizational Documents. Borrower shall not, without obtaining the consent of Administrative Agent (a) engage in any dissolution, liquidation, Division, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership, development, improvement, leasing, financing, management, maintenance and operation of the Properties, except as set forth in subsection (i) of the definition of “Special Purpose Entity” or the Permitted Uses, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents if such modification or amendment (1) affects any of the “Special Purpose Provisions”, as defined in the related organizational documents, (2) affects any provision or definition on which any opinion of counsel delivered to Administrative Agent in connection with the Loan is based (or any assumption contained in such opinion of counsel) or (3) would reasonably be expected to result in a Material Adverse Effect or its qualification and good standing in any jurisdiction or change its state of organization from Delaware to any other state or (e) cause or permit any SPE Constituent Entity to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPE Constituent Entity would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of such SPE Constituent Entity if such modification or amendment (1) affects any of the “Special Purpose Provisions”, as defined in the related organizational documents, (2) affects any provision or definition on which any opinion of counsel delivered to Administrative Agent in connection with the Loan is based (or any assumption contained in such opinion of counsel) or (3) would reasonably be expected to result in a Material Adverse Effect, in each case, without obtaining the prior written consent of Administrative Agent or Lender or Administrative Agent’s or Lender’s designee.
5.2.4.Change in Business. Borrower shall not enter into any line of business other than as set forth in clause (i) of the definition of “Special Purpose Entity” (and any ancillary business related to such activities), or make any material change in the scope or nature of its business objectives, purposes or operations if such change would cause the use of the Property to no longer be a Permitted Use, or undertake or participate in activities other than the continuance of its present business or the Permitted Uses. Nothing contained in this Section 5.2.4 shall be deemed to apply to any Transfers, and for the avoidance of doubt, the rights of Borrower to effectuate Transfers is governed solely by Section 5.2.10 hereof.

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5.2.5.Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with Section 5.2.14 hereof or, provided that no Event of Default is then continuing, forgiveness in the ordinary course of Borrower’s business of Rent in arrears in connection with a settlement with a Tenant under a Lease, provided that in the case of a Major Lease, the amount of Rent so forgiven is less than the aggregate amount of three (3) months’ basic Rent under such Major Lease) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
5.2.6.Zoning. Except as would not have a Material Adverse Effect, Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property, in each case, if such action would be reasonably likely to result in a Material Adverse Effect, without the prior written consent of Administrative Agent. Administrative Agent shall use commercially reasonable efforts to respond within fifteen (15) Business Days to any request for consent from Borrower under this Section 5.2.6, provided, however, if Administrative Agent shall fail to use such commercially reasonable efforts and/or shall fail to so respond within such fifteen (15) Business Day period, in no instance shall the same be deemed to constitute Administrative Agent’s consent to such request. Notwithstanding the provisions of this Section 5.2.6 or Section 6.2, Borrower shall have the right without the consent of Administrative Agent to effect a Subdivision or Condominium Conversion pursuant to, and in accordance with, Section 2.6.1 hereof. Notwithstanding anything in the contrary herein, Borrower may, without consent from or notice to Administrative Agent, enter into deed restrictions and agreements restricting the use of the Property to its current use if and to the extent required by applicable Legal Requirements, provided that such restrictions and agreements are not reasonably expected to result a Material Adverse Effect. Notwithstanding anything to the contrary, this Section 5.2.6 shall not restrict any commencement of any zoning discussions, procedures or proceedings with respect to the use of the Property, provided that such action does not result in a change to the use of the Property or any zoning reclassification with respect to the Property, in each case, that would result in the Property no longer being operated as a Permitted Use for so long as it is collateral for the Loan.
5.2.7.No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.
5.2.8.Principal Place of Business and Organization. Borrower shall not change (or permit any other Person to change) its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.28 hereof) or form of entity unless Borrower shall have first notified Administrative Agent in writing of such change at least twenty (20) days prior to the effective date of such change, and shall have first taken all action required by Administrative Agent for the purpose of perfecting or protecting the lien and security interests of Administrative Agent pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s form of entity or place of organization, without first obtaining the prior written consent of Administrative Agent, which consent may be given or denied in Administrative Agent’s sole discretion.
5.2.9.Intentionally Omitted.
5.2.10.Transfers.
(a)Borrower acknowledges that Lender and Administrative Agent have examined and relied on the experience of Borrower and its stockholders, general partners, members and (if Borrower is a trust) beneficial owners, as applicable, and principals of Borrower in owning and operating properties such as the Property in agreeing to make and administer the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance

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of the Other Obligations. Borrower acknowledges that each of Administrative Agent and Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Administrative Agent, on behalf of Lender, can recover the Debt by a sale of the Property.
(b)Except (i) to the extent otherwise set forth in this Section 5.2.10, (ii) with respect to the release of a portion of the Property (and related collateral) in accordance with this Agreement and (iii) to the extent such Transfer constitutes a Permitted Transfer or Permitted Debt, without the prior written consent of Administrative Agent, Borrower shall not, nor shall Borrower permit any Restricted Party to, do any of the following (collectively, a “Transfer”): (x) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant purchase options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (y) permit a Sale or Pledge of an interest in any Restricted Party. Any Transfer made without Administrative Agent’s prior written consent (to the extent that such consent is required pursuant to this Section 5.2.10) shall be null and void.
(c)A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property to a third party for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any Division, merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership, any Division, merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any Division, merger or consolidation or the change, removal, resignation or addition of a member or a non-member manager (other than an Independent Director or Independent Manager that is a springing member in accordance with the terms and conditions hereof) or the Sale or Pledge of the membership interest of a member (other than an Independent Director or Independent Manager that is a springing member in accordance with the terms and conditions hereof) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of membership interests or the creation or issuance of new membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.
(d)Notwithstanding the provisions of this Section 5.2.10 the following Transfers shall not require any notice to Administrative Agent or any Lender (unless Borrower is required to deliver any Additional Insolvency Opinion or satisfy any “know your customer” compliance screening as expressly required below) or the consent of Administrative Agent or any Lender or the payment of any transfer fee:
(i)The Sale or Pledge, in one or a series of Transfers, of the direct or indirect equity interests in Pledgor or direct or indirect interests in any Restricted Party (excluding, so long as any Mezzanine Loan is outstanding, the direct interests in Borrower or any SPE Constituent Entity); provided, that, (A) after giving effect to such Sale or Pledge (and in the case of a Sale or Pledge that is a pledge for security purposes otherwise permitted hereunder, any subsequent foreclosure thereon, one or more Approved Control Parties (x) shall individually or collectively, directly or indirectly, own

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the applicable Required Ownership Interest, and (y) individually or collectively, Control Borrower, Pledgor and any Mezzanine Borrower, (B) none of Borrower, Mezzanine Borrower, Pledgor or any SPE Constituent Entity shall fail to be a Special Purpose Entity by reason of such Sale or Pledge, (C) for so long as the Loan (or Mezzanine Loan, if any) shall remain outstanding (I) no pledge of any direct interests in any Restricted Pledge Party shall be permitted (other than pledges securing the Loan or the Mezzanine Loan), except that a pledge of the direct ownership interests in any Restricted Pledge Party shall be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the Property and (II) no Restricted Pledge Party shall issue preferred equity that is substantially similar to mezzanine debt (such as preferred equity which has a fixed maturity date, pledged ownership interests as security and rights of the equity holder to demand repayment of its investment on such maturity date) and (D) with respect to any transferee that, as a result of such Transfer, will hold a ten percent (10%) or greater direct or indirect interest in, or Control, Borrower (and such transferee owned less than 10 percent (10%) of the direct or indirect interest in Borrower or did not Control Borrower immediately prior to such Transfer), Administrative Agent and Lender shall receive notice of such transfer (provided, however, the failure to provide such notice shall not constitute an Event of Default) and shall receive KYC Searches with respect to such transferee. If after giving effect to any such sale, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in Borrower, Pledgor and/or any SPE Constituent Entity are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in Borrower, Pledgor and/or such SPE Constituent Entity, as applicable, as of the Closing Date, Borrower shall deliver to Administrative Agent an Additional Insolvency Opinion reasonably acceptable to Administrative Agent, which opinion may be relied upon by the Administrative Agent and Lender. Notwithstanding anything to the contrary contained in this Agreement, (x) no notice to, or consent of, Administrative Agent shall be required in connection with any Sale or Pledge of direct or indirect interests in any Excluded Entity or by and among any Excluded Entity and (y) subject to sub-clause (I) above, no Restricted Pledge Party (other than Borrower, Pledgor or the Mezzanine Borrower) shall be restricted from any Sale or Pledge of its direct or indirect assets; provided such direct or indirect assets are not encumbered (or required to be encumbered) by the Loan or the Mezzanine Loan. In connection with any Transfer, the result of which is that Guarantor or any Ancillary Guarantor, as applicable, no longer owns a direct or indirect interest in or is no longer an Affiliate of Borrower (individually or collectively as the context requires, the “Exiting Guarantor”), Exiting Guarantor shall be released as a guarantor under the (I) Guaranty for any acts occurring from and after such Transfer; provided that a Guaranty Assumption occurs with respect to the Guaranty (the “Non-Recourse Assumption”), (II) Unfunded Obligations Guaranty, provided that a Guaranty Assumption occurs with respect to the Unfunded Obligations Guaranty (the “Unfunded Obligations Guaranty Assumption”), (III) Alterations Guaranty (if any), provided that (x) Borrower shall pay to Administrative Agent, for the benefit of Lender, an amount equal to all amounts guaranteed under the Alterations Guaranty as of such date which amounts shall be held by Administrative Agent as the Alterations Deposit or (y) a Guaranty Assumption occurs with respect to the Alterations Guaranty (the “Alterations Guaranty Assumption”), (IV) Excess Cash Flow Guaranty (if any), provided that (x) Borrower shall pay to Administrative Agent, for the benefit of Lender, an amount equal to all amounts guaranteed under the Excess Cash Flow Guaranty as of such date which amounts shall be deposited by Administrative Agent into the Excess Cash Flow Reserve Account or (y) a Guaranty Assumption occurs with respect to the Excess Cash Flow Guaranty (the “Excess Cash Flow Guaranty Assumption”), (V) intentionally omitted, (VI) intentionally omitted and (VII) Debt Yield Trigger Cure Guaranty (if any), provided that, at the election of Borrower, (w) Borrower shall pay to Administrative Agent, for the benefit of Lender, an amount equal to all amounts guaranteed under the Debt Yield

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Trigger Cure Guaranty as of such date (the “Debt Yield Guaranty Amount”) to be held by Administrative Agent as Debt Yield Cure Collateral in accordance with the definition thereof, (x) Borrower delivers to Administrative Agent a Letter of Credit in an amount equal to the Debt Yield Guaranty Amount to be held by Lender as Debt Yield Cure Collateral in accordance with the definition thereof, (y) Borrower shall pay to Administrative Agent, for the benefit of Lender, an amount equal to the Debt Yield Guaranty Amount which shall be deposited by Lender into the Cash Management Account at which point a Debt Yield Trigger Event shall be deemed to exist until a Debt Yield Trigger Event Cure has taken place or (z) a Guaranty Assumption occurs with respect to the Debt Yield Trigger Cure Guaranty (the “Debt Yield Trigger Cure Guaranty Assumption”), with the conditions set forth in clauses (I) through (VII) above shall be referred to herein as the “Guaranty Release Conditions”, and the release of the applicable Guarantor or Ancillary Guarantor shall be referred to herein as the “Guarantor Release”. Each Guarantor Release shall be effective automatically upon satisfaction of the applicable Guaranty Release Conditions, but Administrative Agent agrees to provide written evidence thereof, at Borrower’s sole cost and expense, if the same is reasonably requested by Borrower.
(ii)A Public Sale; provided that (A) if after giving effect to any such Public Sale, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower, Pledgor and/or any SPE Constituent Entity are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in Borrower, Pledgor and/or such SPE Constituent Entity, as applicable, as of the Closing Date, Borrower shall deliver to Administrative Agent an Additional Insolvency Opinion reasonably acceptable to Administrative Agent and, to the extent a Securitization has occurred, the Rating Agencies, (B) Borrower, Pledgor and any SPE Constituent Entity shall not fail to be a Special Purpose Entity by reason of such Public Sale and (C) with respect to any transferee that, as a result of such transfer, will hold a ten percent (10%) or greater direct or indirect interest in, or Control, Borrower (and such transferee owned less than ten percent (10%) of the direct or indirect interest in Borrower or did not Control Borrower immediately prior to such Public Sale), Lender shall receive KYC Searches with respect to such transferee. Upon completion of any such Public Sale subject to and in accordance with the provisions of this Section 5.2.10(d)(ii), Borrower shall have the right to cause the Non-Recourse Assumption, the Unfunded Obligations Guaranty Assumption, the Alterations Guaranty Assumption, the Excess Cash Flow Guaranty Assumption and/or the Debt Yield Trigger Cure Guaranty Assumption and each Guarantor Release shall be effective automatically upon satisfaction of the applicable Guaranty Release Conditions by either a Replacement Guarantor or a Qualified Public Company that Controls Borrower, and Administrative Agent agrees to provide written evidence of such Guarantor Release if the same is reasonably requested by Borrower. Following any Transfer in accordance with this Section 5.2.10(d)(ii), the Qualified Public Company shall be deemed to be an Excluded Entity. For purposes of clarity, the provisions of Section 5.2.3 and this Section 5.2.10 shall not restrict the Qualified Public Company or Public Vehicle (or any direct or indirect owner of the Qualified Public Company or Public Vehicle, but excluding any Borrower, Pledgor any Mezzanine Borrower or any SPE Constituent Entity) from effectuating a restructuring and such Qualified Public Company or Public Vehicle (or any direct or indirect owner of the Qualified Public Company or Public Vehicle, but excluding any Borrower, Pledgor, any Mezzanine Borrower or any SPE Constituent Entity) shall be permitted to effectuate a restructuring, including amending or modifying its organizational documents, intercompany commercial arrangements or governance including any amendments or modifications reasonably determined by such Qualified Public Company or Public Vehicle to be required to satisfy stock exchange, quotation system listing or trading requirements.

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(iii)A pledge made by any Mezzanine Borrower to secure the applicable Mezzanine Loan in accordance with the applicable Mezzanine Loan Documents or any Foreclosure thereof and/or exercise of rights and/or remedies under the Mezzanine Loan Documents.
(iv)Permitted Transfers.
(e)No assumptions of the Loan shall be permitted without the prior written consent of Administrative Agent and each Lender, which consent shall be in Administrative Agent’s and each Lender’s sole discretion.
(f)Notwithstanding anything in the Loan Documents to the contrary, in addition to Borrower’s other rights expressly permitted under this Section 5.2.10, Borrower shall be permitted, without Administrative Agent’s consent or the payment of any fee, to Transfer the Property or the equity interests in Borrower to a newly-formed borrower or borrowers, each of which shall be a direct or indirect subsidiary of Borrower (an “Approved Borrower Sub”), provided that (i) Administrative Agent receives ten (10) Business Days’ prior written notice of such Transfer to an Approved Borrower Sub (an “Approved Drop Down”), (ii) no Event of Default has occurred and is continuing at the time of the Approved Drop Down, (iii) the Approved Borrower Sub provides Administrative Agent, for the benefit of Lender, collateral that is substantially similar to the collateral provided by the related Borrower to Administrative Agent as of the date immediately prior to such Approved Drop Down, and (iv) the following conditions shall be satisfied: (A) Borrower shall pay any and all reasonable out of pocket costs incurred by Administrative Agent and Lender in connection with such Approved Drop Down (including, without limitation, Administrative Agent’s and Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes), (B) with respect to a Transfer of the Property, if applicable, Approved Borrower Sub shall assume all of the obligations of Borrower under the Loan Documents in a manner reasonably satisfactory to Administrative Agent in all material respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Administrative Agent, (C) after giving effect to the Approved Drop Down, Approved Borrower Sub and Approved Borrower Sub’s SPE Constituent Entities must be able to make all of the representations set forth in Sections 4.1.30 and 4.1.35, and perform all of the covenants set forth in Sections 5.1.27 and 5.1.28 of this Agreement, no Event of Default shall otherwise occur as a result of such Transfer, and Approved Borrower Sub and Approved Borrower Sub’s SPE Constituent Entities shall deliver (I) all organizational documentation reasonably requested by Administrative Agent and Lender, which shall be reasonably satisfactory to Administrative Agent and Lender, and (II) all certificates and agreements necessary to evidence the Approved Drop Down and any due formation, execution enforceability legal opinions reasonably required by Administrative Agent, (D) if the Approved Drop Down is accomplished by a deed or conveyance of the Property, rather than an assignment of all of a Restricted Party’s interest in Borrower, Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy, as modified by the assumption agreement, confirming the Lien of the Mortgage as a valid first lien on the Property and naming the Approved Borrower Sub as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or Liens other than those contained in the Title Insurance Policy issued on the Closing Date and the Permitted Encumbrances, and (E) Borrower or Approved Borrower Sub, at its sole cost and expense, shall deliver to Administrative Agent an Additional Insolvency Opinion in respect of such Transfer in form and substance reasonably satisfactory to Administrative Agent which opinion may be relied upon by Administrative Agent with respect to the proposed Transfer.
(g)Neither Administrative Agent nor Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in

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order to declare the Debt immediately due and payable upon the consummation of a purported Transfer that results in an Event of Default pursuant to the terms of this Section 5.2.10. This provision shall apply to every Transfer that results in an Event of Default pursuant to the terms of Section 5.2.10 regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.
(h)In the event that (A) any direct or indirect owner of Borrower, including in connection with a Public Sale or (B) a corporation or other Person that is or elects to be a real estate investment trust (the “REIT”) for federal income tax purposes (a “REIT Election”) owns or acquires (pursuant to a Transfer that is permitted pursuant to this Section 5.2.10 and which is made in accordance with and otherwise satisfies the applicable terms and conditions set forth herein) all or a portion of the equity interests in Borrower, Borrower shall have the right to permit a TRS Restructuring in accordance with and subject to satisfaction of, the terms and conditions set forth on Schedule 5.2.10.
(i)Notwithstanding anything to the contrary contained in the Loan Documents, at any time, without the consent of Administrative Agent, Borrower shall have the right to cause the Non-Recourse Assumption, the Unfunded Obligations Guaranty Assumption, the Alterations Guaranty Assumption, the Excess Cash Flow Guaranty Assumption and/or the Debt Yield Trigger Cure Guaranty Assumption to occur, provided, in each case, if the Additional Insolvency Opinion Condition shall be satisfied following the Non-Recourse Assumption, the Unfunded Obligations Guaranty Assumption, the Alterations Guaranty Assumption, the Excess Cash Flow Guaranty Assumption and/or the Debt Yield Trigger Cure Guaranty Assumption, in each case, Borrower shall deliver to Administrative Agent an Additional Insolvency Opinion.
Notwithstanding anything to the contrary contained in this Agreement, with respect to any KYC Searches required by the terms of this Section 5.2.10, Administrative Agent and Lender agree to use diligent and commercially reasonable efforts to evaluate such KYC Searches within fifteen (15) days after Administrative Agent and Lender receive the requested information necessary to evaluate such KYC Searches.
5.2.11.Indebtedness. Borrower shall not incur any Indebtedness other than Permitted Debt.
5.2.12.REA. Borrower agrees that without the prior consent of Administrative Agent, Borrower shall not execute modifications to any REA if such modifications are reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower shall not, without the prior written consent of Administrative Agent, take (and hereby assigns to Administrative Agent, for the benefit of Lender, any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, any REA. Borrower shall pay all charges and other sums to be paid by Borrower pursuant to the terms of any REA as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided. Borrower shall comply, in all material respects, with all of the terms, covenants and conditions on Borrower’s part to be complied with pursuant to terms of any REA. Borrower shall take all actions as may be necessary from time to time to preserve and maintain the REAs in accordance with applicable laws, rules and regulations. Borrower shall enforce, in a commercially reasonable manner, the obligations to be performed by the parties to the REA (other than Borrower). Borrower shall promptly furnish to Administrative Agent any notice of default delivered to Borrower in connection with any REA by any party to any such REA or any third party. Borrower shall not assign (other than to Administrative Agent, for the benefit of Lender) or encumber its rights under any REA (other than pursuant to any Permitted Encumbrance).
5.2.13.ERISA Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, neither Borrower nor Guarantor will, during the term of the Loan, be

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obligated to contribute to an “employee benefit plan” as defined in Section 3(3) of ERISA subject to Title IV of ERISA or Section 412 of the Code.
5.2.14.Leasing Matters. Except as set forth on Schedule 5.2.14, Borrower shall not, without Administrative Agent’s written consent, not to be unreasonably withheld, conditioned or delayed; (i) terminate any Major Lease or accept a surrender by a Tenant of any Major Lease other than (A) in accordance with Section 5.1.20 hereof, or (B) a termination or surrender by Tenant pursuant to the exercise by such Tenant of any termination right expressly provided in any existing Major Lease or any Major Lease hereafter entered into in compliance with the conditions set forth in Section 5.1.20; (ii) collect any of the Rents more than one (1) month in advance (other than security deposits and estimated additional rent amounts on account of operating expenses, tax and other escalations or pass-throughs); (iii) execute any other collateral assignments of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); or (iv) alter, modify or change the terms of the Major Leases in a manner which is not permitted by the Loan Documents.
ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION
Section 6.1.Insurance.
(a)Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm/named storm or hail, fire, lightning, explosion, civil commotion and smoke on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $250,000.00 for all such insurance coverage; provided however with respect to windstorm/named storm and earthquake coverage, providing for a deductible not to exceed 5% of the total insurable value of the Property; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, providing law and ordinance coverage, including coverage for loss to any undamaged portion of the building equal to the replacement cost of such undamaged portion, as well as demolition and increased costs of construction in amounts each of no less than 10% of replacement cost. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available under the Flood Insurance Acts plus (2) such greater amounts as Administrative Agent shall require with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts, and (z) earthquake insurance in the event the Property is located in seismic zone 3 or 4, with minimum coverage equivalent to either (1) 1.5x SEL (scenario expected loss), based on the 475-year probable maximum loss from an individual seismic risk assessment performed by a qualified engineer, as determined by Administrative Agent, multiplied by the Full Replacement Cost as

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required in Section 6.1(a)(i)(A) plus business income/rental value as required in Section 6.1(a)(ii) or (2) not less than the 475-year annual aggregate probable maximum loss as indicated in a required, and provided, seismic risk analysis, to the extent insured under a dedicated or blanket policy, which shall be run in the manner in which the program responds (such analysis to be approved by Administrative Agent and secured by Borrower utilizing a third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of Borrower); provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii)business income or rental loss insurance (A) with loss payable to Administrative Agent on behalf of Lender; (B) covering all risks required to be covered by the insurance provided for in subsections (i) above and (iii), (iv), and (ix) below; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twenty-four (24) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from the Property for the succeeding twenty-four (24) month period. Notwithstanding the provisions of Section 2.7.1 hereof, all proceeds payable to Administrative Agent pursuant to this subsection shall be held by Administrative Agent on behalf of Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iii)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella/excess liability insurance, covering claims related to the structural construction, repairs or alterations being made at the Property which are not covered by or under the terms or provisions of the below mentioned commercial general liability and umbrella/excess liability insurance policies and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;
(iv)comprehensive boiler and machinery/equipment breakdown insurance in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy required under subsection (i) above;

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(v)commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence, with limits applying per location when covering more than one location; (B) to continue at not less than the aforesaid limit until required to be changed by Administrative Agent in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;
(vi)if applicable, commercial automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per accident of $1,000,000.00;
(vii)if applicable, worker’s compensation and employee’s liability subject to the worker’s compensation laws of the applicable state;
(viii)umbrella and excess liability insurance in an amount not less than One Hundred Million Dollars ($100,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, if applicable, which umbrella liability coverage shall apply in excess of such supplemental coverage;
(ix)the insurance required under Sections 6.1(a)(i), (ii), (iii), (v) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii), (v) and (viii) above at all times during the term of the Loan; provided that terrorism coverage for all risk property and business income/interruption insurance required under Sections 6.1(a)(i) and (ii) may be provided through a standalone terrorism insurance program in lieu of coverage under the policies required under Sections 6.1(a)(i) and (ii). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), Administrative Agent shall accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 6.1(a)(ix) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism;
(x)environmental liability insurance policy covering the Properties with a coverage limit of $10,000,000 for each incident and an aggregate of $25,000,000 (such coverage limit, the “PLL Policy Limit”, and such policy, the “PLL Policy”) with self-insured retention of no more than $250,000 per incident for clean-up costs and legal liability third-party claims. A blanket policy insuring multiple locations can be used to satisfy the requirement. Such PLL Policy shall be for terms of at least two (2) years past the latest possible extended Maturity Date (the “Required PLL Period”); provided, however, Borrower may obtain such PLL Policies for less than the Required PLL Period so long as at least ten (10) Business Days prior to the expiration thereof, Borrower renews, replaces or extends such PLL Policy for terms not less than the Required PLL

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Period. Notwithstanding anything to the contrary in the Loan Documents, in the event Borrower fails to renew. replace or extend the PLL Policy for a term not less than the Required PLL Period, such failure should not be a Default or Event of Default, provided, however the terms of Section 9.2(a)(vii) shall apply. In the event the limits which are in place on any PLL Policy as of the Closing Date are eroded by fifty percent (50%) or more due to claims, Borrower shall reinstate the available environmental coverage limits within sixty (60) days to the limits in place as of the Closing Date. Solely with respect to coverage for the Properties, such PLL Policy (i) shall name the Administrative Agent on behalf of Lender as an additional named insured with their successors, assigns and/or affiliates as their interests may appear with an automatic right of assignment to Administrative Agent on behalf of Lender in the event of default throughout the policy term; (ii) in the event the policy is cancelled by the insurers, a copy of such cancellation notice shall also be mailed to Administrative Agent; (iii) shall not be (A) cancelled without Administrative Agent’s prior written consent or (B) modified without Administrative Agent’s prior written consent if such modification would put the insurance out of compliance with this section herein; provided, however, if there have been any modifications to any PLL Policy, Borrower shall deliver to Administrative Agent such updated PLL Policy by the end of the calendar year for which such modification was made; and (iv) shall, throughout the policy term, include the same coverages, terms, conditions and endorsements as the PLL Policy approved on the Closing Date; and
(xi)upon sixty (60) days’ written notice, such other reasonable insurance, and in such amounts as Administrative Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall meet the conditions of this Section 6.1(b). The Policies shall be issued by insurance companies authorized to do business in the State in which the Property is located and must have a financial strength and claims paying ability rating of (1) (y) “A-” or better by S&P or (z) a rating of “A-:VIII” or better by AM Best. The Policies described in this Section 6.1 (other than those strictly limited to liability protection) shall designate Administrative Agent on behalf of Lender as loss payee with the exception of workers compensation, employer’s liability and pollution liability. Prior to the expiration dates of the Policies theretofore furnished to Administrative Agent, Borrower shall deliver (1) certificates of insurance (Acord Form 28 and Acord Form 25, as applicable) and (2) carrier-issued binders evidencing the Policies, that will be in full force and effect and, to be followed by complete copies of the Policies upon issuance. Upon renewal of the Policies, Borrower shall deliver evidence satisfactory to Administrative Agent of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Administrative Agent. Borrower shall, within three (3) Business Days, forward to Administrative Agent a copy of each written notice received by Borrower of any proposed or actual modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.
(c)Any policy that covers multiple locations (a “blanket policy”) shall be subject to Administrative Agent’s approval and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Property provide the protections listed above and, provided further that, any material changes to such blanket policies shall be subject to Administrative Agent’s review and approval by Administrative Agent based on the PML report(s) for the applicable catastrophic

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perils (such PML report(s) to be approved by Administrative Agent and secured by Borrower utilizing a third-party firm qualified to perform such risk analysis using the most current RMS software, or its equivalent, at the expense of Borrower) and such other information as requested by Administrative Agent, and where, for the purposes of this paragraph, material change shall mean any change or aggregation of the insured values covered under such blanket policies, including the reduction or erosion of flood, and windstorm / named storm limit(s) or the addition of locations that are subject to the perils of flood, and windstorm / named storm, or any other modification of the policy which would otherwise bring the policy out of compliance with this Agreement. The applicable portfolio PML report(s) shall be furnished during the policy term when such material change(s) will impact the catastrophic exposure on the Policy, or at a minimum, on an annual basis if no material changes have occurred and shall be run in the manner in which the program responds. Further, any changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, and windstorm / named storm limit(s) or the addition of locations that are subject to the perils of flood, and windstorm / named storm, shall be subject to Administrative Agent’s approval. To the extent that any acceptable blanket policy covers more than one location within a one-thousand-foot radius of the Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain coverage as set forth in Section 6.1(a)(ix) for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis.
(d)All Policies provided for or contemplated by Section 6.1(a) hereof shall name Borrower as a named insured and, with respect to liability policies, except for the Policies referenced in Section 6.1(a)(vii) and (a)(ix) of this Agreement, shall name Administrative Agent for the benefit of Lender and each of their respective successors and/or assigns as an additional insured, as its interests may appear, and in the case of property policies as outlined in Section 6.1(a), shall contain a standard non-contributing mortgagee clause in favor of Administrative Agent providing that the loss thereunder shall be payable to Lender. All policies shall include a waiver of subrogation in favor of Administrative Agent when permitted by law.
(e)All Policies shall contain clauses or endorsements to the effect that:
(i)any property Policies shall state that no act or negligence of Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent or Lender is concerned;
(ii)the Policy shall not be canceled without at least thirty (30) days’ written notice to Administrative Agent, except ten (10) days’ notice for non-payment of premiums;
(iii)the issuer(s) thereof shall give ten (10) days’ written notice to Administrative Agent if the issuers elect not to renew the Policy prior to its expiration (except for worker’s compensation required in Section 6.1(a)(vii) where such notice can be provided when commercially possible); and
(iv)Neither Administrative Agent nor Lender shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f)If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, in each case upon five (5) Business Days’ notice to Borrower, to take such action as Administrative Agent deems necessary to protect its interest in the Property, including, without limitation, the

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obtaining of such insurance coverage as Administrative Agent in its reasonable discretion deems appropriate after such five (5) Business Day notice period if prior to the date upon which any such coverage will lapse or at any time Administrative Agent deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
(g)In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title.
Section 6.2.Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”) and the cost to restore the Property is reasonably expected to exceed $1,000,000, Borrower shall (x) solely if the cost to restore the Property is reasonably expected to exceed the Casualty/Condemnation Threshold Amount, give prompt written notice of such damage to Administrative Agent and (y) promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such Alterations as may be reasonably approved by Administrative Agent (to the extent approval thereof is required pursuant to Section 5.1.21) and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Administrative Agent may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Casualty/Condemnation Threshold Amount, and Borrower shall deliver to Administrative Agent all instruments reasonably required by Administrative Agent to permit such participation.
Section 6.3.Condemnation. Borrower shall, other than with respect to (x) any proposed or threatened Condemnation which (i) results or would reasonably be expected to result in an Award that is less than One Million and No/100 Dollars ($1,000,000.00) and (ii) does not and would not be reasonably expected to have a Material Adverse Effect or (y) an immaterial temporary taking, promptly give Administrative Agent notice of any actual or threatened commencement of any proceeding for the Condemnation (other than an immaterial or temporary taking) of the Property of which Borrower has knowledge and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Administrative Agent may participate in any such proceedings that relate to a Condemnation of a material portion of the Property, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and in the case of such proceedings that relate to a Condemnation of a material portion of the Property, shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Administrative Agent shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. Subject to Section 6.4(a), if the Property or any portion thereof is taken by a condemning authority, (a) if Restoration of the Property would be deemed feasible by

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a prudent lender acting reasonably based upon the nature of the Condemnation, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof; provided, that, Borrower shall not be obligated to pursue completion of the Restoration if Administrative Agent is obligated to disburse Net Proceeds pursuant to Section 6.4 hereof with respect thereto (and Borrower has satisfied all applicable conditions to such disbursement) and Administrative Agent fails to disburse such proceeds and (b) if Restoration of the Property is not considered feasible by a prudent lender acting reasonably based upon the nature of the Condemnation, then Administrative Agent shall apply the Net Proceeds of such Condemnation to the principal of the Loan in accordance with Section 2.4.2 hereof. If the Property is sold, through foreclosure or otherwise through the exercise of other remedies available to Administrative Agent under the Loan Documents, prior to the receipt by Administrative Agent, for the benefit of Lender, of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt, which amount shall be applied toward payment of the Debt (and any remaining amount shall be remitted by Administrative Agent to Borrower).
Section 6.4.Restoration. The following provisions shall apply in connection with the Restoration of the Property:
(a)If the Net Proceeds shall be less than the Casualty/Condemnation Threshold Amount and the estimated costs of completing the Restoration shall be less than the Casualty/Condemnation Threshold Amount, the Net Proceeds (i) if the same are paid by the insurance company or the condemnation authority directly to Borrower may be retained by Borrower or (ii) if the same are paid by the insurance company or condemnation authority to Administrative Agent, will be disbursed by Administrative Agent to Borrower upon receipt, provided that, in each case, no Event of Default shall have occurred and be continuing at the time of the disbursement and, provided further that, with respect to subclause (ii) above, and to the extent the Net Proceeds exceeds $1,000,000, Borrower delivers to Administrative Agent an Officer’s Certificate to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of Section 6.4(b)(i)(D), (b)(i)(E), (b)(i)(G) and (b)(i)(H); except that, with respect to any Casualty or Condemnation of a non-income producing portion of the Property that is not (x) necessary for the Permitted Uses at the Property impacted by such Casualty or Condemnation prior to such Casualty or Condemnation or (y) required for the Property to comply with Legal Requirements in all material respects (in each case, unless the Property can be reconfigured to provide for Permitted Uses or to comply with Legal Requirements in all material respects, as applicable, without (A) incurring any material cost and (B) materially disrupting the operation of Permitted Uses at the Property following the Casualty or Condemnation), for which the Net Proceeds are less than the Casualty/Condemnation Threshold Amount and the estimated costs of completing the Restoration are less than the Casualty/Condemnation Threshold Amount, Borrower shall have no obligation to pursue completion of the Restoration of the Property, provided that any Net Proceeds received by Borrower in connection with such Condemnation are deposited into the Lockbox Account to be disbursed in accordance with the terms of this Agreement.
(b)If the Net Proceeds are equal to or greater than the Casualty/Condemnation Threshold Amount or the costs of completing the Restoration is equal to or greater than the Casualty/Condemnation Threshold Amount, the Net Proceeds will be held by Administrative Agent and Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 6.1(a)(i), Section 6.1(a)(ix) and Section 6.1(a)(x) as a result of such damage or destruction, after deduction of Administrative Agent’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”) provided, that such costs and expenses of Borrower shall only be reimbursed if Administrative Agent is reasonably certain that there will be sufficient Net

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Proceeds to complete the Restoration (it being understood that to the extent Net Proceeds are not being made available for Restoration, the foregoing proviso shall not apply), or (ii) the net amount of the Award, after deduction of Administrative Agent’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), provided, that such costs and expenses of Borrower shall only be reimbursed if Administrative Agent is reasonably certain that there will be sufficient Net Proceeds to complete the Restoration (it being understood that to the extent Net Proceeds are not being made available for Restoration, the foregoing proviso shall not apply), whichever the case may be.
(i)The Net Proceeds shall be made available to Borrower for Restoration (1) if required pursuant to the terms of a Non-Disturbance Agreement entered into with a Tenant with the approval of Administrative Agent or satisfaction of the conditions set forth below but subject to Section 6.4(f) or (2) upon the satisfaction of the following conditions:
(A)no Event of Default shall have occurred and be continuing as of the date the Net Proceeds are to be made available to Borrower;
(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the Aggregate Square Footage of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, (w) subject to Section 6.4(a), less than thirty percent (30%) of the land constituting the Property is taken, (x) such land is located along the perimeter or periphery of the Property, (y) no portion of the Improvements is located on such land and (z) the Property continues to comply in all material respects with all Legal Requirements applicable thereto, including, without limitation, building and zoning ordinances and codes and certificates of occupancy;
(C)Leases providing in the aggregate greater than fifty-one percent (51%) of the total megawatts of critical power provided to Tenants at the Property under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation shall remain in full force and effect during and after the completion of the Restoration (other than Leases that expire by their terms), notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Tenant, as applicable under the respective Lease, will make all necessary repairs and restorations thereto at their sole cost and expense;
(D)Borrower shall, subject to Force Majeure and any delay caused by Administrative Agent’s failure to approve the Restoration budget required by Section 6.4(b)(i)(J) below, commence the Restoration as soon as reasonably practicable (but, provided a Force Majeure delay has not occurred, in no event later than one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs; provided, that such one hundred twenty (120) day period shall be extended until up to one hundred eighty (180) days after the occurrence of the Casualty or Condemnation if Borrower is working in good faith to commence the Restoration) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal

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Requirements in any material respect; provided that for the purposes of this clause the filing of an application for a building permit for the Restoration work shall be deemed to be commencement of the Restoration provided Borrower promptly commences work thereafter and diligently proceeds to the completion of such Restoration;
(E)Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, (3) any unabated rent payable under Leases with respect to the Property, or (4) by other funds of Borrower (including cash flows of the Property and any Excess Cash Flow Reserve Funds permitted to be disbursed to Borrower to pay such costs and expenses pursuant to Section 7.5.2 hereof);
(F)Administrative Agent shall be reasonably satisfied that, subject to Force Majeure and any delay caused by Administrative Agent’s failure to approve the Restoration budget required by Section 6.4(b)(i)(J) below, the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Major Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property as nearly as possible to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;
(G)the Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements (including, as a legal non-conforming use);
(H)such Casualty or Condemnation, as applicable, does not result in a permanent loss of access to the Property or the related Improvements;
(I)the Net Operating Income with respect to the Property after giving effect to the Restoration, and calculated on a pro forma “as stabilized” basis, shall be equal to or greater than seventy-five percent (75%) of the Net Operating Income with respect to the Property as of the Closing Date;
(J)Borrower shall deliver, or cause to be delivered, to Administrative Agent a detailed budget approved in writing by Borrower’s architect or engineer stating the estimated cost of completing the Restoration, which budget shall be subject to Administrative Agent’s approval in the same manner as each Annual Budget is to be approved by Administrative Agent during the continuance of a Cash Sweep Period as provided in Section 5.1.11(e), provided that, for purposes of clarity, all “deemed approval” provisions shall apply with respect to any Administrative Agent approval of the Restoration budget; and

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(K)the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Administrative Agent, for the benefit of Lender, Letter of Credit delivered to Administrative Agent, for the benefit of Lender, and any Excess Cash Flow Reserve Funds permitted to be disbursed to Borrower to pay such costs and expenses pursuant to Section 7.5.2 hereof are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.
(ii)The Net Proceeds shall be held by Administrative Agent in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the reasonable satisfaction of Administrative Agent by the Title Company.
(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”). Administrative Agent shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable approval by Administrative Agent and the Casualty Consultant. All actual, reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. At any time that Administrative Agent’s approval is required under this clause (iii), provided no Event of Default is continuing, Administrative Agent’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.
(iv)In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been fifty percent (50%) completed and (ii) thereafter, five percent (5%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this

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Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Administrative Agent receives evidence satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers (except that lien waivers from subcontractors who have performed work in the amount of $250,000 or less shall not be required) and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the Title Company, and Administrative Agent receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If reasonably required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Administrative Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall, before any further disbursement of the Net Proceeds is made either (A) deposit the deficiency (the “Net Proceeds Deficiency”) with Administrative Agent, for the benefit of Lender, or (B) deliver a Letter of Credit in an amount equal to the Net Proceeds Deficiency. The Net Proceeds Deficiency deposited with Administrative Agent, for the benefit of Lender, or a Letter of Credit delivered to Administrative Agent, for the benefit of Lender, shall be held by Administrative Agent and shall be disbursed, or drawn upon, as applicable, for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed, or drawn upon, as applicable, pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.
(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent, for the benefit of Lender, after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) (the “Excess Net Proceeds”) and Administrative Agent has received evidence reasonably satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be (A) if a Cash Sweep Period is then in effect, deposited in the Cash Management Account and applied in accordance with the Cash Management Agreement (or, at any time that a Cash Sweep Period is not in effect, remitted by Administrative Agent to Borrower and applied or distributed by Borrower subject to its compliance with the terms of this Agreement) or (B) if such Excess Net Proceeds are the result of a Condemnation, or if Borrower shall otherwise elect or if an Event of Default shall have occurred and shall be continuing at the time that Excess Net Proceeds become available, applied as a Net Proceeds Prepayment.

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(c)In the event of foreclosure of the Mortgage with respect to the Property, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title.
(d)Notwithstanding anything to the contrary set forth in this Section 6.4 with respect to the disbursement of Insurance Proceeds or Condemnation Proceeds, provided no Event of Default is continuing and the Tenant under the Single Tenant Lease has not exercised its termination right under the Single Tenant Lease, the applicable provisions of the Single Tenant Lease shall govern; provided, however, that to the extent the compliance by Borrower with the terms and conditions of this Section 6.4 does not create a default under the terms and provisions of the Single Tenant Lease, Borrower shall comply with the terms and provisions of this Section 6.4. In the event of a conflict between the terms of this Article VI and the applicable terms of the Single Tenant Lease, the applicable terms of the Single Tenant Lease will control.
(e)Administrative Agent shall, with reasonable promptness following any Casualty or Condemnation, notify Borrower whether or not Net Proceeds are required to be made available to Borrower for a Restoration pursuant to this Section 6.4 (or, if the same are not required to be made available to Borrower for Restoration pursuant to this Section 6.4, whether Administrative Agent will nevertheless make the same available, which election Administrative Agent may make in its sole discretion). All Net Proceeds and the Net Proceeds Deficiency not required to be made available for a Restoration pursuant to this Section 6.4 and any Excess Net Proceeds required to be applied in accordance with subclause (B) of Section 6.4(b)(vii) hereof (as applicable, a “Net Proceeds Prepayment”) shall be applied by Administrative Agent to the payment of the Debt in accordance with Section 2.4.2 hereof.
(f)In addition to the foregoing, in connection with any Casualty or Condemnation, if (i) such Casualty or Condemnation shall be equal to or greater than twenty-five percent (25%) of the aggregate square footage of the Property or (ii) the Net Proceeds are equal to or greater than the Casualty/Condemnation Threshold Amount and after Borrower shall have used commercially reasonable efforts to satisfy each of the conditions set forth in Section 6.4(b)(i) Borrower is unable to satisfy all such conditions (which shall not require any capital contributions to be made to Borrower or include any obligations of Borrower or Guarantor to use any operating income or Rents from any property other than the Property) and Administrative Agent does not disburse the Net Proceeds to Borrower for Restoration, then Borrower shall have the right (but not the obligation), regardless of any restrictions contained in Section 2.4.1 hereof, to prepay the Debt (a “Casualty/Condemnation Prepayment”) within one hundred eighty (180) days of Administrative Agent’s notice to Borrower that the Net Proceeds will not be made available to Borrower for Restoration, utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the Outstanding Loan Amount) and obtain the release of the Property from the Lien of the Mortgage thereon and related Loan Documents, provided that (i) Borrower shall have satisfied the requirements of Section 2.5.2 hereof (if applicable), (ii) Borrower shall make the Casualty/Condemnation Prepayment on or before the second Payment Date occurring following the date the Net Proceeds shall be made available to Borrower for such intended Casualty/Condemnation Prepayment and (iii) Borrower pays to Administrative Agent, concurrently with making such Casualty/Condemnation Prepayment, the amounts required pursuant to Section 2.4.2 hereof. For the avoidance of doubt, no Exit Fee or other premium or penalty or charge shall be due with respect to a Casualty/Condemnation Prepayment.

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ARTICLE VII

RESERVE FUNDS
Section 7.1.Intentionally Omitted.
Section 7.2.Tax and Insurance Reserve Funds.
7.2.1.Tax and Insurance Reserve Funds. During the continuance of any Cash Sweep Period, Borrower shall pay or cause to be paid to Administrative Agent, on each Payment Date, (A) one-twelfth (1/12) of the Taxes that Administrative Agent reasonably estimates will be payable during the next ensuing twelve (12) months (exclusive of any Taxes payable by Tenants under Leases in effect on the date hereof or which are entered into after the date hereof in accordance with this Agreement), in each case, in order to accumulate with Administrative Agent sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates (the “Tax Reserve Funds”) and (B) one-twelfth (1/12) of the Insurance Premiums that Administrative Agent reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the “Insurance Reserve Funds,” and collectively with the Tax Reserve Funds, the “Tax and Insurance Reserve Funds”), provided, that so long as no Event of Default is continuing, to the extent any of the insurance required to be maintained by Borrower under this Agreement or any other Loan Document is effected under one or more blanket insurance policies reasonably acceptable to Administrative Agent (which blanket insurance policy insures significant other real property not subject to the Lien of the Mortgage and owned, directly or indirectly, by Guarantor, Sponsor or an Affiliate of the foregoing, in an amount reasonably acceptable to Administrative Agent), Borrower shall not be required to make deposits to the Insurance Reserve Funds with respect to the Insurance Premiums applicable to such blanket policy. The account in which the Tax and Insurance Reserve Funds are held shall hereinafter be referred to as the “Tax and Insurance Reserve Account”. Administrative Agent will apply any Insurance Reserve Funds on deposit in the Tax and Insurance Reserve Account to payments of Insurance Premiums and will apply any Tax Reserve Funds on deposit in the Tax and Insurance Reserve Account to payments of Taxes, in each case, on or prior to the date such payments are due and, upon written request, shall provide to Borrower evidence of such payment; provided that if sufficient amounts are on deposit in the Tax and Insurance Reserve Account and Borrower continues to be an Affiliate of Sponsor or a Public Vehicle, Administrative Agent shall within five (5) Business Days after receipt of Borrower’s written request, release to Borrower the Tax Reserve Funds to timely pay all Taxes payable by Borrower, or to reimburse Borrower for Taxes actually paid by Borrower so long Borrower’s written request is submitted prior to Administrative Agent having already paid such Taxes. Any such request for disbursement shall include an Officer’s Certificate setting forth the tax payments and jurisdictions in which such payments will be made by such disbursement. Upon the written request of Administrative Agent, Borrower shall deliver to Administrative Agent receipts for payment or other evidence reasonably satisfactory to Administrative Agent that such Taxes have been paid. In making any payment from the Tax and Insurance Reserve Account, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office (each, a “Tax Bill”) (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If at any time during which Borrower is required to make payments of Tax and Insurance Reserve Funds pursuant to this Section 7.2.1, the amount on deposit in the Tax and Insurance Reserve Account shall exceed the amounts due for Taxes and/or Insurance Premiums, as applicable, Administrative Agent shall, in its sole discretion, either (1) return any excess to Borrower or (2) credit such excess against future payments required to be made by Borrower to the Tax and Insurance Reserve Account pursuant to the provisions of this Section 7.2.1. If at the time that Borrower ceases to have an obligation to deposit Tax and Insurance Reserve Funds into the Tax and Insurance Reserve

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Account pursuant to this Section 7.2.1, there shall remain any amount on deposit in the Tax and Insurance Reserve Account, Administrative Agent shall promptly upon receipt of the written request of Borrower, return such remaining amount to Borrower. If, at any time during which Borrower is required to make payments of Tax and Insurance Reserve Funds pursuant to this Section 7.2.1, Administrative Agent reasonably determines that the amount on deposit in the Tax and Insurance Reserve Account is not or will not be sufficient to pay Taxes and Insurance Premiums, as applicable, by the required payment dates set forth above in this Section 7.2.1, Administrative Agent shall notify Borrower in writing of such determination and, commencing with the first Payment Date following the date of Borrower’s receipt of such written notice, Borrower shall increase its monthly payments to Administrative Agent by the amount that Administrative Agent reasonably estimates is sufficient to fund the deficiency. Any Tax and Insurance Reserve Funds remaining on deposit in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be paid to Borrower. Upon the occurrence of a Cash Sweep Cure Date and provided that a Cash Sweep Period shall not then otherwise exist, amounts in the Tax and Insurance Reserve Account shall be released to Borrower on the next Payment Date. Notwithstanding the foregoing, Administrative Agent shall not require Borrower to make deposits into the Tax and Insurance Escrow Fund pursuant to this Section 7.2 for Insurance Premiums provided that (I) the entire Property is demised to a Tenant pursuant to a Lease and such Lease requires such Tenant to maintain sufficient insurance on the entire Property that at all times is in accordance with this Agreement and such Tenant performs such obligation, (II) no monetary or material non-monetary default of Tenant under the applicable Lease shall have occurred and be continuing, (III) a Bankruptcy Action with respect to such Tenant shall not have occurred and be continuing, and (IV) Borrower has provided, or caused such Tenant to provide, to Administrative Agent certificates of insurance reasonably acceptable to Administrative Agent, which such insurance includes Administrative Agent as an additional named insured.
Section 7.3.Intentionally Omitted.
Section 7.4.Intentionally Omitted.
Section 7.5.Excess Cash Flow Reserve Fund.
7.5.1.Deposits to Excess Cash Flow Reserve Account. During the continuance of any Cash Sweep Period, all Excess Cash Flow shall be held by Administrative Agent as additional security for the Loan, all as more particularly provided in the Cash Management Agreement; provided, notwithstanding anything in the Loan Documents to the contrary herein, (i) the amount of Excess Cash Flow required to be held in the Cash Management Account pursuant to this Section 7.5 and Section 3(k) of the Cash Management Agreement shall in no event exceed the Debt Yield Trigger Cure Prepayment Amount (such cap, the “Excess Cash Flow Deposit Cap”, and the amount reserved in the Excess Cash Flow Reserve Account, the “Reserved Excess Cash Flow”); provided that the amount of the Excess Cash Flow Deposit Cap shall be recalculated on a quarterly basis on each Debt Yield Determination Date, and (ii) Administrative Agent shall disburse any Free Excess Cash Flow to an account designated by Borrower and such Free Excess Cash Flow shall not be additional security for the Loan or otherwise subject to any restrictions or limitations set forth in the Loan Documents. The Reserved Excess Cash Flow so held by Administrative Agent shall be hereinafter referred to as the “Excess Cash Flow Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.
7.5.2.Release of Excess Cash Flow Reserve Funds.
(a)So long as no Event of Default has occurred and is continuing, Borrower will have access to the Excess Cash Flow Reserve Account and Excess Cash Flow Reserve Funds shall be disbursed by Administrative Agent to Borrower within three (3) Business Days of Borrower’s written request to pay for cost and expenses in connection with the ownership, management and/or operation of the Properties, including, without limitation for (i) payment of shortfalls in the payment of Debt Service and/or Mezzanine Debt Service; (ii) payment of shortfalls in the required deposits into the Reserve Accounts (in each case, to the extent required in this Agreement and the Cash Management Agreement); (iii) at Borrower’s option, principal

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prepayments of the Loan and the Mezzanine Loan, if any; (iv) at Borrower’s option, prepayments of the Loan and the Mezzanine Loan, if any, which are required to satisfy any Debt Yield test hereunder or under the Mezzanine Loan Agreement, which prepayment shall be applied pro rata between the Loan and the Mezzanine Loan (which portion of such prepayment applicable to the Loan shall be applied to any Components in accordance with Section 2.4.4 hereof); (v) payment of any Operating Expenses (including any Capital Expenditures, Build-Out Costs and Development Costs); (vi) payment of third-party management fees due and payable under the Management Agreement; (vii) costs relating to the utility and power arrangements; (viii) payment of emergency repairs and/or life-safety items, including any such repairs or items which are Capital Expenditures, Administrative Agent hereby acknowledging that it shall endeavor to fund such requests within one (1) Business Day of request by Borrower, provided further that any failure to fund such request within one (1) Business Day shall in no event create any liability for Administrative Agent hereunder; (ix) without duplication of any amounts disbursed from the Lease Termination Payment Reserve Account for the same costs and expenses, payment of tenant improvement costs, tenant allowances, tenant relocation costs, tenant reimbursements, tenant inducement payments and leasing commission obligations or other expenditures required under Leases (including BNB Leases) entered into in accordance with the terms of Section 5.1.20 hereof or existing as of the Closing Date (including Build-Out Costs); (x) sales and use taxes and custodial funds; (xi) vacant space preparation costs and marketing costs with respect to potential leasing at the Property; (xii) payment of any shortfall of Net Proceeds with respect to the costs and expenses of Restoration of the Property after a Casualty or Condemnation incurred by, or on behalf of, the Borrower in connection therewith; (xiii) payment of any fees and costs payable pursuant to the Loan Documents or any Mezzanine Lender pursuant to the applicable Loan Documents, including costs to extend the PLL Policy; (xiv) legal, audit and accounting costs (including actual costs incurred by Sponsor (directly or indirectly) and its service providers for back office accounting and for costs associated with the Property or Borrower), provided, that such funds shall not be used for the legal fees incurred in connection with the enforcement of Borrower’s or any Affiliates of Borrower’s rights pursuant to the Loan Documents; (xv) any Required REIT Distributions; (xvi) Approved Alterations; (xvii) costs associated with Interest Rate Protection Agreements with respect to the Loan, including Replacement Interest Rate Protection Agreements, Substitute Interest Rate Protection Agreements and Converted Interest Rate Protection Agreements; and (xviii) such other items as may be approved in writing by the Administrative Agent, as determined in Administrative Agent’s reasonable discretion.
(b)Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account upon a Cash Sweep Cure Date or the date Borrower delivers an Excess Cash Flow Guaranty pursuant to Section 7.5.2(c) hereof (but only to the extent such Excess Cash Flow Reserve Funds are guaranteed pursuant to the Excess Cash Flow Guaranty) shall be paid to Borrower. Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account after the Debt and all amounts due to Administrative Agent have been paid in full shall be paid to Borrower.
(c)In lieu of Agent depositing all Reserved Excess Cash Flow into the Excess Cash Flow Reserve Account in accordance with Section 7.5.1 hereof and Section 3(k) of the Cash Management Agreement and for so long as no Event of Default has occurred and is continuing, Borrower shall have the right to cause Excess Cash Flow Guarantor to deliver to Administrative Agent the Excess Cash Flow Guaranty in an amount equal to the lesser of (a) the amount of Excess Cash Flow that would otherwise be required to be deposited into the Excess Cash Flow Reserve Account and (y) the Excess Cash Flow Deposit Cap, provided, that as a condition precedent to the delivery of such Excess Cash Flow Guaranty to Administrative Agent, Borrower shall deliver to Administrative Agent, at Borrower’s sole cost and expense, a legal opinion that the Excess Cash Flow Guaranty has been duly authorized, executed and delivered by Excess Cash Flow Guarantor, and that the Excess Cash Flow Guaranty is valid, binding and

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enforceable against Excess Cash Flow Guarantor in accordance with its terms, which opinions shall be in form and substance substantially similar to the opinions delivered by Borrower’s counsel upon the closing of the Loan with respect to validity, authority, execution and enforceability, and which may be relied upon by. In the event that Borrower elects to deliver the Excess Cash Flow Guaranty, if the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion acceptable to Administrative Agent which takes into account such Excess Cash Flow Guaranty. In no instance shall Borrower be entitled to request, nor shall Administrative Agent be obligated to disburse, Reserved Excess Cash Flow to Borrower pursuant to this Section 7.5.2(c) in lieu of depositing the same into the Excess Cash Flow Reserve Account if (I) an Event of Default has occurred and is continuing, (II) such Reserved Excess Cash Flow is not guaranteed pursuant to the Excess Cash Flow Guaranty, and/or (III) such disbursement of such amounts would cause the Additional Insolvency Opinion Condition to be satisfied unless Borrower shall provide an Additional Insolvency Opinion in form and substance reasonably acceptable to Administrative Agent. For the avoidance of doubt, during the continuance of a Cash Sweep Period, (x) any Reserved Excess Cash Flow that is in excess of the amount of Excess Cash Flow guaranteed pursuant to the Excess Cash Flow Guaranty shall be deposited into the Excess Cash Flow Reserve Account, (y) all Free Excess Cash Flow shall be disbursed to a Non-Pledged Account designated by Borrower, and (z) the amount of Excess Cash Flow guaranteed pursuant to the Excess Cash Flow Guaranty shall be recalculated on the first (1st) day of every month.
Section 7.6.Intentionally Omitted.
Section 7.7.Intentionally Omitted.
Section 7.8.Lease Termination Payment Reserve Fund.
(a)Borrower shall pay to Administrative Agent any Lease Termination Payments as required to be paid to Administrative Agent pursuant to Section 5.1.20(f) hereof. The Lease Termination Payments so held by Administrative Agent shall be hereinafter referred to as the “Lease Termination Payment Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Lease Termination Payment Reserve Account.”
(b)So long as no (x) Event of Default has occurred and is continuing, and (y) the amount on deposit in the Lease Termination Payment Reserve Account is equal to or greater than the sum of (i) the outstanding principal balance of the Loan, and (ii) the outstanding principal balance of any Mezzanine Loan, after giving effect to the applicable disbursement, Administrative Agent shall disburse the Lease Termination Payment Reserve Funds as follows:
(i)On the first (1st) Business Day of each month, Administrative Agent shall disburse to Borrower an amount equal to the sum of (x) (I) the Monthly Debt Service Payment Amount for such month and (II) the amount of the Mezzanine Debt Service due for such month and (y) the amount of Operating Expenses for such month; and
(ii)To the extent that Borrower re-leases the Property pursuant to a Major Lease in accordance with the terms hereof, provided no Event of Default has occurred and is continuing, Administrative Agent shall disburse to Borrower all remaining Lease Termination Payment Reserve Funds except for the amount of any outstanding free rent, gap rent, tenant improvement allowances, leasing commissions or landlord work required under such new Lease.
Section 7.9.Intentionally Omitted.
Section 7.10.Letter of Credit.

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(a)Intentionally Omitted.
(b)Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. During the continuance of an Event of Default, Administrative Agent, on behalf of Lender, shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Administrative Agent may determine.
(c)In addition to any other right Administrative Agent may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Administrative Agent shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Administrative Agent has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (iv) if Administrative Agent has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution; provided, however, that in the event Administrative Agent receives any notice referred to in subclause (iv) hereof and Administrative Agent, in its reasonable discretion, determines that the security intended to be provided to Administrative Agent by the related Letter of Credit is not thereby materially jeopardized, Borrower shall have ten (10) Business Days following receipt of notice from Administrative Agent in which to deliver to Administrative Agent a replacement Letter of Credit issued by an Eligible Institution; provided, further, that in the event Administrative Agent draws on any Letter of Credit upon the happening of an event specified in subclause (i), (ii), (iii) or (iv) above (but specifically excluding any draw related to the occurrence of an Event of Default), Administrative Agent shall return to Borrower the funds so drawn in the event Borrower provides Administrative Agent with a replacement Letter of Credit issued by an Eligible Institution within thirty (30) days following such draw. Notwithstanding anything to the contrary contained in the above, Administrative Agent is not obligated to draw any Letter of Credit upon the happening of an event specified in subclause (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Administrative Agent has not drawn the Letter of Credit.
(d)In the event that Borrower elects to deliver a Letter of Credit pursuant to this Section 7.10 for which an Insolvency Opinion Affiliate provides collateral, and if as a result of the delivery of such Letter of Credit, the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Administrative Agent which takes into account such Letters of Credit.
Section 7.11.Reserve Accounts Generally.
(a)Borrower grants to Administrative Agent, for the benefit of Lender, a perfected security interest in each of the Reserve Accounts and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment of the Debt. Until expended, released or applied in accordance herewith, the Reserve Accounts shall constitute additional security for the Debt.
(b)Subject to making Priority Waterfall Payments to the extent of funds available therefore in the Reserve Accounts prior to the occurrence of a Priority Payment Cessation Event, during the continuance of an Event of Default, Administrative Agent may, in

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addition to any and all other rights and remedies available to Administrative Agent, apply any sums then present in any or all of the Reserve Accounts to the payment of the Debt in any order in its sole discretion.
(c)All interest or other earnings on Reserve Funds shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies deposited in the applicable Reserve Account. The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Administrative Agent, provided that Borrower shall have the right to direct Administrative Agent to invest sums on deposit in the Eligible Account in Permitted Investments if (a) such investments are then regularly offered by Administrative Agent for accounts of this size, category and type, (b) such investments are permitted by applicable Legal Requirements, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which the applicable Reserve Account was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower, provided that, so long as no Event of Default is continuing, such taxes may be paid from the applicable Reserve Funds. No other investments of the sums on deposit in the Reserve Accounts shall be permitted except as set forth in this Section 7.11(c). All interest on Reserve Funds (i) shall be added to and become a part of such Reserve Fund, (ii) shall accrue to the benefit of Borrower and (iii) shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Administrative Agent.
(d)Administrative Agent shall hold each Reserve Account in trust and for the benefit of Lender and Borrower as provided in the Loan Documents, and each Reserve Account shall be under the sole dominion and control of Administrative Agent. Administrative Agent shall have the sole right to make withdrawals from each Reserve Account.
(e)Neither Lender nor Administrative Agent shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds provided such Reserve Funds are held in an Eligible Account and invested only in Permitted Investments in accordance with the terms of the Loan Documents. Borrower shall indemnify Lender and Administrative Agent and hold Lender and Administrative Agent harmless from and against any and all Losses arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established. Borrower shall assign to Administrative Agent all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Accounts; provided, however, that Administrative Agent may not pursue any such right or claim unless an Event of Default is continuing.
ARTICLE VIII

DEFAULTS
Section 8.1.Event of Default. (a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)if (A) any Monthly Debt Service Payment Amount is not paid on or before the date when due, (B) the Debt is not paid in full on the Maturity Date, (C) intentionally omitted, or (D) any other portion of the Debt not specified in the foregoing subclause (A), subclause (B) or subclause (C) is not paid on or prior to the date when the same is due with such failure continuing for five (5) Business Days after Administrative

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Agent delivers written notice thereof to Borrower, (provided, it shall not be an Event of Default if there are sufficient funds in the Cash Management Account or the Excess Cash Flow Reserve Account to pay any such amounts prior to the date upon which such payment becomes delinquent and Administrative Agent is required to use such amounts for the payment of such amount hereunder and Administrative Agent fails to make such payment in accordance with the Loan Documents);
(ii)if any of the (A) real property Taxes are not paid when the same become delinquent, subject to Borrower’s rights to contest same as provided herein (provided, it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Reserve Account to pay such Taxes prior to the date upon which such payment becomes delinquent and Administrative Agent is required to use such amounts for the payment of such Taxes hereunder and Administrative Agent fails to make such payment in accordance with the Loan Documents) or (B) material Other Charges are not paid on or prior to the date when the same become delinquent with such failure continuing for five (5) Business Days after Administrative Agent delivers written notice thereof to Borrower;
(iii)if the Policies are not kept in full force and effect to the extent required by, and subject to, Section 6.1 hereof; provided, it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Reserve Account or the Excess Cash Flow Reserve Account to pay for such Policies and Administrative Agent is required to use such amounts for the payment of such Policies hereunder and Administrative Agent fails to make such payment in accordance with the Loan Documents;
(iv)if Borrower shall fail to deliver to Administrative Agent certificates of insurance evidencing the Policies and such other documentation as reasonably requested by Administrative Agent in respect of the Policies within the applicable time periods set forth in Section 6.1(b) hereof and such failure is not cured within ten (10) Business Days of receipt of notice from Administrative Agent to Borrower; provided, it shall not be an Event of Default if Borrower is unable to deliver such certificates of insurance and/or other documentation as a result of (1) the Policies no longer being in effect, (2) there are or were sufficient funds in the Tax and Insurance Reserve Account or the Excess Cash Flow Reserve Account to pay for such Policies and (3) Administrative Agent is required to use such amounts for the payment of such Policies hereunder and Administrative Agent fails to make such payment in accordance with the Loan Documents;
(v)if any Transfer is consummated in violation of the provisions of Section 5.2.10 hereof; provided, however, that if such violation arises solely from a failure to provide any required notice or information (other than KYC Searches) pursuant to the applicable provisions of the Loan Documents with respect to a Transfer that is otherwise permitted in accordance with the terms of this Agreement (including, without limitation, a Permitted Transfer), then, without limiting clause (xvi) below, such violation shall not constitute an Event of Default pursuant to this clause (v);
(vi)if any representation or warranty made by Borrower herein or by Borrower, Pledgor or Guarantor in any other Loan Document, or in any certificate or other instrument or agreement made by Borrower, Pledgor or Guarantor in favor of Administrative Agent and/or Lender in connection with the Loan shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made, provided (x) that if such untrue representation or warranty is susceptible of being cured or corrected, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Administrative Agent to

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Borrower and (y) with respect to any representation or warranty made by Guarantor which shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made (a “Guarantor Misrepresentation”), it shall not be an Event of Default under this Section 8.1(a)(vi) if any other Guarantor and/or one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who made such Guarantor Misrepresentation under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty and the Unfunded Obligations Guaranty and such other Guarantor, Replacement Sponsor Guarantors, Replacement Affiliate Guarantors or Replacement Guarantors is able to make the representation or warranty that was the subject of the Guarantor Misrepresentation;
(vii)if Borrower, Pledgor or any SPE Constituent Entity shall make an assignment for the benefit of creditors;
(viii)if a receiver, liquidator or trustee shall be appointed for Borrower, Pledgor or any SPE Constituent Entity or if Borrower, Pledgor or any SPE Constituent Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code shall be filed by or against or consented to by Borrower, Pledgor or any SPE Constituent Entity, or if any proceeding for the dissolution or liquidation of Borrower, Pledgor or any SPE Constituent Entity shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Pledgor or any SPE Constituent Entity it shall only be an Event of Default upon the same not being discharged, stayed or dismissed within ninety (90) days;
(ix)if (A) any Guarantor shall make an assignment for the benefit of creditors or if, (B) a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if (C) any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code shall be filed by or against or consented to by any Guarantor, or if (D) any proceeding for the dissolution or liquidation of any Guarantor shall be instituted (a “Guarantor Bankruptcy Event”); provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days; and provided, further, it shall not be an Event of Default under this Section 8.1(a)(ix) if any other Guarantor and/or any one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor subject to such Guarantor Bankruptcy Event under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder, and the terms of the Guaranty and the Unfunded Obligations Guaranty;
(x)if Borrower, Pledgor or Guarantor voluntarily assigns in writing its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in violation of the Loan Documents, provided, it shall not be an Event of Default under this Section 8.1(a)(x) if with respect to such an assignment by Guarantor, any other Guarantor and/or any one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor subject to such assignment under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder, and the terms of the Guaranty and the Unfunded Obligations Guaranty;

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(xi)if Borrower breaches any covenant contained in Section 5.1.28 hereof, provided, however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non-recurring, (B) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (C) upon the written request of Administrative Agent, if Borrower promptly delivers to Administrative Agent an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not alter the conclusions set forth in the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Administrative Agent in its sole discretion;
(xii)with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period, if Borrower or Pledgor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period, provided, however, if such provision does not specifically provide that Borrower’s default under such term, covenant or condition beyond such notice requirement and/or grace period constitutes an immediate Event of Default, clause (xvi) of this Section 8.1(a) shall apply;
(xiii)if any of the factual assumptions related to Borrower or Pledgor contained in the Insolvency Opinion delivered to Administrative Agent in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, provided, however, that any such breach shall not constitute an Event of Default (A) (i) if such breach is inadvertent and nonrecurring or (ii) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (B) upon the written request of Administrative Agent, if Borrower promptly delivers to Administrative Agent an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not alter the conclusions set forth in the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Administrative Agent in its sole discretion;
(xiv)if a material default by Borrower has occurred and continues beyond any applicable notice or cure period under the Management Agreement (or any Replacement Management Agreement) that permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) or the term of the Management Agreement (or any Replacement Management Agreement) expires and Administrative Agent delivers a written notice of Event of Default in connection therewith to Borrower (a “Management Default Election Notice”) (unless, within forty-five (45) days after receipt of such Management Default Election Notice, (I) Borrower and a new Qualified Manager enter into a Replacement Management Agreement in accordance with Section 5.1.22, (II) intentionally omitted or (III) the applicable Manager waives such material default);
(xv)if a material default by Borrower has occurred and continues beyond any applicable notice or cure period under any REA that permits any other party to such REA to enforce the REA against Borrower in a manner that is reasonably expected to have a Material Adverse Effect, and Administrative Agent delivers a written notice of Event of Default in connection therewith to Borrower (a “REA Default Election Notice”) (unless, within forty-five (45) days after receipt of such REA Default Election Notice, (I) Borrower has cured such material default under the REA, (II) intentionally omitted or (III) the applicable counterparty waives such material default);

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(xvi)if Borrower or Pledgor continues to be in Default under any of the other terms, covenants or conditions of this Agreement or the other Loan Documents not specified in clauses (i) to (xv) above or (xvii) to (xix) below, and such Default shall continue for ten (10) days (or such longer period as expressly provided for in this Agreement or in the Loan Documents) after written notice to Borrower or Pledgor from Administrative Agent, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice to Borrower or Pledgor from Administrative Agent in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; provided, with respect to any such default hereunder or under any of the other Loan Documents which is caused solely by actions or omissions of Guarantor (a “Guarantor Default”), it shall not be an Event of Default under this Section 8.1(a)(xvi) if any other Guarantor and/or any one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who caused such Guarantor Default hereunder or under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty and the Unfunded Obligations Guaranty;
(xvii)if Borrower shall fail to obtain and/or maintain the Interest Rate Protection Agreement or Replacement Interest Rate Protection Agreement, as applicable, as required pursuant to Section 2.2.7 hereof with such failure continuing for ten (10) Business Days after Administrative Agent delivers written notice thereof to Borrower;
(xviii)if any of Borrower, Pledgor, any Guarantor or any Affiliate of any of them causes Borrower or Pledgor to amend or otherwise modify their respective organizational documents in order to amend or repeal the applicable election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Pledgor’s one hundred percent (100%) ownership interest in Borrower, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents; or
(xix)the Tenant terminates the Single Tenant Lease solely as a result of any act or omission of Borrower; provided, however, that such termination shall not constitute an Event of Default if, within twelve (12) months after the date of such termination, Borrower re-leases the entire Property pursuant to a Lease entered into in accordance with this Agreement.
(a)During the continuance of an Event of Default (other than an Event of Default described in clauses (vii), (viii), (ix) or (x) above), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Administrative Agent may take such action, without notice or demand, that Administrative Agent deems advisable to protect and enforce its rights against Borrower and in and to all or any part of the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Administrative Agent may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii), (ix) or (x) above, the Debt and the Other Obligations shall immediately and automatically become due and payable, without notice

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or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.2.Remedies. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent and Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Administrative Agent and Lender at any time and from time to time, to the extent permitted by applicable law, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Any such actions taken by Administrative Agent and/or Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Administrative Agent and/or Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent and Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) neither Administrative Agent nor Lender is subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.
(a)During the continuance of an Event of Default, Administrative Agent, upon approval from each Lender, shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Administrative Agent, upon approval from each Lender, shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Administrative Agent from time to time, promptly after the request of Administrative Agent, a severance agreement and such other documents as Administrative Agent shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Administrative Agent. Borrower hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to, during the continuance of an Event of Default, execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Administrative Agent shall not make or execute any such Severed Loan Documents under such power until the expiration of three (3) days after written notice has been given to Borrower by Administrative Agent of Administrative Agent’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(b)Any amounts recovered by Administrative Agent, for the benefit of Lender, in connection with the exercise of its remedies under this Section 8.2 may be applied by Administrative Agent toward the payment of Debt in such order and priority as Administrative Agent shall determine in its sole and absolute discretion.
(c)As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

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Section 8.3.Remedies Cumulative; Waivers. The rights, powers and remedies of Administrative Agent and Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent and Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s and Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Administrative Agent and Lender may determine in their sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
ARTICLE IX

SPECIAL PROVISIONS
Section 9.1.Securitization.
9.1.1.Sale of Notes and Securitization.
(a)Each of Borrower and Lender acknowledge and agree that Lender may, sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer or syndicate, securitize, or sell participations in, all or any portion of the Loan and the Loan Documents, except that any such sale, transfer, syndication, securitization, or participation (the transactions referred to in the foregoing clause are each herein referred to as a “Syndication”) shall only be to an Eligible Assignee, provided, that, so long as no Event of Default is continuing, any Syndication of the Loan shall require the prior consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)Borrower covenants and agrees that, in connection with a Syndication permitted under Section 9.1.1(a) and upon Administrative Agent’s or Lender’s request, Borrower shall (i) deliver one or more new notes substantially in the form of the Note to replace an original note or modify the original note and other loan documents, as reasonably required, to reflect additional components of the Loan or allocate spread or principal among any new or existing components in Lender’s sole discretion, provided, (1) such new or modified notes, in the aggregate, shall equal the Outstanding Loan Amount immediately prior to the creation thereof, (2) such new or modified notes shall at all times have a weighted average spread equal to the Weighted Average Spread (except in connection with a Permitted Adjustment Event), (3) such new or modified notes shall not change the stated maturity of the Loan(s), (4) no amortization of principal of the Loan will be required (5) such new or modified notes shall not change any other economic or other material terms of the Loan, (6) such new or modified notes shall not decrease any of the periods during with Borrower or Guarantor is permitted to perform its obligations under the Loan Documents, and (7) there shall be no modifications to the Loan Documents (including any decrease of rights or increase of obligations of Borrower or Guarantor under the Loan Documents) except to reflect the creation of such new or modified notes and such new or modified notes shall be in substantially the same form of the Note, and (ii) cooperate with Administrative Agent to modify the Cash Management Agreement to reflect such new components; and further provided, that none of the foregoing actions shall have a material adverse effect on Borrower, Guarantor, Sponsor or affect any of the rights or obligations of Borrower, Pledgor, Guarantor or Sponsor under the Loan Documents in any materially adverse respect.
(c)In connection with the Syndication of all or a portion of the Loan, or any Lender’s underwriting of the Loan, but without limiting any Lender’s ability to consummate any

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of the foregoing, Lender shall use commercially reasonable efforts to minimize site visits for the Property for the benefit of any Lender, appraisers, rating agencies and any other third parties who request site visits in connection with the performance of due diligence or completion of third party reports in connection with the Loan, including, without limitation, using commercially reasonable efforts to coordinate one combined site visit for the Property for all Lenders. Any site visits shall be subject to reasonable prior notice to Borrower and any applicable requirements or limitations (i) under the Single Tenant Lease or any Major Lease, as applicable, and (ii) imposed by state, local or other governmental authorities or the Manager in connection with any government-mandated restrictions.
(d)Administrative Agent shall promptly provide written notice to Borrower of any assignment, syndication or participation of the Loan or sale of all or any portion of the Loan but the failure to so notify shall not be a default by Administrative Agent or Lender hereunder.
9.1.2.Splitting the Loan.
(a)Without limitation to Section 9.1.1(b) hereof, Administrative Agent and Borrower agree that the Loan may be split and severed into additional loans with the consent of each Lender (any such splitting and severing, a “Loan Splitting” and any such severed and split loan, a “Split Loan”) in connection therewith pursuant to, and subject to the terms and provisions of, the subsections of this Section 9.1.2. In furtherance of any Loan Splitting, Lender shall have the right to elect to (i) sever or divide the Note and the other Loan Documents and to evidence the same with a new note and other necessary loan documents (such loan documents, as severed and divided, collectively, the “Loan Split Documents”). Upon the written request of Administrative Agent in connection with any Loan Splitting, Borrower shall deliver to Administrative Agent, at Lender’s expense, (i) the Loan Split Documents, (ii) updates of the opinions of counsel delivered on the Closing Date with respect to due authorization, execution and non-consolidation, (iii) endorsements and/or updates to the Title Insurance Policy, and (iv) such other certificates, instruments and documentation as Administrative Agent may reasonably determine are necessary or appropriate to effect the Loan Splitting (the items described in subclauses (i) through (iv) collectively hereinafter shall be referred to as the “Splitting Documentation”), which Splitting Documentation shall be in form and substance reasonably acceptable to Administrative Agent and Borrower (subject to the following proviso and Section 9.1.2(b) hereof); provided, that (A) the Loan Split Documents shall not (1) modify (w) the initial weighted average interest rate payable under the Note (except in connection with a Permitted Adjustment Event), (x) the stated maturity of the Note, (y) the aggregate amortization of principal of the Note, or (z) any other material term of the Loan, as any of the foregoing existed prior to the Loan Splitting, (2) decrease the time periods during which Borrower or Guarantor is permitted to perform its obligations under the Loan Documents, or (3) otherwise modify any provisions of the Loan Documents or the Loan Split Documents other than to effectuate such Loan Splitting and as otherwise necessary to accurately reflect the Loan Split Documents, (B) the Loan Split Documents shall be substantially in the form of the applicable Loan Documents and (C) the Loan Split Documents shall not decrease the rights, or increase the obligations, of Borrower or Guarantor under the Loan Documents, other than to a de minimis extent.
(b)Upon the written request of Administrative Agent in connection with any Loan Splitting, Borrower shall deliver to Administrative Agent evidence that would be reasonably satisfactory to a prudent lender that the Special Purpose Entity nature and bankruptcy remoteness of Borrower following such Loan Splitting have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion or delivery of an Additional Insolvency Opinion, if the same would be reasonably required by a prudent lender in such circumstances).
9.1.3.Intentionally Omitted.

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9.1.4.Syndication Costs. Notwithstanding anything contained in this Agreement or the other Loan Documents, (a) from the date hereof until the date that is ninety (90) days after the date hereof, Lender shall pay all costs and expenses incurred in connection with Section 9.1 (other than Borrower’s attorney’s fees, costs and expenses, which shall be paid by Borrower), and (b) from and after the date that is ninety (90) days after the date hereof, Borrower shall pay all costs and expenses incurred in connection with this Section 9.1, including, without limitation, all mortgage recording taxes, insurance premiums, all of Administrative Agent’s and each Lender’s reasonable attorney’s fees, costs and expenses and all reasonable third-party costs and expenses owed by Borrower, Administrative Agent and/or each Lender as a result thereof, in each case, to the extent actually incurred in connection with the transactions described in this Section 9.1, provided, that amounts payable by Borrower under clause (b) hereof shall not exceed $500,000 (other than Borrower’s attorney’s fees, costs and expenses which shall be paid by Borrower and shall not be subject to the cap in this clause (b)). Notwithstanding anything to the contrary contained herein, any subordinate financing that is structured as mezzanine debt shall be at Lender’s cost and expense.
9.1.5.Participations. Subject to and without limiting Section 9.1.1(a), any Lender may, at Lender’s cost and without subjecting Borrower to any additional cost or additional liability (other than de minimis cost), grant to an affiliate of such Lender, or any Eligible Assignee (each a “Participant”) participating interests (each, a “Participation”) in the Debt owing to such Lender. Except as otherwise expressly stated herein, (i) no Participant shall have any rights or benefits under this Agreement or any other Loan Document and (ii) in the event any such grant of a participating interest is to a Person that is not an Eligible Assignee, such grant shall require the prior written consent of Administrative Agent and, so long as no Event of Default then exists, Borrower (which consent shall not be unreasonably withheld or delayed) (provided that, if such Person is a Competitor, Borrower’s consent shall be required in all events unless (x) with respect to any Competitor pursuant to clause (i) of the definition thereof, an Event of Default has occurred and (y) with respect to any Competitor pursuant to clause (ii) of the definition thereof, a Priority Payment Cessation Event has occurred and such consent may be given or withheld in Borrower’s sole and absolute discretion). In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a Participation shall provide that (x) such Lender shall retain sole control and decision rights with respect to all matters in respect of which such Lender has a consent and/or approval right under the Loan Documents and (y) such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement, provided that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (A) increase such Lender’s Commitment, (B) extend the date fixed for the payment of principal on the Loan or portions thereof owing to such Lender, or (C) reduce the rate at which interest is payable thereon.
9.1.6.Assignments. In connection with any assignment of all or any portion of a Lender’s interest in the Loan permitted by Section 9.1.1 (the party to which such interest is assigned, an “Assignee”) (i) any partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under the Loan Documents, (ii) each such assignment shall be effected by means of an Assignment and Assumption Agreement, (iii) each such assignment shall include a representation by the Assignee as required pursuant to Section 4.3(b) hereof, and (iv) Administrative Agent is given not less than ten (10) Business Days prior written notice of such assignment. Upon execution and delivery of such Assignment and Assumption Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with respect to the Loan as

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set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to Section 9.1.1 and this Section 9.1.6, the transferor Lender, if requested by a Lender, Administrative Agent and Borrower shall make appropriate arrangements so the new Notes are issued to the Assignee (upon return or evidence of cancellation of the Notes being replaced) and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of $5,000.00. Anything in this Section 9.1.6 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its respective Affiliates except in accordance with the terms and provisions of Section 10.28 hereof.
9.1.7.Intentionally Omitted.
9.1.8.Central Bank Pledges. In addition to the assignments and participations permitted under the foregoing provisions of Sections 9.1.5 and 9.1.6, and without the need to comply with any of the formal or procedural requirements of Section 9.1.6, any Lender may at any time assign or pledge all or any portion of its rights under this Agreement and any other Loan Document (including, without limitation, the advances owing to it) to (i) any Federal Reserve Bank, any Federal Home Loan Bank or the central reserve bank or similar authority of any country to secure any obligation of Lender to such bank or similar authority (a “Central Bank Pledge”) or (ii) the trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgage bonds issued by a German mortgage bank, or any other Person permitted to issue covered mortgage bonds, under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any substitute or successor legislation (a “Pfandbrief Pledge”); provided that in each case, no such assignment or pledge shall release such Lender from its obligations hereunder except as provided in the following sentence. In the event that the interest of Lender that is assigned in connection with a Central Bank Pledge is foreclosed upon and transferred to the pledgee thereof, Lender shall have no further liability hereunder with respect to the interest that was the subject of such transfer and the assignee/pledgee shall become the Lender with respect to such interest. Lender shall not be required to notify Borrower of any Central Bank Pledge or Pfandbrief Pledge.

Section 9.2.Exculpation.
(a)Subject to the qualifications below, Administrative Agent, on behalf of Lender, shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Administrative Agent, on behalf of Lender, may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent to enforce and realize upon Lender’s interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Administrative Agent and Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Administrative Agent, on behalf of Lender, pursuant to the Loan Documents, and Administrative Agent and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (A) constitute a waiver, release or

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impairment of any obligation evidenced or secured by any of the Loan Documents; (B) impair the right of Administrative Agent, on behalf of Lender, to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (C) affect the validity or enforceability of the Guaranty, the Unfunded Obligations Guaranty or the Environmental Indemnity or any of the rights and remedies of Administrative Agent and Lender thereunder; (D) impair the right of Administrative Agent, on behalf of Lender, to obtain the appointment of a receiver; (E) impair the enforcement of the collateral assignment of leases and rents contained in the Mortgage; (F) constitute a prohibition against Administrative Agent, on behalf of Lender, to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Administrative Agent to exercise its remedies against the Property; or (G) constitute a waiver of the right of Administrative Agent and Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses to the extent actually incurred by Administrative Agent or Lender and arising out of or in connection with the following:
(i)fraud or material and willful misrepresentation by Borrower, Guarantor, any SPE Constituent Entity or any of their respective Affiliates that are Controlled by Guarantor (each, a “Recourse Party”) in connection with the Loan;
(ii)willful misconduct of any Recourse Party which results in physical damage or waste to the Property (provided, there shall be no liability for any physical damage or waste to the extent caused by (x) a failure to pay expenses due to insufficient funds having been generated from the Property for Borrower’s business operations, (y) if reserve funds held by Lender (or Administrative Agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or Administrative Agent) to pay such outstanding amounts and Borrower fails to pay such outstanding amounts) or (z) a Tenant;
(iii)other than in connection with Approved Alterations, including, without limitation, after a Casualty or Condemnation, the intentional and wrongful removal or disposal by or on behalf of any Recourse Party of any portion of the Property in violation of the Loan Documents during the continuance of an Event of Default;
(iv)the misappropriation or conversion by any Recourse Party of any of the following in violation of the Loan Documents (A) any Insurance Proceeds received by any Recourse Party with respect to the Property paid by reason of any Casualty or proceeds of the PLL Policy in connection with the Property, (B) any Awards or other amounts received by any Recourse Party with respect to the Property from a Governmental Authority in connection with a Condemnation, (C) any Rents received by any Recourse Party with respect to the Property during the continuance of an Event of Default, or (D) any Rents received by any Recourse Party with respect to the Property paid more than one (1) month in advance (excluding any Lease Termination Payments), provided that, in no event will it be deemed misappropriation by a Recourse Party to the extent any of the foregoing are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Properties in accordance with the terms of this Agreement or applied to pay other obligations required to be paid pursuant to the Loan Documents, or otherwise delivered to Lender;
(v)a material breach by Borrower or any SPE Constituent Entity or material failure by Borrower or any SPE Constituent Entity to comply with the covenants set forth in Section 5.1.28(a) hereof (provided, however that (1) there shall be no liability hereunder (x) for trade payables or other operational Debt incurred in the ordinary course of business or as may otherwise be permitted in accordance with this Agreement or for

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the failure to pay such trade payables or operational debt as a result of insufficient funds having been generated from the Property or (y) if reserve funds held by Lender (or Administrative Agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or Administrative Agent) to pay such outstanding amounts, and (2) the foregoing shall not require Borrower’s equityholders, Guarantor or Sponsor to make any additional capital contributions to Borrower);
(vi)except as permitted by the Loan Documents, if Borrower (a) voluntarily encumbers the Property by any Lien securing indebtedness for borrowed money (other than (i) a Permitted Encumbrance or (ii) a Lien arising out of indebtedness that was Permitted Debt when incurred but which subsequently became prohibited because of a failure to repay the same as required by this Agreement as the result of (x) insufficient funds having been generated by the Property or (y) if reserve funds held by Lender (or Administrative Agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or Administrative Agent) to pay such outstanding amounts) without Lender’s prior written consent; or (b) if Borrower, any SPE Constituent Entity, Guarantor or any of their respective Affiliates fail to obtain Lender’s prior written consent to any voluntary Transfer of title to the Property (or any material portion thereof constituting real property) or any direct or indirect interest in Borrower in any case in which such consent is required to be obtained pursuant to Section 5.2.10 hereof, provided, however, that if such violation or breach arises solely from a failure to provide any required notice or information pursuant to the applicable provisions of the Loan Documents with respect to a Transfer that is otherwise permitted in accordance with the terms of this Agreement (including, without limitation, a Permitted Transfer), there shall be no liability hereunder. For the avoidance of doubt, a Transfer resulting from the exercise of Lender’s rights under the Loan Documents, any Mezzanine Lender’s rights under the applicable Mezzanine Loan Documents or the consummation of any remedial or enforcement action by the Lender or any holder of any Mezzanine Loan of the collateral for the Loan or the applicable Mezzanine Loan, including, without limitation, any foreclosure, power of sale, deed-in-lieu or assignment-in-lieu of foreclosure and the exercise of any rights of Lender under the Mortgage or any Mezzanine Lender under any Pledge Agreement (as defined in the Mezzanine Loan Agreement), including, without limitation, the appointment of a receiver, custodian, trustee or examiner by Lender or any Mezzanine Lender or any right to vote any pledged securities or any right to replace officers and directors of any Person (collectively, a “Foreclosure”), shall not be a Transfer in violation of Section 5.2.10 hereof;
(vii)subject to a cap equal to the aggregated PLL Policy Limit, to the extent that Borrower obtains a PLL Policy that does not run through the Required PLL Period and Borrower fails to renew, replace or extend such PLL Policy through the Required PLL Period as required under Section 6.1(a)(x), any liability pursuant to Section 4 (other than Section 4(a)(l)) of the Environmental Indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the Lender;
(viii)the voluntary termination of the Single Tenant Lease by Borrower without Lender’s consent in accordance with Section 5.1.20 hereof;
(ix)any amendment, modification, waiver, supplement or change to a Lease entered into by a Loan Party with Tenant in violation of the Loan Documents;

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(x)if any Loan Party (A) enters into an agreement, in writing, that releases, or has the effect of releasing, such Tenant under a Lease (or any guarantor of the Tenant’s obligations under a Lease, to the extent such guarantor becomes the Tenant or primary obligor under such Lease) as primary obligor in respect of the obligations to be performed by the Tenant, or (B) terminates the liability of any guarantor’s obligations under any guaranty with respect to the obligations of the Tenant under a Lease, except to the extent, in either case, the Borrower is required pursuant to the terms of such Lease or any such guaranty to execute such release;
(xi)Borrower consents in writing to any assignment of the guaranty of the obligations of the Tenant under a Lease or by any guarantor, without the prior written consent thereto by Administrative Agent in violation of the terms of this Agreement, except to the extent Borrower does not have a consent right under such Lease and is required pursuant to the terms of such guaranty to execute such assignment; and/or
(xii)any of Borrower, Pledgor, any Guarantor or any Affiliate of any of them causes Borrower or Pledgor to amend or otherwise modify their respective organizational documents in order to amend or repeal the applicable election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Pledgor’s one hundred percent (100%) ownership interest in Borrower, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents.
(b)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) neither Administrative Agent nor Lender shall be deemed to have waived any right which Administrative Agent and/or Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event of: (i) Borrower or any SPE Constituent Entity filing a voluntary petition under the Bankruptcy Code (other than at the request or direction of Lender); (ii) the filing by any Person (other than Lender) of an involuntary petition against Borrower or any SPE Constituent Entity under the Bankruptcy Code in which any Recourse Party colludes in writing with the petitioning Person (other than Lender) filing such involuntary petition against Borrower or any SPE Constituent Entity; (iii) any Recourse Party filing an answer consenting to or otherwise joining in any involuntary petition filed against Borrower or any SPE Constituent Entity, by any other Person under the Bankruptcy Code (other than Lender); or (iv) any Recourse Party consenting in writing to or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPE Constituent Entity, or the Property (or any portion thereof) other than with the prior written consent of Lender; provided, that with respect to the foregoing clauses (iii) and (iv), there shall be no liability for (x) failing to file an objection to any such filing and (y) providing a response in any such proceeding if such response is required by applicable law, rule or court order.
Section 9.3.Matters Concerning Manager. If (a) an Event of Default occurs and is continuing or (b) a Bankruptcy Action with respect to Manager has occurred and is continuing (and Borrower has not otherwise replaced the Manager), then, in the case of any of the foregoing, Borrower shall, at the request of Administrative Agent (such request being made no less than thirty (30) days in advance if there is an Event of Default continuing), terminate the Management Agreement and replace the Manager with a Qualified Manager (other than the Existing Manager that is subject to the Bankruptcy Action or any Person that is under common Control with the Existing Manager that is subject to the Bankruptcy Action) pursuant to a Replacement Management Agreement, it being understood and agreed that the base management fee for such Qualified Manager shall not exceed then-prevailing market rates (and in no event shall such base

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management fee exceed three percent (3.0%) of the Gross Income from Operations attributable to the Property, provided that the base management fee for the Property may exceed three percent (3.0%) of the Gross Income from Operations attributable to the Property so long as the base management fee can be passed through to the Tenants at the Property for payment pursuant to the terms of the Leases at the Property at the time of execution of such Replacement Management Agreement). In no instance shall Borrower pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease.
Section 9.4.Retention of Servicer; Custodian. Administrative Agent reserves the right, at its option, to retain (a) the Servicer to act on its behalf in connection with the Loan (but not with respect to granting approvals or making decisions under the Loan Documents) and/or (b) a custodian to take custody of all or a portion of the Loan Documents and any files, documents, records, data bases, computer tapes, copies of computer tapes, data files, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Loan. Borrower shall be responsible for set up fees, acceptance fees and other regularly scheduled servicing fees and custodial fees, and any other costs and expenses of the Servicer and/or such custodian in connection with the Loan, including (without limitation) any fees and expenses of the Servicer in connection with any requests of Borrower, any prepayment, amendment or modification of the Loan, any special servicing or work-out of the Loan or enforcement of the Loan Documents; provided, that, so long as no Event of Default has occurred and is continuing, such servicing fees required to be paid by Borrower shall not exceed $51,262.53 per month.
Section 9.5.Administrative Agent Fee. On the Closing Date and thereafter on a monthly basis in accordance with this Section 9.5 until the Loan is repaid in full (and provided that the Administrative Agent as of the Closing Date or its Affiliate is the Administrative Agent), Borrower shall pay to Administrative Agent a monthly administrative fee in an amount equal to $2,916.67 on each Payment Date. For the avoidance of doubt, such fee is solely for the account of Administrative Agent.
ARTICLE X

MISCELLANEOUS
Section 10.1.Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Administrative Agent Lender.
Section 10.2.Administrative Agent’s and Lender’s Discretion. Subject to Section 10.30, whenever pursuant to this Agreement, Administrative Agent or Lender, as applicable, exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent or Lender, as applicable, the decision of Administrative Agent or Lender, as applicable, to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Administrative Agent or Lender, as applicable, and shall be final and conclusive other than to the extent expressly set forth in this Agreement or the Loan Documents. Whenever this Agreement expressly provides that Administrative Agent or Lender, as applicable, is required to be reasonable in its determination of whether or not to consent to or approve a certain matter, such provisions shall also be deemed to require that Administrative Agent or Lender, as applicable, not unreasonably delay or condition such consent or approval.

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Section 10.3.Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED (OTHER THAN WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE SECURITY INTERESTS IN THE LOCKBOX ACCOUNT, THE CASH MANAGEMENT ACCOUNT AND THE CAP COLLATERAL (AS DEFINED IN THE ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT), WHICH, IN EACH CASE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK), IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT ADMINISTRATIVE AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
BLUE OWL CAPITAL INC.
399 PARK AVENUE, FLOOR 37
NEW YORK, NEW YORK 10022
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID

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ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 10.4.Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5.Delay Not a Waiver. Neither any failure nor any delay on the part of Administrative Agent or Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, neither Administrative Agent nor Lender shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6.Notices.
(a)All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (d) sent by electronic mail (provided that, (x) in connection with any notice sent pursuant to clauses (a) through (c) above, a copy of such notice shall also be delivered by electronic mail as set forth in clause (d), and (y) if sent by electronic mail such delivery must be accompanied or followed by a delivery method specified in clauses (a) through (c) hereof, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6)):
If to Administrative Agent:

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Citibank N.A.
388-390 Greenwich Street
New York, New York 10013
Attention: Ana Rosu Marmann
Email: ana.rosu@citi.com

with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Bonnie Neuman, Esq.
Email: bonnie.neuman@sidley.com
If to Lender:
Citibank N.A.
388-390 Greenwich Street
New York, New York 10013
Attention: Ana Rosu Marmann
Email: ana.rosu@citi.com

and:
Wells Fargo Bank, National Association
401 S. Tryon Street, 8th Floor
Charlotte, North Carolina 28202
Attention: Wells Fargo Commercial Mortgage Servicing

with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Bonnie A. Neuman, Esq.
Email: bonnie.neuman@sidley.com
If to Borrower:
150 North Riverside Plaza, 37th Floor
Chicago, Illinois 60606
Attn: Asset Management; Joe Check; James Core
Email: RealEstateAM@blueowl.com; joe.check@blueowl.com; james.core@blueowl.com with a copy to:

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Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois, 60654
Attention: Kimberly L. McGrath, P.C.
Email: kimberly.mcgrath@kirkland.com
A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of electronic mail, upon satisfaction of the foregoing clauses (i) through (iii), as applicable, with respect to such delivery method which accompanied such email.
Section 10.7.Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ADMINISTRATIVE AGENT OR LENDER (AS APPLICABLE) IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
Section 10.8.Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10.Preferences. Administrative Agent and Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder in accordance with the Loan Documents. To the extent Borrower makes a payment or payments to Administrative Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or such Lender.
Section 10.11.Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Administrative Agent or Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent or any Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Administrative Agent or any Lender with respect to any matter for which this Agreement or the other Loan

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Documents do not specifically and expressly provide for the giving of notice by Administrative Agent or any Lender to Borrower.
Section 10.12.Remedies of Borrower. In the event that a claim or adjudication is made that Administrative Agent, Lender or their agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Administrative Agent, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that none of Administrative Agent, Lender nor their respective agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Administrative Agent or Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13.Expenses; Indemnity.
(a)Other than as expressly provided in this Agreement or any other Loan Document, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Administrative Agent and/or Lender within five (5) Business Days following Borrower’s receipt of written notice to Borrower from Administrative Agent for all reasonable out-of-pocket costs and expenses (including reasonable actually incurred attorneys’ fees, disbursements and expenses) actually incurred by Lender Administrative Agent in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower required under this Agreement or the other Loan Documents with respect to the Property; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Administrative Agent and Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower, Administrative Agent or Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, the premiums and other costs and expenses associated with the Title Insurance Policy and reasonable fees and expenses of counsel for providing to Administrative Agent all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Administrative Agent for the benefit of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third-party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower or Guarantor under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent, Lender or any Indemnified Party. During the continuance of an Event of Default, any cost and expenses due and payable to Administrative Agent may be paid from any amounts in the Lockbox Account or the Cash Management Account, as applicable. Notwithstanding anything to the contrary contained herein or in the Loan Documents, in connection with the closing of the Loan, Borrower shall not be liable on the Closing Date or thereafter for (i) the AUP, (ii) third party underwriting costs of any Lender (other than those incurred by Citi or Wells), (iii) costs associated with consultants reviewing third party reports (including, but not limited to, Phase One environmental reports, property condition reports,

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seismic reports or appraisals) for any Lender, except for those expenses incurred by Citi and/or Wells, and (iv) costs associated with entity searches ordered by or on behalf of any Lender (other than those ordered by or on behalf of Citi and/or Wells).
(b)Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other Losses that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner (whether or not arising from a third-party claim) relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents (including, without limitation, any material misstatement or omission in any report, certificate, financial statement or other instrument, agreement or document or other materials or information furnished by or on behalf of Borrower pursuant to this Agreement or any other Loan Document), or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.
Section 10.14.Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.15.Offsets, Counterclaims and Defenses. Any assignee of Administrative Agent’s and/or Lender’s respective interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.16.No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)Borrower, Administrative Agent and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Administrative Agent and Lender nor to grant Administrative Agent or Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)This Agreement and the other Loan Documents are solely for the benefit of Administrative Agent, Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Administrative Agent, Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions (other than Administrative Agent) in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

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Section 10.17.Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Administrative Agent or to any of their respective Affiliates shall be subject to the prior written approval of Administrative Agent in its sole discretion (but subject to the Deemed Approval Requirements); provided, this Section 10.17 shall not restrict Borrower or its Affiliates from disclosing any information relating to the foregoing in connection with any investor communication, statutory reporting requirements or other Legal Requirements applicable to Borrower or its Affiliates.
Section 10.18.Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent or Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Administrative Agent, on behalf of Lender, to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 10.19.Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent, Lender or their agents.
Section 10.20.Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent or Lender or any parent, subsidiary or Affiliate of Administrative Agent or Lender. Neither Administrative Agent nor Lender shall be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Administrative Agent or Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s or Lender’s exercise of any such rights or remedies. Borrower acknowledges that Administrative Agent and Lender engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21.Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Administrative Agent and Lender harmless from and against any and all Losses in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Administrative Agent or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22.Prior Agreements; Notice to Borrower. Borrower is hereby notified that this Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan

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Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto or thereto.
Section 10.23.Joint and Several Liability. If Borrower consists of more than one (1) Person, the obligations and liabilities of each Person comprising Borrower shall be joint and several. The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term “Collective Group”) has been defined to collectively include each Borrower (and in the case of the Collective Group, defined to collectively include each Borrower and each SPE Constituent Entity). It is the intent of the parties hereto in determining whether there has occurred an event which (i) constitutes a Default or Event of Default or (ii) creates recourse obligations under Section 9.2 hereof, that any such event with respect to any Borrower (or, where applicable, with respect to any single member of the Collective Group) shall be deemed to be such a Default, Event of Default or event creating recourse obligations under Section 9.2 hereof, as applicable, with respect to every Borrower and that every Borrower need not have been involved with the event causing the same in order for such event to be deemed such a Default, Event of Default or event creating recourse obligations under Section 9.2 hereof, as applicable, with respect to every Borrower (and likewise, where applicable, that each member of the Collective Group need not have been involved with such event for the same to be deemed such a Default, Event of Default or event creating recourse obligations under Section 9.2 hereof, as applicable).
Section 10.24.Register. Administrative Agent (or in the case of participants, the applicable Lender), as non-fiduciary agent of Borrower, shall maintain a record within the meaning of U.S. Treasury Regulation 5f.103-1(c) that identifies each owner (including successors, assignees and participants) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”) and shall record all transfers of an interest in the Loan, including each assignment and participation, in the Register. Administrative Agent (or in the case of participants, the applicable Lender) as a non-fiduciary agent of Borrower, shall approve transfers of interests in the Loan (including assignments and participations) and will update the Register to reflect the transfer. Notwithstanding anything in this Agreement to the contrary, the entries in the Register shall be conclusive absent manifest error, and Borrower, the Lenders and the Administrative Agent may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender (or participant) hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. No transfer is effective until the transferee (or participant) is reflected as such on the Register pursuant to this Section 10.24. The parties intend for the Loan to be in registered form for tax purposes and to the extent of any conflict with this Section 10.24, this Section 10.24 shall be construed in accordance with that intent.
Section 10.25.Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, to the extent Lender or any Person who Controls Lender is a “venture capital operating company” within the meaning of 29 C.F.R. Section 2510.3-101, Lender shall have:
(a)upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at mutually agreeable times, and not more than four (4) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of each Borrower and the operation of the Property and is otherwise reasonably acceptable to Lender regarding such significant business activities and business and financial developments of Borrower as are specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances and provided further that neither the Borrower nor its designated representative shall be under any obligation to follow or implement any advice or recommendations of the Lender. The rights of the Lender provided in this Agreement are expressly limited to consultation, and shall not include any other rights or obligations, including without limitation, any right or obligation to supervise or conduct any aspect of the Borrower’s business or operations; and

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(b)the right, in accordance with the terms of Section 5.1.11(a) of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower or any Tenants or other occupants of the Property.
The rights described above in this Section 10.25 may be exercised by Lender on behalf of any Person which Controls Lender. The Lender and each such Person agrees to hold in confidence any confidential information provided to or learned by the Lender or the Person or its designated representative in connection with the rights under this Agreement; provided that nothing herein shall prevent any Lender from disclosing any such information (a) to any loan participant, provided that such participants use such information solely in connection with their ownership of their interest in the Loan, (b) subject to an agreement to comply with the provisions of this Section 10.25, to any prospective participant or transferee of an interest in the Loan, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed, (g) in connection with the exercise of any remedy hereunder or under any other Loan Document or (h) to a counterparty under an Interest Rate Protection Agreement that is an interest rate swap agreement.
Section 10.26.Intentionally Omitted.
Section 10.27.Use of Borrower Provided Information. Lender and Administrative Agent each agree to (i) use all Provided Information solely for purposes of its ownership of its interest in the Loan and shall not use such information obtained in its capacity as lender in a manner to compete with Borrower in the business of the ownership and operation of properties similar to the Property and (ii) keep confidential all Provided Information that is designated by Borrower or Borrower’s Affiliates as confidential; provided that nothing herein shall prevent Administrative Agent or any Lender from disclosing any such information (a) to any loan participant, provided that such participants use such information solely in connection with their ownership of their interest in the Loan, (b) subject to an agreement to comply with the provisions of this Section 10.27, to any prospective participant or transferee of an interest in the Loan, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed, (g) in connection with the exercise of any remedy hereunder or under any other Loan Document, (h) in connection with customary capital markets execution for properties of the same type as the Property, but in any event subject to the confidentiality restrictions set forth in the Single Tenant Lease and any related subordination, non-disturbance and attornment agreement, or (i) to a counterparty under an Interest Rate Protection Agreement that is an interest rate swap agreement.
Section 10.28.Borrower Affiliate Lender. Each of Administrative Agent and Lender agrees that the Lender Documents to which it is a party shall not (a) prohibit or restrict Affiliates of Borrower from purchasing or otherwise acquiring and owning any direct or indirect interest in the Loan and/or any Mezzanine Loan (in such capacity, an “Affiliate Lender”) including, with respect to the Loan, any single or multi-class Securities in respect of any private or public securitization of the Loan or (b) create any additional conditions to any such acquisition or ownership, provided, however, that the Lender Documents may include restrictions on the exercise of the rights and remedies of Lender under the Loan and/or any Mezzanine Loan by such Affiliate Lender (but not the exercise of rights and remedies by any Lender that is (x) not a

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Borrower Restricted Party (as defined in the Lender Documents with respect to the Loan, any single or multi-class Securities in respect of any private of public securitization of the Loan) and (y) not a Broad Affiliate (as defined in the Lender Documents related to any Mezzanine Loan)) including, without limitation, (i) restrictions on any such Affiliate Lender having the right to, or exercising, directly or indirectly, any control, decision-making power, voting rights, notice and cure rights, or other rights that would otherwise benefit a holder by virtue of its ownership or control of any interest with respect to the Loan and/or any Mezzanine Loan, (ii) restrictions on any such Affiliate Lender’s approval and consent rights under any intercreditor agreement, (iii) restrictions on the making of protective advances and (iv) restrictions on such Affiliate Lender from making or bringing any claim, in its capacity as a holder of any direct or indirect interest in the Loan and/or any Mezzanine Loan, against Lender, any Mezzanine Lender or any agent of Lender and/or any Mezzanine Lender with respect to the duties and obligations of such Person in servicing the Loan and/or any Mezzanine Loan to a specified standard under the Lender Documents; provided further, (x) if an Affiliate Lender acquires an interest in the Loan and/or any Mezzanine Loan, such Affiliate Lender shall retain approval or consent rights under the Lender Documents or the Loan or any Mezzanine Loan, respectively, with respect to any action which would disproportionally and adversely affect the interests in the Loan and/or any Mezzanine Loan, as applicable, held by Affiliate Lenders in an economic manner which is (1) different than the effect of any such action on holders of interests in the Loan or any Mezzanine Loan, as applicable, of the same class or priority (if such holder is not an Affiliate Lender), or (2) more adverse than if such interests were held by a Person who/that is not an Affiliate Lender, and (y) notwithstanding anything to the contrary contained herein, the Lender Documents shall not restrict Affiliate Lenders that acquire an interest in the Loan and/or any Mezzanine Loan from (1) collecting any default interest, late payment charges or other fees and expenses in connection with the Loan or any Mezzanine Loan, as applicable, (2) contributing its pro rata share of any cure payment, protective advance or purchase price in the event that the unaffiliated holder(s) of the Loan or any Mezzanine Loan elect to exercise any cure rights, protective advance rights or purchase options, (3) being a party to or participating in any enforcement action commenced or consummated by the unaffiliated holder(s) of the Loan or any Mezzanine Loan, as applicable, (4) agreeing to or being party to any Loan modification that is initiated or consented to by the unaffiliated holder(s) of the Loan or any Mezzanine Loan, as applicable, (5) transferring all or any portion of its interest in the Loan (or any interest therein) or any Mezzanine Loan in accordance with the terms of the applicable lender documents or (6) accessing any electronic platform for distribution of material information (the rights of an Affiliate Lender pursuant to (x) and (y), the “Retained Affiliate Lender Rights”). In the event of any conflict between the Lender Documents and this Section 10.28, then the provisions of this Section 10.28 shall govern and control.
Section 10.29.TRS Transfer.
(a)At Borrower’s option, without Administrative Agent’s or Lender’s consent, Borrower may cause a Property to be transferred to a newly formed, wholly-owned subsidiary of Sponsor (as applicable, a “New TRS Borrower”) provided that the following conditions are satisfied:
(i)No Event of Default shall have occurred and be continuing;
(ii)The New TRS Borrower shall have organizational documents in a form reasonably approved by Administrative Agent and Borrower and New TRS Borrower shall otherwise comply with the provisions of Section 4.1.30 and Section 5.2.10 hereof;
(iii)The New TRS Borrower shall execute and deliver such documents reasonably requested by Administrative Agent to evidence that the New TRS Borrower shall be bound to the Loan Documents as a Borrower thereunder;

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(iv)The Borrower shall deliver to Administrative Agent an Additional Insolvency Opinion reasonably acceptable to Administrative Agent from Borrower’s counsel with respect to the New TRS Borrower, resolutions authorizing such New TRS Borrower to enter into the documents referenced in Section 10.29(a)(iii) and an enforceability and execution opinion covering the enforceability of such documents referenced in Section 10.29(a)(iii) in the same form and substance as the enforceability opinion delivered to Administrative Agent on the Closing Date; and
(v)Borrower shall reimburse Administrative Agent for any actual costs and expenses it reasonably incurs arising from the transactions contemplated by this Section (including, without limitation, reasonable actually incurred attorneys’ fees and expenses).
Section 10.30.Approvals and Consents.
(a)Administrative Agent Decisions. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 10.30(c) hereof, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender with respect to (i) administrative functions with respect to the Loan, including all determinations relating to the distribution of funds, including, without limitation, the distribution of funds to Borrower from the Reserve Accounts held by Lender (subject to compliance with the terms and conditions set forth in Article VII hereof); (ii) all insurance matters including settlement of Casualty and Condemnation proceeds and determinations regarding restoration and release of proceeds pursuant to Section 6.4 hereof and any changes to insurance requirements that are not otherwise contemplated under the Loan Documents; (iii) confirmation (or determinations) of economic calculations under the Loan Documents (including the Debt Yield and Debt Service Coverage Ratio); (iv) Additional Administrative Agent Decisions; (v) property level consent and approvals (or deemed approvals) including approvals of easements, zoning matters, subordination non-disturbance agreements and reciprocal easement agreements, property managers and property management agreements (including Replacement Management Subordinations); (vi) budget approvals for any life safety or health matters during the continuance of an Event of Default; (vii) intentionally omitted, (viii) the waiver or granting of any extension with respect to the deadlines set forth in the Loan Documents regarding financial reporting; (ix) review and confirmation of the satisfaction of the conditions to the release of any Immaterial Transfer/Release; (x) review and confirmation of any Replacement Guarantor pursuant to clause (3) of the definition thereof and review and confirmation of a Person’s satisfaction of the requirements set forth herein for a Replacement Guarantor or Qualified Public Company and review and confirmation of the qualifications of a Qualified Transferee that is not a Qualified Public Company (but, subject to Section 5.2.10(d)(i)(D) and Section 5.2.10(d)(ii)(C), the “know your customer” requirements of each Lender must be satisfied); (xi) Alterations other than Approved Alterations, for which Lender’s approval is required under Section 5.1.21(a); (xii) consent to or waiver of any non-monetary encumbrance of the Property which is not permitted pursuant to the terms and conditions of the Loan Documents; (xiii) intentionally omitted; (xiv) approvals of Extraordinary Expenses or other budget approvals during the continuance of a Cash Sweep Period (provided that so long as no Event of Default has occurred and is continuing, no approvals shall be required for non-budgeted expenditures relating to life safety or health matters); (xv) termination of the Management Agreement or replacement of Manager with any Person pursuant to clause (e)(II) of the definition of Qualified Manager; (xvi) intentionally omitted; (xvii) approvals of the Approved Annual Budget during the continuance of a Cash Sweep Period pursuant to Section 5.1.11 (provided that so long as no Event of Default has occurred and is continuing, no approvals shall be required for non-budgeted expenditures relating to life safety or health matters); and (xviii) with respect to any Major Leases except as permitted by Borrower without Lender’s consent in accordance with Sections 5.1.20 and 5.2.14, consent to any modifications to any Major Lease that do not (I) shorten the term of the Major Lease, (II)

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materially reduce the rent or additional rent obligations of the Tenant (taken as a whole) under the Major Lease and/or (III) materially increase the obligations of Borrower under the Major Lease, taken as a whole (collectively, the “Administrative Agent Decisions”) may be given or may be waived with the written consent of Administrative Agent only and without the consultation, consent or approval of any of the other Lenders or the Mezzanine Lender. At any time that Administrative Agent’s approval is required under this Section 10.30(a), provided no Event of Default is continuing, Administrative Agent’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. Any consent or approval required or permitted by this Agreement or the other Loan Documents that is not (A) an Administrative Agent Decision pursuant to this Section 10.30(a) or (B) a Unanimous Decision pursuant to Section 10.30(c) (each such consent or approval, an “Additional Administrative Agent Decision”) may be given or waived with the written consent of the Administrative Agent, only and without consultation, consent or approval of any other Lenders or the Mezzanine Lender.
(b)Intentionally Omitted.
(c)Unanimous Decisions. Notwithstanding the foregoing, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender to (i) increase the commitment of any Lender; (ii) change the principal of, or Spread that has accrued or that will be charged on the Outstanding Loan Amount; (iii) reduce the amount of any fees payable to Lender in any material respect; (iv) change any Lender’s Pro Rata Share; (v) postpone any date fixed for any payment of principal or, or interest on, the Loan (including, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor; (vi) amend the sections of this Agreement governing waivers under and amendments to the Loan Documents; (vii) release any Guarantor of its obligations under the Loan Documents in any material respect except as permitted by the Loan Documents; (viii) waive any monetary Event of Default; (ix) consent to or waiver of any further monetary encumbrance of the Property or pledge of the direct or indirect interest in Borrower, in each case, to the extent not otherwise expressly permitted by the Loan Documents or permitted with the approval of the Administrative Agent only pursuant to Section 10.30(a) hereof and the approval of the Administrative Agent has been obtained; (x) enter into any agreement providing for the subordination of the Loan to any other interest which would constitute a Lien against the Property; (xi) amend this Section 10.30 or any other co-lender provision in this Agreement or the other Loan Documents; (xii) decide not to accelerate the Loan during the continuance of an Event of Default; (xiii) any approvals or consents related to Major Leases and/or the Single Tenant Lease Parent Guaranty (including, without limitation, any assignment of any Major Lease and/or the Single Tenant Lease Parent Guaranty) pursuant to Section 5.1.20 and Section 5.2.14 hereof, (xiv) approval to release, add or dispose of any material collateral for the Loan or consent to any Transfer that is prohibited by the Loan Documents without consent; (xv) intentionally omitted, or (xvi) waiver of any non-monetary Event of Default under the Loan (the “Unanimous Decisions”) may only be given or waived, with the written consent of Administrative Agent at the written direction of all Lenders.
(d)Replacement Administrative Agent. There shall be an Administrative Agent for the Loan at all times when the Loan is held by more than one Lender. Citi or an affiliate thereof that owns a portion of the Loan shall be the Administrative Agent, provided that at any time (i) Citi is the subject to a legal action in connection with the Loan, (ii) there is a legal requirement, regulatory requirement or other directive of a governmental or quasi-governmental authority in any manner restricting Citi’s ability to act in such capacity or otherwise imposing any increased burden or liability on Citi as a result of acting in such capacity, (iii) a majority interest in the Loan has been sold in any portfolio sale which involves the sale of additional assets beyond the Loan, (iv) there is a new internal directive that prevents Citi from continuing to serve in such capacity (provided that any such directive affects loans other than the Loan), (v) there has been a merger or other capital markets transaction involving Citi that would modify any

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such internal directive, (vi) neither Citi nor any affiliate thereof owns a portion of the Loan, (vii) during the continuance of an Event of Default with respect to which Administrative Agent has provided written notice thereof to Borrower, (viii) Citi being replaced as Administrative Agent in accordance with the Lender Documents or (ix) following a default by the Administrative Agent of its obligations under this Agreement or any Lender Documents, the Administrative Agent may resign or be replaced with a single Lender that is either then the sole Lender or is a Lender that (A) has otherwise been designated as the replacement Administrative Agent under the Lender Documents and (B) except in the case of clause (ii) above, has been approved by Borrower in its reasonable discretion. Upon the appointment of any successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to and become the Administrative Agent hereunder and any further resignation or replacement of any successor Administrative Agent shall be subject to the terms and conditions of this Section 10.30(d). Notwithstanding the foregoing, Borrower acknowledges and agrees that if the Loan is sold by Citi, WFB or any other Lender such that the Loan is held by a single Lender, then automatically, and without any further action by Citi, WFB or such Lender, all references to Administrative Agent hereunder shall be deemed to refer to such single Lender that holds the Loan.
(e)Lenders. The Lender Documents shall, at all times, provide for the approval standards set forth in this Section 10.30 (the “Approval Standards”) and in the event of any conflict between any Lender Documents or any co-lender arrangement and this Section 10.30, then this Section 10.30 shall govern and control. Except as otherwise provided herein, at all times when the Loan is held by more than one Lender, Borrower shall have no obligation to recognize or deal directly with any Lender. Borrower may direct all notices, financial reporting, and requests for consent or approvals and any other relayed documentation or information to Administrative Agent and may conclusively rely upon the actions of Administrative Agent to bind the Lenders, notwithstanding that any particular action in question may, pursuant to this Agreement or any Lender Document, be subject to the consent or approval of some or all of the Lenders in accordance with this Section 10.30 in accordance with the Approval Standards. The Lenders, including Administrative Agent, and each of their affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower (subject to the terms hereof) or any affiliate of Borrower, or any Person who may do business with or own securities in Borrower or any affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.
(f)Non-Consenting Lenders. If any Lender declines to consent to any amendment, waiver or consent that shall have been requested in a writing by Borrower to Administrative Agent, which amendment, waiver or consent is a Unanimous Decision (a “Non-Consenting Lender”) and such amendment, waiver or consent is not approved (i.e., all other Lenders, and, to the extent required by the Mezzanine Loan Agreement, Mezzanine Lender, have consented to such amendment, waiver or consent and such consent is insufficient in accordance with this Agreement to approve such amendment, waiver or consent), then Borrower, upon three (3) Business Days’ written notice to Administrative Agent and such Non-Consenting Lender (the “Consent Request Date”) may, at its sole expense and effort require such Non-Consenting Lender to assign and delegate all of its interests, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee, another lender identified by Borrower and approved by Administrative Agent or Sponsor or an Affiliate thereof, that shall assume such obligations and such Non-Consenting Lender shall promptly execute and deliver an assignment agreement evidencing the same; provided that (i) as of such Consent Request Date, no Event of Default shall have occurred and be continuing other than an Event of Default which results solely from the subject matter of the amendment, waiver or consent that such Non-Consenting Lender disapproved, (ii) such Non-Consenting Lender shall have received from the assignee Lender or Borrower payment of an amount equal to the portion of the Outstanding Loan Amount owed to such Non-Consenting Lender as of the date such Non-Consenting Lender is replaced, together with accrued and unpaid interest thereon, and any other amounts due and payable to the Non-

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Consenting Lender hereunder and under the other Loan Documents in respect of its interest in the Loan had the Loan been repaid in full at such time, (iii) such assignment does not conflict with applicable law and (iv) such assignee Lender consents to the proposed amendment, waiver or consent on account of which Borrower shall have exercised its rights pursuant to this paragraph. A Non-Consenting Lender shall not be required to make any such assignment and delegation if prior thereto, such Non-Consenting Lender consents to the applicable amendment, waiver or consent.
(g)Lockbox Account Agent. Each Lender hereby designates and appoints the Administrative Agent, as its respective agent with respect to each Lockbox Account, as applicable, and each Lender hereby authorizes the Administrative Agent to take any actions on its behalf under the provisions of the Lockbox Agreements. Each Lender hereby authorizes the Administrative Agent to execute, deliver and perform the Lockbox Agreements on its behalf, and the Administrative Agent acknowledges and agrees to take any such action on behalf of the Lender under such the Lockbox Agreements.
Section 10.31.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)the effects of any Bail-In Action on any such liability, including, if applicable:
(A)a reduction in full or in part or cancellation of any such liability;
(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.32.Pre-Negotiation Agreement. Notwithstanding anything to the contrary contained in the Loan Documents or the Lender Documents, in connection with any request, modification or other negotiation relating to the Loan between Borrower and any Lender (or any agent thereof, including any Servicer, special servicer or controlling class representative), Lender acknowledges and agrees that any pre-negotiation agreement or similar agreement to the extent required by such Lender (or agent thereof, including any Servicer, special servicer or controlling class representative) or requested by Borrower shall be in the form attached hereto as Exhibit I. Notwithstanding anything to the contrary contained in the Lender Documents, to the extent that any Mezzanine Lender or its affiliates, partners, members, officers, directors, employees, legal

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counsel, co-lenders, participants, agents (including administrative agents), servicers, special servicers, insurers, existing financing sources, investors, accountants, regulators, or financial or other professional advisors (including, without limitation, appraisers and brokers), rating agencies, trustees, depositors, certificate administrators, controlling class representatives, certificateholders, operating advisors and bondholders (collectively, “Related Parties”) discloses to Lender, or Lender’s Related Parties, any communications, discussions or negotiations relating to possible compromises, modifications, waivers, consents or deferrals of certain terms of the Loan Documents and/or the applicable Mezzanine Loan Documents, but only to the extent such communications, discussions or negotiations are not otherwise specifically required to be disclosed to Lender pursuant to the requirements of the Loan Documents or Lender Documents (“Confidential Information”), such Confidential Information shall constitute settlement negotiations, and therefore, (i) may not be used for any other purpose (including, without limitation, proof of admissions of liability or for other evidentiary purposes) and (ii) shall be inadmissible for all purposes and shall not be subject to discovery in any judicial or similar proceeding.
Section 10.33.Discounted Payoff.
(a)Notwithstanding anything to the contrary contained in this Agreement or any Lender Documents and without any obligation on the part of Borrower or Mezzanine Borrower to make, or any Lender, or any Mezzanine Lender to accept, a Discounted Payoff under this Agreement or any Mezzanine Loan Agreement, as applicable, the Mezzanine Borrower or its Affiliates shall be permitted to make a Discounted Payoff of any Mezzanine Loan; provided that, no Event of Default is continuing, and provided, further, that the Mezzanine Lender (or any individual co-lender or participant) receiving such Discounted Payoff has consented to such prepayment. Notwithstanding anything to the contrary contained in this Agreement or any Lender Documents, any prepayments made by the Mezzanine Borrower or its Affiliates in connection with a Discounted Payoff shall be applied solely to reduce the portion of the Mezzanine Loan held by the Mezzanine Lender, co-lender or participant in the Mezzanine Loan by an amount equal to the face amount of such Discounted Payoff. For purposes of calculating the Debt Yield, any portion of the Mezzanine Loan deemed outstanding upon such Discounted Payoff shall be reduced by the face amount of the Mezzanine Loan retired in connection with such Discounted Payoff.
(b)Borrower acknowledges and agrees that any Discounted Payoff of the Mezzanine Loan shall in no event be characterized by Borrower as a purchase of an interest in the Mezzanine Loan.
(c)Lender acknowledges that nothing contained in any Lender Document or any other intercreditor or co-lender arrangements among Lender and/or any Mezzanine Lender shall restrict Discounted Payoffs of all or any portion of the Mezzanine Loan (or any participation thereof) and shall permit Discounted Payoffs of a portion of the Mezzanine Loan without requiring the consent of Lender and in the event of any conflict between the Lender Documents and this Section 10.33, then this Section 10.33 shall govern and control.
Section 10.34.Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated,

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sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 10.35.Acknowledgment Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Party that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.34, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Party” means any of the following:

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1,a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
2,a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
3,a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(1)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(2)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE XI

ADMINISTRATIVE AGENT AND CO-LENDER PROVISIONS
Section 11.1.Appointment and Authorization.
(a)Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to Lender by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents for the benefit of Lenders. Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Administrative Agent shall deliver (i) to each Lender, promptly upon receipt thereof by Administrative Agent, copies of (a) each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to the terms and provisions of Section 5.1.11 that Borrower is not otherwise required to deliver directly to each Lender, (b) any notices of any lapse of any insurance policies required to be maintained hereunder, (c) any notices of any Bankruptcy Actions commenced by or against Borrower or Pledgor, and (d) any certificates, notices, and other documents delivered to Administrative Agent by Mezzanine Lender; and (ii) to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, Pledgor, any Loan Party or any other Affiliate of Borrower or Pledgor, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of any of the Debt), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the

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Lenders, and such instructions shall be binding upon all Lenders and all holders of any of the Debt, provided that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Legal Requirements. Not in limitation of the foregoing, Administrative Agent may exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Lenders have directed Administrative Agent otherwise to the extent the Lenders are permitted to do so herein. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable Lenders. In no event shall any of the foregoing or any other limitations, exceptions, qualifications and exclusions set forth herein or in the Loan Documents relieve Administrative Agent from complying at all times with the provisions of Section 11.11 hereof, and notwithstanding anything to the contrary contained in this Agreement, the other Loan Documents or the Lender Documents, Administrative Agent hereby agrees to perform its duties under this Agreement, the other Loan Documents and the Lender Documents in accordance with the Standard of Care, provided that, nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein.
(b)Citigroup Global Markets Inc., Citibank, N.A., Citigroup Global Markets Realty Corp., Citicorp USA, Inc., Citicorp North America, Inc., Citi Real Estate Funding Inc. and/or any of their affiliates (collectively, “Citibank”) shall serve as the administrative agent of the Loan so long as (a) Citibank is not the subject of a legal action in connection with the Loan, (b) there is no Event of Default, (c) there is no legal requirement, regulatory requirement or other directive of a governmental or quasi-governmental authority in any manner restricting Citibank’s ability to act in such capacity or otherwise imposing any increased burden or liability on Citibank as a result of acting in such capacity, (d) a majority interest in the Loan has not been sold in any portfolio sale which involves the sale of additional assets beyond the Loan, (e) Citibank is not removed by any co-lenders from serving in such capacity pursuant to a co-lending agreement or the terms of this Agreement, (f) there is no new internal directive that prevents Citibank from continuing to serve in such capacity (provided that any such directive affects loans other than the Loan as well), and (g) there has been no merger or other capital market transaction involving Citibank that would modify any such internal directive. So long as no Event of Default is continuing, any replacement administrative agent shall be an Eligible Assignee or such other person reasonably approved by Borrower.
Section 11.2.Citi as Lender. Citi, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though Citi were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citi in each case in its individual capacity. With respect to other transactions or matters unrelated to the Loan, Citi and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefore to the other Lenders. Further, Administrative Agent and any Affiliate may accept fees and other consideration from Borrower or any of its Affiliates for services in connection with this Agreement or otherwise pursuant to the terms and provisions of the Loan Documents or otherwise with notice of the same to the Lenders. Lenders acknowledge that, pursuant to such activities, with respect to other transactions or matters unrelated to the Loan, Citi and its Affiliates may receive information regarding any Loan Party and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.

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Section 11.3.Collateral Matters; Protective Advances.
(a)Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.
(b)Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon the indefeasible payment and satisfaction in full of all of the Debt; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document, including, without limitation, pursuant to the terms and provisions of Section 2.6; or (iii) if approved, authorized or ratified in writing by Lenders in accordance with Section 10.30 hereof. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.3.
(c)Upon any sale or transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for its benefit and the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, provided that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s reasonable opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (it being agreed that customary releases without recourse or warranty shall not be deemed to do so), and (ii) such release shall not in any manner discharge, affect or impair the Debt or any Liens upon (or obligations of Borrower, Pledgor or Guarantor in respect of) all interests retained by the Loan Parties, including the proceeds of such sale or transfer to the extent Lender is permitted to retain same herein, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably and actually incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.
(d)Administrative Agent shall have no obligation whatsoever to Lenders or to any other person to assure that the Collateral exists or is owned by Borrower or Pledgor or is cared for, protected or insured or that the liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section 11.3 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that Administrative Agent shall have no duty or liability whatsoever to Lenders except (i) to act in accordance with the Standard of Care and (ii) to the extent resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.
(e)Administrative Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances (to the extent the same represents actual out-of-pocket expenses of Administrative Agent) during any one calendar year with respect to the Property that is Collateral up to the sum

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of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon the Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to the Property; and (iii) $2,000,000. Protective Advances in excess of said sum during any calendar year for the Property shall require the consent of the Lenders. Borrower agrees to pay, within ten (10) Business Days after written demand, all Protective Advances. So long as no Event of Default has occurred and is continuing, Administrative Agent agrees to give Borrower and each Lender prior written notice of any Protective Advance to be made by Administrative Agent.
Section 11.4.Post Foreclosure Plans. If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Debt, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as administrative agent, for the ratable benefit of all Lenders. Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral together with accompanying rent rolls for such Collateral, and each Lender shall promptly contribute its share (based on its Pro Rata Share) of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated and the proceeds of such liquidation will be distributed in accordance with the Lender Documents as soon as possible. Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Lenders reasonably shall determine to be most advantageous to Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as administrative agent for Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article XI insofar as the same is appropriate or applicable.
Section 11.5.Approvals of Lenders. All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be

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inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days and such Lender does not so object within five (5) Business Days from the date Lender receives a second written request for approval from Administrative Agent (or such lesser or greater periods as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination. Notwithstanding anything in this Article XI or elsewhere in this Agreement or any other Loan Document to the contrary, including any other provision containing “notwithstanding anything to the contrary” or other similar language, Borrower may rely on any consent, approval, or any other determination made by Administrative Agent, as though such consent, approval, or other determination was made by any Lender or Lenders required to grant such consent or approval or make such determination under the Loan Documents, in each case, without having to obtain any such consent, approval or other determination from any Lender or Lenders. Borrower and the other Loan Parties shall be entitled to deal with Administrative Agent as the exclusive representative of the Lenders on all matters, shall direct all notices, reporting and requests for consents or approvals to Administrative Agent, and shall have no obligation to communicate or interface directly with any Lender.
Section 11.6.Notice of Events of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless (i) Administrative Agent has actual knowledge of such Default or Event of Default in its role as Lender or (ii) has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. If any Lender (excluding Lender which is also serving as Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to Administrative Agent such a “notice of default”. Further, if Administrative Agent receives such a “notice of default”, Administrative Agent shall give prompt notice thereof to Lenders.
Section 11.7.Administrative Agent’s Reliance. Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable to any Lender for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment) in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Loan Parties or any of their Affiliates), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender nor shall be responsible to any Lender for any statement, warranty or representation made or deemed made by the Loan Parties or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower, Pledgor or other Persons or inspect the property, books or records of Borrower, Pledgor or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in

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favor of Administrative Agent, on behalf of Lenders in any such Collateral; (d) shall have any liability to the Lenders in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, facsimile or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible to the Lenders for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. For the avoidance of doubt, this Section 11.7 shall not impair the rights of Borrower, Pledgor or Guarantor under this Agreement or the other Loan Documents.
Section 11.8.Indemnification of Administrative Agent. Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”), provided that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment, provided, further that no action taken in accordance with the directions of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.8. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its share (based on its Pro Rata Share) of any out of pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and/or collect any Debt, any workout, forbearance or modification of the Loan Documents or Debt, any “lender liability” suit or claim brought against Administrative Agent and/or Lenders, and any claim or suit brought against Administrative Agent and/or Lenders arising under any Environmental Laws, provided that no Lender shall be liable for any portion of such costs to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Such out of pocket expenses (including counsel fees) shall be advanced by Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section 11.8 shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section 11.8, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

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Section 11.9.Lender Credit Decision, Etc. Each of Lenders expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys in fact or other affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of the Loan Parties or any of their Affiliates, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each of Lenders acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, Pledgor, the other Loan Parties and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, Pledgor, the other Loan Parties and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each of Lenders also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Loan Parties of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Loan Parties or any of their Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent under this Agreement or any of the other Loan Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties or any other Affiliate thereof which may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or other Affiliates. Each of Lenders acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to any Lender.
Section 11.10.Successor Administrative Agent. For so long as an Event of Default of which Administrative Agent has given written notice to Borrower has not occurred and subject to Section 10.30(d), Citi agrees to remain Administrative Agent hereunder for the term of the Loan, unless removed by the Lenders in accordance with the terms hereof. During the continuance of an Event of Default of which Administrative Agent has given written notice to Borrower, Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving thirty (30) days’ written notice thereof to Lenders and Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default then exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this

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Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Further, any successor Administrative Agent hereunder shall be subject to the same provisions for resignation and removal as the initial Administrative Agent hereunder. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving Borrower and each Lender prior written notice. Unless an Event of Default is continuing at the time of the applicable appointment or assignment, Borrower shall not be responsible for any costs, fees or expenses incurred in connection with any resignation, removal or assignment of Administrative Agent or the appointment of any successor Administrative Agent, and no such resignation, removal, assignment or appointment shall increase any fee payable by Borrower. Upon the occurrence of any of the following, the Lenders (excluding the Lender acting as, or Affiliated with, Administrative Agent hereunder from the determination of the applicable Lenders) may, by delivering written notice to Administrative Agent, remove Administrative Agent from its role as administrative agent for the Lenders, without affecting Administrative Agent’s rights or obligations as a Lender, and appoint a successor Administrative Agent: Administrative Agent commits gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.
Section 11.11.No Set Offs. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker's lien or similar rights against any deposit account or other property or asset of Borrower could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and two-thirds (2/3rds) of the Lenders (determined by principal amount of the Loan held by such Lender(s).
Section 11.12.Defaulting Lenders.
(a)If for any reason any Lender becomes a Defaulting Lender, then, in addition to the rights and remedies that may be available to Administrative Agent or Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including, without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Administrative Agent or requested by Borrower or to be taken into account in the calculation of the number of Lenders required to approve a matter or unanimous consent of Lenders shall be suspended for such long as such Lender is a Defaulting Lender. If for any reason a Lender fails to make timely payment to Administrative Agent of any amount required to be paid to Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Administrative Agent or Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Default Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Administrative Agent in respect of a Defaulting Lender’s Commitment shall not be paid to such Defaulting Lender and shall be held by Administrative Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default. Furthermore, a Defaulting Lender shall indemnify and hold harmless Borrower, Pledgor, Guarantor, Administrative Agent and each of the other Lenders from any claim, loss, or costs incurred by Borrower, Pledgor, Guarantor, Administrative Agent and/or the other Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without

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limitation, attorneys’ fees) incurred by Borrower, Pledgor, Guarantor, Administrative Agent and any Lender as a result of and/or in connection with (i) any enforcement action brought by Borrower or Administrative Agent against a Defaulting Lender and (ii) any action brought against Borrower or Administrative Agent and/or Lenders. The indemnification provided in this Section 11.12 survive any termination of this Agreement.
(b)Any Lender, who is not a Defaulting Lender, shall have the right, but not the obligation, in its sole discretion, to acquire by assignment all of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to Administrative Agent and Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, then each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment in an amount equal to the proportion thereof such Lender’s Commitment bears to the Commitments of all Lenders exercising such right. If after such fifth (5th) Business Day, Lenders have not elected to acquire all of such Defaulting Lender’s Commitment, then Borrower may, by giving written notice thereof to Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 9.1.6 above for the purchase price provided for below, whereupon such Defaulting Lender shall no longer be a party hereto or have any right or obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such assignment, the Defaulting Lender’s interest in such Commitment and its rights hereunder (but not its liability in respect thereof or under the Loan Documents to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption Agreement and, notwithstanding Section 9.1.6, such Defaulting Lender shall pay to Administrative Agent an assignment fee in the amount of $10,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loan outstanding and owed by Borrower to the Defaulting Lender together with any other amounts owed to the Defaulting Lender in respect of its Loan as of the date when such Lender became a Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, Administrative Agent shall apply against such purchase price any amounts retained by Administrative Agent pursuant to the last sentence of the immediately preceding clause (a).
(c)Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to this Article XI or otherwise) or received by Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; (ii) second, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (iii) third, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (iv) fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(d)If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as

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of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Commitments to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 11.13.Titled Agents. Joint Lead Arrangers, Sole Bookrunner and Syndication Agent (herein, a “Titled Agent”) in their capacity as Joint Lead Arrangers, Sole Bookrunner and Syndication Agent, assume no responsibility or obligation hereunder, including for servicing, enforcement or collection of the Loan, nor any duties as an agent hereunder for Lender. The titles given to the Titled Agent are solely honorific and imply no fiduciary responsibility on the part of the Titled Agent to Administrative Agent, any Lender, any other Titled Agent, Borrower, Pledgor or any other Loan Party and the use of such titles does not impose on the Titled Agent any duties or obligations greater than those of any other Lender or entitle the Titled Agent to any rights other than those to which any other Lender is entitled.
Section 11.14.Allocation of Proceeds. If an Event of Default exists and maturity of any of the Debt and the Other Obligations has been accelerated or the Maturity Date has occurred, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Debt and the Other Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)First, to amounts due to Administrative Agent and Lenders in respect of expenses due under Section 10.13 until paid in full, and then fees;
(b)Second, to amounts due to Administrative Agent and Lenders in respect of Protective Advances;
(c)Third, to payments of interest on the Loan to be applied for the ratable benefit of Lenders, in such order as Lenders may determine in their sole discretion;
(d)Fourth, to payments of principal of the Loan to be applied for the ratable benefit of Lenders in such order as Lenders may determine in their sole discretion;
(e)Fifth, to amounts due to Administrative Agent and Lenders pursuant to any indemnifications pursuant to Section 10.13 or Section 11.8;
(f)Sixth, to payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of Lenders; and
(g)Lastly, any amount remaining after application as provided above, shall be paid to whomever else may be legally entitled thereto.
Section 11.15.Electronic Delivery of Certain Information. If requested by Administrative Agent, documents required to be delivered by Borrower pursuant to the Loan Documents shall be delivered, in addition to the method set forth in Section 10.6 above, by electronic communication and delivery, including the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com http://www.Edgar.com or www.syndtrak.com or a website sponsored or hosted by Administrative Agent), provided that no Lender has notified Administrative Agent that it cannot or does not want to receive electronic communications. Administrative Agent may, in its

4916-7727-3048v.12

discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically by Borrower may be posted by Administrative Agent on a commercial website and Administrative Agent shall notify each Lender of said posting and shall provide a link thereto. It being understood that the posting of said documents shall constitute notice and delivery of such documents to Lenders by Administrative Agent as required hereunder and delivery shall be deemed properly given pursuant to Section 10.6 as of the date of said posting by Administrative Agent. Unless otherwise requested by Administrative Agent, Borrower shall not be required to provide paper copies of any reports or other materials submitted to Administrative Agent pursuant to Section 5.1.11 or in connection with any requests for disbursements from Reserve Funds. Except for the Officer’s Certificate, Administrative Agent shall have no obligation to maintain paper copies of the documents delivered electronically and, in any event, shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents. Documents required to be delivered by Borrower may be delivered electronically to a website provided for such purpose by Administrative Agent pursuant to the procedures provided to Borrower by Administrative Agent.
Section 11.16.Possession of Documents. Each Lender shall maintain possession of its own Note. Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders (other than any Defaulting Lender) and their representatives access at all reasonable times during normal business hours to inspect such Loan Documents, related documents, records and accounts.
Section 11.17.Standard of Care. Administrative Agent will administer and service the Loan and each Note in accordance with the same care, skill, prudence and diligence with which Administrative Agent would use in the administration of the Loan or REO Property, as applicable, including, without limitation, the obligation of Administrative Agent to perform its services under this Agreement while acting in the best interest of and for the benefit of the Lenders taken as a whole: (a) in accordance with (i) applicable Legal Requirements and (ii) the terms and provisions of the Loan Documents and the Lender Documents; (b) giving due regard to best market practices, in the same manner and with the same care with which Administrative Agent generally administers similar mortgage loans with similar mortgagors, or manages real estate owned properties comparable to the Property, as applicable, held in its own portfolio; and (c) without regard to any relationship that Administrative Agent (or any of its Affiliates) may have with Borrower, Pledgor, Guarantor or any other indemnitor or other obligor under the Loan or any Affiliates of any thereof, or with any other party to the Loan Documents, the Lender Documents or their respective Affiliates (the “Standard of Care”).
Section 11.18.Distribution of Payments. Subject to Section 11.12 and Section 11.14 hereof, payments actually received by Administrative Agent, for the account of Lender, shall be paid by Administrative Agent to the Lenders promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. For the avoidance of doubt, Borrower shall have no liability and there shall be no Event of Default resulting from Administrative Agent’s breach of this Section 11.18.
Section 11.19.Erroneous Payments.
(a)Each Lender (and each participant of any of the foregoing, by its acceptance of a participation) hereby severally agrees that if (i) Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or any Affiliate of a Lender or a Secured Party) or any other Person that has received funds from Administrative Agent or any of its Affiliates, either for its own account or on behalf

4916-7727-3048v.12

of a Lender or other Secured Party (each such recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this clause (a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (ii) of clause (a) above, it shall promptly notify Administrative Agent in writing of such occurrence.
(c)In the case of either clause (i) or (ii) of clause (a) above, such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and upon demand from Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Administrative Agent and upon Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of a portion of its Loan in the amount of such portion to Administrative Agent or, at the option of Administrative Agent, Administrative Agent’s applicable lending affiliate, in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loan, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder,

4916-7727-3048v.12

Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation the portion of the Loan assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this Section 11.19 shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this Section 11.19 shall govern in the event of any conflict with the terms and conditions of Section 9.1 and (3) Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each Lender (and each participant of any of the foregoing, by its acceptance of a participation) hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Payment Recipient from any source, against any amount due to Administrative Agent under this Section 11.19 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of the Debt and the Other Obligations owed by Borrower, Pledgor or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower, Pledgor or any other Loan Party for the purpose of making a payment on the Debt and the Other Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of the Debt and the Other Obligations, the Debt and the Other Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 11.19 shall survive the resignation or replacement of Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender or the repayment, satisfaction or discharge of the Debt and the Other Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 11.19 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment. Notwithstanding anything to the contrary in this Section 11.19, no Erroneous Payment, shall pay, prepay, repay, discharge or otherwise satisfy the Debt and the Other Obligations owed by the Borrower or any other Loan Party; provided that this Section 11.19 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Debt and the Other Obligations of Borrower relative to the amount (and/or timing for payment) of the Debt and the Other Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

4916-7727-3048v.12

BORROWER:
GCDC PURCHASER PHASE 3 LLC, a Delaware limited liability company
By:    /s/ Kevin Halleran
Name: Kevin Halleran
Title: Authorized Representative
ADMINISTRATIVE AGENT:
CITIBANK, N.A., a national banking association
By:    /s/ Ana Rosu Marmann
Name: Ana Rosu Marmann
Title: Vice President
LENDER:
CITIBANK, N.A., a national banking association
By:    /s/ Ana Rosu Marmann
Name: Ana Rosu Marmann
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By:    /s/ Ryan McCollum
Name: Ryan McCollum
Title: Vice President
[Signature Page to Loan Agreement]

[Signature Page to Loan Agreement]

SCHEDULE 1.1(a)
Intentionally Omitted

SCHEDULE 1.1(b)
Intentionally Omitted

SCHEDULE 1.1(c)
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 1.1(d)
Preapproved Alterations

Property Name	Description
13720 University Boulevard, Gainesville, VA 20155 (Building 3 / Parcel B-5)	Tenant-requested post-construction improvements and modifications pursuant to the First Amendment to Lease
4917-6570-1597v.2

SCHEDULE 1.1(e)
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 1.1(f)
Aggregate Square Footage

Property Name	Square Feet
13720 University Boulevard, Gainesville, VA 20155 (Building 3 / Parcel B-5)	363,220
4917-6570-1597v.2

SCHEDULE 1.1(g)
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 1.1(h)
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 1.1(i)
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 1.1(j)
Reciprocal Easement Agreements
ARTICLE I.Reciprocal Easement and Maintenance Agreement, dated July 14, 2020, by and among the parties named therein, recorded July 15, 2020, in the Clerk’s Office of the Circuit Court of Prince William County, Virginia, as Instrument No. 202007150058374, as affected by Estoppel Certificate, dated June 22, 2023, recorded as Instrument No. 202306230032045, and Estoppel Certificate, dated August 15, 2023, recorded as Instrument No. 202308150042347.
ARTICLE II.Gainesville Crossing Campus Second Amended and Restated Declaration of Covenants, Conditions and Restrictions by GCDC Purchaser LLC, a Delaware limited liability company, dated June 23, 2026, and recorded July 2, 2026 as Instrument No. 202607020040274 in the Clerk’s Office of the Circuit Court of Prince William County, Virginia, together with any and all further modifications and amendments thereto.
4917-6570-1597v.2

ARTICLE III.
SCHEDULE 1.1(k)
Net Operating Income Calculation

4917-6570-1597v.2

SCHEDULE 1.1(l)
Intentionally Omitted

4917-6570-1597v.2

SCHEDULE 1.1(m)
ARTICLE IV.Intentionally Omitted

4917-6570-1597v.2

SCHEDULE 1.1(n)
Permitted Encumbrances
None.

4917-6570-1597v.2

SCHEDULE 1.1(o)
Intentionally Omitted

4917-6570-1597v.2

SCHEDULE 1.1(p)
Intentionally Omitted

4917-6570-1597v.2

SCHEDULE 2.9
Section 2.9 Certificate
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower in writing and deliver promptly to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower), or promptly notify the Borrower in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[___________]

4917-6570-1597v.2

By:
4917-6570-1597v.2

U.S. TAX COMPLIANCE CERTIFICATE
4917-6570-1597v.2

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[___________]
By:
Name:
Title:
4917-6570-1597v.2

U.S. TAX COMPLIANCE CERTIFICATE
4917-6570-1597v.2

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
4917-6570-1597v.2

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[___________]
By:
Name:
Title:
4917-6570-1597v.2

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower in writing and deliver promptly to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed
4917-6570-1597v.2

and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[___________]
By:
Name:
Title:
4917-6570-1597v.2

SCHEDULE 4.1.1
Organizational Chart of Borrower
[Attached]

4917-6570-1597v.2

SCHEDULE 4.1.4
Litigation
None.
4917-6570-1597v.2

SCHEDULE 4.1.5
Agreements
None.
4917-6570-1597v.2

SCHEDULE 4.1.6
Title
None.
4917-6570-1597v.2

SCHEDULE 4.1.12
Condemnations
None.
4917-6570-1597v.2

SCHEDULE 4.1.16
Combined Lots
None.
4917-6570-1597v.2

SCHEDULE 4.1.17
Assessments
None.
4917-6570-1597v.2

SCHEDULE 4.1.22
Zoning Issues
None.
4917-6570-1597v.2

SCHEDULE 4.1.26(a)
Leases
None.
4917-6570-1597v.2

SCHEDULE 4.1.26(b)
Rent Roll Discrepancies
None.
4917-6570-1597v.2

SCHEDULE 4.1.26(c)
Notice of Tenant Defaults Under Major Leases
None.
4917-6570-1597v.2

SCHEDULE 4.1.26(d)
Prepaid Rent
None.
4917-6570-1597v.2

SCHEDULE 4.1.26(e)
Outstanding Landlord Work
None.

4917-6570-1597v.2

SCHEDULE 4.1.26(f)
Rights of First Refusal or Similar Rights

Property	Tenant Name	Option Type
13720 University Boulevard, Gainesville, VA 20155 (Building 3 / Parcel B-5)	Single Tenant Lease Tenant
Tenant has a right of first offer and a right of first refusal to purchase the Property, including any present or future buildings on the Property, in the event Borrower decides to sell its interest in any portion of the
Property during the term of the
Lease, subject to certain transactions (e.g., transfers to
affiliates, portfolio sales, and in
connection with collateral
assignments to qualified
institutional lenders).

4917-6570-1597v.2

SCHEDULE 4.1.26(g)
Tenant Termination Rights

Property	Tenant Name	Termination Right
13720 University Boulevard, Gainesville, VA 20155 (Building 3 / Parcel B-5)	Single Tenant Lease Tenant	Tenant may terminate the Lease at any time during the Initial Term upon 365 days’ notice and payment of a one-time termination fee equal to 100% of the Base Rent payable for the unexpired remainder of the Initial Term plus the estimated operating expenses for such remainder, and at any time during an Extension Term upon 365 days’ notice and payment of a declining termination fee based on the unexpired portion of the first 60 months of such Extension Term.
4917-6570-1597v.2

SCHEDULE 4.1.28
Borrower Principal Place of Business
The principal place of business for Borrower is: c/o Blue Owl Real Estate Capital LLC, 150 North Riverside Plaza, 37th Floor, Chicago, Illinois 60606.
Borrower is organized under the laws of the State of Delaware.
4917-6570-1597v.2

SCHEDULE 4.1.30
Special Purpose Entity/Separateness
None.
4917-6570-1597v.2

SCHEDULE 4.1.31
Management Agreement
ARTICLE I.Property Management Agreement, dated as of November 10, 2026, between GCDC Purchaser Phase 3 LLC, a Delaware limited liability company, and STACK Infrastructure, Inc., a Delaware corporation.
4917-6570-1597v.2

SCHEDULE 4.1.33

No Change in Facts or Circumstances; Disclosure
None.
4917-6570-1597v.2

SCHEDULE 4.1.38
Equipment, Fixtures and Personal Property
None.
4917-6570-1597v.2

SCHEDULE 4.1.40
Underwriting Representations
None.
4917-6570-1597v.2

SCHEDULE 4.1.41
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 5.1.30
Intentionally Omitted
4917-6570-1597v.2

SCHEDULE 5.2.10
REIT Election
(I)In the event (i) a corporation or other Person that is or elects to be a real estate investment trust (a “REIT”) for federal income tax purposes currently owns a direct or indirect interest in Borrower, or (ii) in connection with any Transfer that is permitted pursuant to Section 5.2.10 and which is made in accordance with and otherwise satisfies the applicable terms and conditions set forth in Section 5.2.10(a) through (e), a REIT acquires directly or indirectly all or a portion of the equity interests in Borrower, Borrower shall have the right to cause the formation of one or more New TRS Borrowers (as defined below) and to make certain modifications to the organizational documents and organizational structure of Borrower and its Affiliates as expressly set forth in this Schedule 5.2.10 below (a “TRS Restructuring”) so long as the following conditions shall be satisfied, as applicable:
(II)With respect to a TRS Restructuring:
Section 2.1.Borrower shall have the right to cause one or more Individual Properties to be transferred to one or more wholly-owned subsidiaries of one or more Borrowers or an Affiliate of Borrower which are under common Control with Borrower or Guarantor that is either newly formed or was newly formed in connection with a previous TRS Restructuring (each a “New TRS Borrower”);
Section 2.2.Borrower shall enter into amendments of its organizational documents in the event that the New TRS Borrower shall be a direct subsidiary of Borrower to reflect the formation of the New TRS Borrower and, if applicable, the ownership interest in the New TRS Borrower;
Section 2.3.New TRS Borrower shall execute a joinder to the Loan Documents in form and substance reasonably acceptable to Administrative Agent and Borrower, agreeing to be bound by all of the terms, covenants and conditions of the Loan Documents, and Borrower and Administrative Agent shall execute an amendment to this Agreement, in form and substance seasonably acceptable to Administrative Agent and Borrower, to (A) modify Section 4.1.30 of this Agreement to permit the formation of New TRS Borrower and (B) permit the New TRS Borrower to be taxed as a corporation for U.S. federal income tax purposes;
Section 2.4.In the event that the New TRS Borrower shall be (A) a direct subsidiary of Borrower, at Administrative Agent’s option, Borrower shall deliver a pledge and security agreement with respect to 100% of the equity interests in such New TRS Borrower, in form and substance reasonably acceptable to Administrative Agent and a UCC title insurance policy in form reasonably acceptable to Administrative Agent insuring the lien of such pledge agreement on the pledged collateral thereunder or (B) an Affiliate of Borrower, Borrower shall
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cause the equity owner of such New TRS Borrower (the “TRS Pledgor”) to (X) deliver a pledge and security agreement in favor of Administrative Agent, for the ratable benefit of Lender, with respect to 100% of the equity interests in the New TRS Borrower, in form and substance reasonably acceptable to Administrative Agent and Borrower; and
Section 2.5.Borrower shall deliver to Administrative Agent, at its sole cost and expense, endorsements to the Title Insurance Policies, as Administrative Agent may deem necessary in connection with the TRS Restructuring, confirming the Administrative Agent’s valid first lien on the Properties, which endorsement shall insure that the Properties shall not be subject to any additional exceptions or liens other than those contained in the relevant Title Insurance Policy issued on the date hereof and any other Permitted Encumbrances.
Section 2.6.no Event of Default has occurred and is continuing and no Event of Default shall occur as a result of such event;
Section 2.7.Borrower shall deliver to Administrative Agent, the organizational documents of each New TRS Borrower which shall provide that New TRS Borrower shall be a Special Purpose Entity, and at the option of Borrower, New TRS Borrower shall not be required to be a disregarded entity for U.S. federal income tax purposes, and shall otherwise be in form and substance reasonably acceptable to Administrative Agent;
Section 2.8.Borrower shall deliver to Administrative Agent (i) evidence of the New TRS Borrower’s, as applicable, organization and good standing and the qualification of the signers to execute the documents contemplated by this Schedule 5.2.10, (ii) an operating agreement of the New TRS Borrower’s conforming to the operating agreement of Borrower with such changes as may be required to reflect the organizational structure of the New TRS Borrower and (iii) officer’s certificates and resolutions with respect to the REIT Election and all other documents contemplated by this Schedule 5.2.10, each, in form and substance reasonably acceptable to Administrative Agent, which documents shall include certified copies of all documents relating to the organizational and formation of the New TRS Borrower;
Section 2.9.Administrative Agent shall have reasonably consented to the TRS Restructuring;
Section 2.10.Borrower shall deliver customary UCC, judgment, bankruptcy, tax lien and litigation searches related to the REIT, the New TRS Borrower and any other intermediate entities that are owned and/or Controlled by the REIT and own and/or Control Borrower and/ or the New TRS Borrower, as applicable, which may be requested by Administrative Agent in the applicable jurisdictions, which are reasonably acceptable to Administrative Agent;
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Section 2.11.New TRS Borrower, shall be a Special Purpose Entity and shall covenant to comply with the provisions of Section 4.1.30 and Section 5.1.29 and the ownership and control restrictions of Section 5.2.10 hereof;
Section 2.12.Administrative Agent shall receive evidence that the single purpose nature and bankruptcy remoteness of each New TRS Borrower, Borrower, each Mezzanine Borrower and SPE Constituent Entity following the REIT Election have not been adversely affected and are in accordance with the terms and provisions of the Loan Documents, which requirement shall include an Additional Insolvency Opinion and new enforceability and corporate opinions as Administrative Agent may reasonably require from Borrower’s counsel with respect to the New TRS Borrower and the documents delivered pursuant to this Schedule 5.2.10, each in form and substance reasonably acceptable to Administrative Agent;
Section 2.13.Borrower, without any cost to Administrative Agent, shall furnish any information requested by Administrative Agent with respect to the New TRS Borrower for the preparation of, and shall authorize Administrative Agent to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents reasonably requested by Administrative Agent in order to perfect Administrative Agent’s interest in the collateral described therein. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect;
Section 2.14.Borrower shall (1) execute such documents and instruments and obtain such opinions of counsel as are typical for similar transactions and (2) satisfy all other requirements required by any Rating Agencies in connection with such REIT Election;
Section 2.15.Borrower shall execute such any amendments to the Loan
Documents reasonably requested by Administrative Agent to reflect the new TRS Borrower each in form and substance reasonably acceptable to Administrative Agent and to the extent a replacement guaranty is not being executed in connection with a REIT Election, Guarantor shall execute an agreement consenting to such REIT Election and reaffirming its obligations under the existing Guaranty;
Section 2.16.Borrower shall deliver to Administrative Agent, evidence that Mezzanine Borrower shall have complied with the respective requirements of Schedule 5.2.10 of the Mezzanine Loan Agreement with respect to the REIT Election; and
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(III)Borrower shall reimburse Administrative Agent for any actual costs and expenses it reasonably incurs arising from the transactions contemplated by this Schedule 5.2.10 (including, without limitation, reasonable attorneys’ fees and expenses).
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SCHEDULE 5.2.14
Leasing Matters
None.
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EXHIBIT A
Intentionally Omitted
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EXHIBIT B
Form of Subordination, Non-Disturbance and Attornment Agreement
[Attached]
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EXHIBIT C
Form of Excess Cash Flow Guaranty
[Attached]
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EXHIBIT D
Intentionally Omitted
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EXHIBIT E
Form of Assignment and Assumption Agreement
[Attached]
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EXHIBIT F
Intentionally Omitted
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EXHIBIT G
Intentionally Omitted
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EXHIBIT H
Intentionally Omitted
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EXHIBIT I
Form of Pre-Negotiation Agreement
[Attached]

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